As filed with the Securities and Exchange Commission on December 13, 2006
Registration No. 333-136879
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST
(a Delaware Statutory Trust)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Organization)	6221 (Primary Standard Industrial Classification Code Number)	20-540 7663 I.R.S. Employer Identification Number)

Brookshiretm Raw Materials Management, LLC
Dufferin Liberty Centre
219 Dufferin Street, Suite 300A
Toronto, Ontario M6K 1Y9 Canada
888-877-2719
(Address and telephone number of registrant’s principal executive offices)	John M. Marshall
Brookshiretm Raw Materials Management, LLC
Dufferin Liberty Centre
219 Dufferin Street, Suite 300A
Toronto, Ontario M6K 1Y9 Canada
888-877-2719
(Name, address and telephone number of agent for service)

Copies to:

Robert G. Frucht, Esq.
Buchanan Ingersoll & Rooney PC
One Chase Manhattan Plaza
New York, New York 10005-1417
(212) 440-4471

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Proposed Maximum	Amount of
Title of Each Series	Number of Securities	Aggregate Offering	Registration
of Securities to be Registered	to be Offered	Price*	Fee**
Brookshiretm Raw Materials (U.S.) Core Fund	25,000,000	$250,000,000	$26,750.00
— Units, USD Class
— Units, CDN Class
Brookshiretm Raw Materials (U.S.) Agriculture Fund	6,250,000	$62,500,000	$6,687.50
— Units, USD Class
— Units, CDN Class
Brookshiretm Raw Materials (U.S.) Metals Fund	6,250,000	$62,500,000	$6,687.50
— Units, USD Class
— Units, CDN Class
Brookshiretm Raw Materials (U.S.) Energy Fund	6,250,000	$62,500,000	$6,687.50
— Units, USD Class
— Units, CDN Class
Brookshiretm Raw Materials (U.S.) Accelerated Core Fund	6,250,000	$62,500,000	$6,687.50
— Units, USD Class
— Units, CDN Class
Total Units of Beneficial Interest	50,000,000	$500,000,000	$53,500.00

*	The proposed maximum aggregate offering price has been calculated assuming that all Units were sold at the price of US$10 per Unit.
**	The amount of the registration fee for each Fund of Units is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities act or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED          , 2006
BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

	Minimum
	Number of
	Units to be Sold	Maximum		Maximum
	during the Initial	Number of Units	Price to the Public	Upfront Selling	Proceeds to each
	Offering Period†	to be Offered	Per Unit‡	Commissions*	Fund**

Brookshiretm Raw Materials (U.S.) Core Fund	500,000	25,000,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Agriculture Fund	100	6,250,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Metals Fund	100	6,250,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Energy Fund	100	6,250,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Accelerated Core Fund	100	6,250,000	$10.00	3%	97%

The Brookshiretm Raw Materials (U.S.) Trust is organized in five separate series as a Delaware statutory trust. Each series of the Trust, called a Fund, will issue units of beneficial interest, or Units. The Units will be issued in classes, or Classes.

Brookshiretm Raw Materials Management, LLC will serve as the Managing Owner and commodity pool operator of the Trust and each Fund. In general, the minimum initial subscription in any Fund is $2,000 in the currency of the Class in that Fund. Units for each Fund will be offered for 60 days from the start of the offering (unless extended by the Managing Owner). This period may be shorter if the subscription minimum for such Fund is reached before that date.

Before you decide whether to invest in a Fund, read this entire Prospectus carefully. The Units are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN A FUND.
PLEASE REFER TO “THE RISK FACTORS” BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

•	You could lose a substantial portion or all of your investment in any Fund.

•	Commodity trading is speculative and the index upon which each Fund’s trading will be based, is likely to be volatile and could suffer from periods of prolonged decline in value.

•	Each Fund is subject to numerous actual and potential conflicts of interest.

•	Each Fund will incur substantial fees and expenses which may not be offset by trading profits.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

None of the Funds are a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and none of them is subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. Units are neither interests in nor obligations of any of the Managing Owner, the Trustee or any of their respective affiliates. The Units are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

†	In order for the Core Fund to commence trading, a minimum of not less than 500,000 Units (USD Class Units and CDN Class Units combined) of the Core Fund must be sold. In order for any other Fund to commence trading, the Core Fund must commence trading and a minimum of 100 Units (USD Class Units and CDN Class Units combined) of such Fund must be sold.

‡	Each Fund is offering two Classes of Units, one denominated in U.S. Dollars and one denominated in Canadian Dollars. During the Initial Offering Period, Units will be sold at the initial offering price of US$10.00 per Unit for USD Class Units and CDN$10.00 per Unit for CDN Class Units. During the Continuous Offering Period, Units may be purchased at the then-current net asset value per Unit of the applicable Fund and will be offered each Business Day until the maximum number of such Fund’s Units which are registered are outstanding and the Managing Owner may terminate such period at any time.

*	The Selling Agents, including Oakbrook Investment Brokers, Inc., will use their “best efforts” to sell Units of each Fund. This means that the Selling Agents are not required to sell any specific number or dollar amount of Units. The Selling Agents are entitled to receive a selling fee between .5% and 3% of the purchase price of each Unit. Each Selling Agent, subject to negotiation with its customer, determines its subscription fee (in such range) charged such customer. Therefore, the proceeds to each Fund may be greater than 97% if the maximum selling commission is not incurred.

**	Until the Initial Offering Period closes, all subscription proceeds received prior to that date will be held in an escrow account by HSBC Trust, U.S.A., as Escrow Agent. If the minimum requisite Units are not sold for any Fund within the Initial Offering Period and any extension thereof, the Escrow Agent will promptly send a refund to each investor of the applicable Fund, without interest and without deduction of any fees or other amounts, after the end of the Initial Offering Period (or such extension). During the Continuous Offering Period, the net proceeds will be turned over to such Fund for trading.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 60 THROUGH 63 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, IN THE SUPPLEMENT TO THIS PROSPECTUS FOR EACH INDIVIDUAL FUND.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS APPLICABLE TO THIS INVESTMENT AT PAGES 18 THROUGH 30.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT ON THE SEC’S WEB SITE AT http://www.sec.gov OR AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE WHICH LEGALLY FORMS A PART OF THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROSPECTUS IS IN TWO PARTS: (I) A DISCLOSURE DOCUMENT AND (II) A STATEMENT OF ADDITIONAL INFORMATION ATTACHED AS PART II TO THIS PROSPECTUS. THESE PARTS ARE BOUND TOGETHER, AND BOTH PARTS CONTAIN IMPORTANT INFORMATION.

i

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE MANAGING OWNER, OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE UNITS IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF EACH FUND AND THE TRUST WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS AND REDEMPTION BOOKS AND RECORDS WILL BE MAINTAINED AT THE OFFICES OF THE MANAGING OWNER; ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING TRUST ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY THE MANAGING OWNER. ALL OTHER BOOKS AND RECORDS OF EACH FUND AND THE TRUST (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND AND THE TRUST’S FUTURES COMMISSION MERCHANTS) WILL BE MAINTAINED AT THE TRUST’S PRINCIPAL OFFICE, C/O STEPHEN Z. ADAMS. LIMITED OWNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION AND THE NATIONAL FUTURES ASSOCIATION REQUIREMENTS WILL BE POSTED ON THE TRUST’S WEBSITE AT http://www.brookshirerawmaterialsfunds.com. ADDITIONAL REPORTS MAY BE POSTED ON THE TRUST’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED OWNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO UNITS OF THE TRUST NECESSARY FOR THE PREPARATION OF LIMITED OWNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND NEITHER THE TRUST NOR ANY FUND IS SUBJECT TO THE REGULATIONS UNDER THE INVESTMENT COMPANY ACT.

THERE IS NO GUARANTEE THAT INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE APPEARING ON THE COVER.

AFTER ANY OF THE FUNDS BEGINS TRADING, THIS PROSPECTUS MUST BE ACCOMPANIED BY A RECENT MONTHLY REPORT OF SUCH FUND.

THE SELLING AGENTS FOR EACH FUND MUST DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE TRUST.

STATE SUITABILITY REQUIREMENTS

Listed below are certain suitability or minimum investment requirements applicable to residents of the states shown. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “net worth” means net worth exclusive of home, home furnishings, and automobiles; “annual income” means annual gross income; and “taxable income” means annual taxable income for federal income tax purposes.)

State	Income Requirements	Net Worth Requirements

All States	Minimum annual gross income of $45,000 if net worth is less than $150,000 and at least $45,000.	Minimum of $150,000 or Minimum of $45,000 (with minimum annual gross income of $45,000).
The following additional requirements are applicable if you are a resident of the following states:
Alabama, Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, North Carolina, Oregon and South Carolina	Minimum annual gross income of $60,000 if net worth is less than $225,000.	Minimum of $225,000 or Minimum of $60,000 (with minimum annual gross income of $60,000).
Iowa and Texas	Minimum annual taxable income of $60,000 if net worth is less than $225,000.	Minimum of $225,000 or Minimum of $60,000 (with minimum taxable income of $60,000).
Maine	Minimum annual gross income of $50,000 if net worth is less than $200,000.	Minimum of $200,000 or Minimum of $50,000 (with minimum annual gross income of $50,000).
Pennsylvania	Minimum annual taxable income of $50,000 if net worth is less than $175,000. In addition, the investment cannot exceed 10% of investor’s net worth.	Minimum of $175,000 or Minimum of $100,000 (with minimum annual taxable income of $50,000). In addition, the investment cannot exceed 10% of investor’s net worth.
Ohio		Investment may not exceed 10% of the investor’s liquid net worth.

SUMMARY OF THE PROSPECTUS

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the Statement of Additional Information to the Prospectus, before deciding to invest in the Units in any Fund. In addition, this Prospectus summarizes certain material agreements pursuant to which the Trust and Funds will operate. The summaries contained herein are not complete. These agreements are available in their entirety from the Administrator, Mintz Fund Services Inc., 1 Concorde Gate, Suite 200, Toronto, Ontario Canada M3C4G4. Forms of these agreements are filed as exhibits to the Registration Statement filed with the U.S. Securities and Exchange Commission (“SEC”) and may be obtained from the SEC’s website at www.sec.gov. Investors are urged to consult these agreements in their entirety. This Prospectus is intended to be used beginning          , 2006.

The Trust and Units	Brookshiretm Raw Materials (U.S.) Trust, or the Trust, was formed on August 16, 2006, as a Delaware statutory trust with separate series, or each, a Fund of units of beneficial interest, or the Units, pursuant to the requirements of the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust’s office in the State of Delaware is c/o CSC Trust Company of Delaware, Little Falls Centre One, 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808. The principal offices of the Trust and Brookshiretm Raw Materials Management, LLC, a Delaware limited liability company, or the Managing Owner, are located at Dufferin Liberty Centre, 219 Dufferin Street, Suite 300A, Toronto, Ontario Canada M6K 1Y9. The term of the Trust will expire on August 1, 2050 (unless terminated earlier in certain circumstances).

The Units of each Fund will be separated into two Classes: a U.S. Dollar Class, or USD Class, and a Canadian Dollar Class, or CDN Class.

Investment Risks	An investment in Units in any Fund is speculative and involves a high degree of risk. The summary of risk factors set forth below are intended merely to highlight certain risks that are common to all the Funds. Each Fund has particular risks that are set forth elsewhere in this Prospectus.

• You could lose a substantial portion or all of your investment in any Fund.

• Commodity trading is speculative and the index upon which each Fund’s trading will be based is likely to be volatile and could suffer from periods of prolonged decline in value.

• The Funds have no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in any Fund. The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and has only a limited history of past performance.

• There are currently no public markets for the Units and none are expected to develop. The Trust Agreement of the Trust restricts the transferability and assignability of the Units of each Fund.

• Each Fund is subject to numerous actual and potential conflicts of interest, including those arising from the fact that the Funds do not have an independent trading advisor, and that the Managing Owner also serves as the commodity pool operator or commodity trading advisor for other commodity pools and accounts.

• Your annual tax liability is anticipated to exceed cash distributions to you.

• Each Fund will incur substantial fees and expenses which may not be offset by trading profits, including but not limited to a management fee of 1% per annum, a subscription fee of 0.5% to 3% and trailing fees of 1% per annum paid to the Selling Agents.

• If you redeem all or a portion of your Units in any Fund on or before the end of a 90 day period following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of 2% of the net asset value at which your Units are redeemed.

• Substantial redemptions of Units in a Fund may cause such Fund to temporarily become leveraged. Conversely, substantial subscriptions for Units may cause a Fund to temporarily be under-invested, or hold excessive cash cover.

• The prices of commodity futures and forward contracts are highly unpredictable and volatile, and are influenced by factors including, without limitation, acts of nature, agricultural, fiscal, monetary and exchange control programs and policies of governments.

• None of the Funds will provide any benefit of diversification to your overall portfolio unless the Fund in which you are a Limited Owner produces returns that are independent from stock and bond market returns.

• Since the Trust’s functional currency is the U.S. dollar (meaning that the Trust will pay its fees and expenses in such currency), a Limited Owner in the CDN Class of any Fund will bear the currency exchange rate risk associated with an investment denominated in Canadian currency. Accordingly, if the Canadian dollar depreciates against the U.S. dollar, investors in a CDN Class will suffer adverse consequences.

See “RISK FACTORS” starting on page 16 for additional risks you should consider.

The Indices	In March 2005, Brookshiretm Raw Materials Group Inc., an Ontario, Canada incorporated company, or Brookshire, an affiliate of the Managing Owner, developed the Brookshiretm International Raw Materials Index, or BIRMItm, which is an index that is notionally composed of raw materials employed in the world economy and traded in developed markets as commodity futures and forward contracts. Each commodity is allocated a fixed weight within the BIRMItm. The 26 commodities that currently comprise the BIRMItm range from metals and minerals (such as gold, silver, aluminum and lead) and energy products (such as oil, gasoline and natural gas) to agricultural products (such as corn, cotton and wheat).

In addition to the BIRMItm, Brookshire also has developed four indices that are derived from the BIRMItm, each with commodities weights that approximately correspond with the commodities contained in the BIRMItm. These indices are:

• Brookshiretm International Raw Materials Index Agriculture, or BRMAGtm;

• Brookshiretm International Raw Materials Index Metals, or BRMMEtm;

• Brookshiretm International Raw Materials Index Energy, or BRMENtm; and

• Brookshiretm International Raw Materials Index Accelerated, or BRMXLtm.

Except for the BRMXLtm, each of the other indices will only notionally purchase futures and forward contracts to the extent that the indices have available funds or cash cover. The BRMXLtm, however, will notionally purchase approximately 50% more commodity futures and forward contracts than it has cash cover.

Each of the indices is separately maintained in the currency of each Class.

Each of the indices invests non-margin requirements in a portfolio of investment grade fixed income securities, cash and cash equivalents of the same currency denomination as that of the Class.

The Managing Owner has been granted a non-exclusive license by Brookshire to use the indices in the U.S. pursuant to the License Agreement (which includes a Licensing Fee to be paid by each Fund to Brookshire). See “SUMMARY OF MATERIAL AGREEMENTS — The License Agreement”.

The Funds	Each Fund will engage in the speculative trading of a diversified portfolio of futures and forward contracts designed to approximately replicate the investment methodology of its corresponding index.

Each Fund will purchase long-only positions (no short positions) in a commodities portfolio of commodity futures and forward contracts, or the Commodities Portfolio.

The Managing Owner intends that any commodity futures and forward contract traded by a Fund will be exchange-traded, except where the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable. In such circumstances, a Fund will trade commodity futures and forward contracts wherever possible, including in the over-the-counter markets.

Assets of each Fund not required by such Fund to satisfy minimum commodities futures and forward contract margin requirements will be invested in a portfolio of government treasury securities and other high credit quality short-term fixed income securities, or the Fixed Income Portfolio, and cash and cash equivalents of the same currency denomination as that of the applicable Class, to the extent reasonably possible. For example, assets relating to CDN Class Units will principally be denominated in Canadian government treasury securities, other high credit quality Canadian dollar denominated short-term fixed income securities, and Canadian cash and cash equivalents.

Except for the Accelerated Core Fund, the Funds do not intend to employ leverage meaning that initially and upon each re-balancing of the Fund’s Commodity Portfolio, or a Re-Balancing the settlement cost of each such Fund’s Commodity Portfolio will approximately be fully covered by the value of its Fixed Income Portfolio, cash and cash equivalents. The Accelerated Core Fund will utilize approximately 50% leverage, meaning that, initially and upon each Re-Balancing, the settlement cost of that Fund’s Commodity Portfolio will approximately be 50% more than the value of its Fixed Income Portfolio, cash and cash equivalents.

Re-Balancing of each Fund will take place approximately once each month, to replicate, to the extent reasonably possible, the commodities weightings of the applicable Fund’s corresponding index.

Between Re-Balancings, the Managing Owner reserves the right to adjust each Fund’s Commodities Portfolio, Fixed Income Portfolio and cash cover to restore each Fund to its designated level of leverage.

Each Fund will not replicate exactly the performance of its corresponding index because, among other things, the total return generated by such Fund’s portfolio will be reduced by transaction costs and other expenses of that Fund, whereas such transaction costs and expenses are not included in the calculation of each index; a portion of a Fund’s portfolio may remain in such Fund’s Fixed Income Portfolio or cash for cash cover to fund redemptions and other expenses of that Fund, so such Fund may not be fully invested; and the Re-balancing of each Fund takes place approximately monthly on a date to be determined each month, while each index is generally Re-balanced on the last day of each month being a date on which the New York Mercantile Exchange (NYMEX) is open for business, or a Business Day. Further, while each of the various commodities comprising the holdings of a Fund will, to the extent reasonably possible, replicate its percentage weight in the corresponding index, funds permitting, each commodity will not all at all times exactly replicate its percentage allocation in its corresponding index.

The Managing Owner is responsible to make and implement all trading decisions.

Generally, if the performance of a Fund exceeds the fees and expenses of such Fund, then the value of an investment in such Fund should appreciate. Correspondingly, if the performance of a Fund does not exceed the fees and expenses of such Fund then the value of an investment in such Fund will depreciate.

After the Initial Offering Period, the Managing Owner intends to make the net asset value of each Class of each Fund publicly available at www.brookshirerawmaterialsfunds.com, which website and the information thereon are not, and should not be, deemed to be, incorporated by reference in this Prospectus.

There can be no assurance that the Funds will achieve their investment objectives or avoid substantial losses. The Funds have not commenced trading and do not have any performance history.

Core Fund	The investment objective of Brookshiretm Raw Materials (U.S.) Core Fund, or the Core Fund, is to approximately replicate the performance of the BIRMItm.

Agriculture Fund	The investment objective of Brookshiretm Raw Materials (U.S.) Agriculture Fund, or the Agriculture Fund, is to approximately replicate the performance of the BRMAGtm.

Metals Fund	The investment objective of Brookshiretm Raw Materials (U.S.) Metals Fund, or the Metals Fund, is to approximately replicate the performance of the BRMMEtm.

Energy Fund	The investment objective of Brookshiretm Raw Materials (U.S.) Energy Fund, or the Energy Fund, is to approximately replicate the performance of the BRMENtm.

Accelerated Core Fund	The investment objective of Brookshiretm Raw Materials (U.S.) Accelerated Core Fund, or the Accelerated Core Fund, is to approximately replicate the performance of the BRMXLtm.

Trustee	CSC Trust Company of Delaware, or the Trustee, a Delaware banking corporation, is the Trust’s sole trustee. Under the Trust Agreement of the Trust, the Trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and, accordingly, the Trustee has only nominal duties and liabilities to the Trust.

Net Asset Value	The net asset value, or the NAV, of the Trust and of each Fund is equal to total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value. The Trust and each Fund and each Class within the Fund will have its respective net asset value determined in accordance with the foregoing and based upon the assets and liabilities attributable to the Fund and Class. The Managing Owner will calculate the net asset value each Business Day. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.”

Nominal Net Asset Value	The nominal net asset value, or NNAV, of a Fund is equal to the net asset value of the Fund, plus in the case of the Accelerated Core Fund, any notional funding or value utilized by the Fund. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.”

Managing Owner	Brookshiretm Raw Materials Management, LLC, a Delaware limited liability company, formed on October 18, 2005, is the Managing Owner. The Managing Owner is responsible for managing the day-to-day operations of the Trust and each Fund. See “DESCRIPTION OF TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES — The Managing Owner.”

Custodian	HSBC TRUST, U.S.A. is the Custodian for the Trust and each Fund. Pursuant to the Custody Agreement between the Trust and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement. See “THE CUSTODIAN AND FUTURES COMMISSION MERCHANTS.”

Futures Commission Merchants	A variety of executing and clearing brokers referred to as futures commission merchants, or FCMs, will execute futures transactions on behalf of the Trust. The primary account of the Trust is currently at Fimat USA, LLC.

Administrator	The Managing Owner, on behalf of the Trust and each Fund, has entered into an Administration Agreement with Mintz Fund Services Inc., to act as the administrator, or the Administrator, of the Trust and each Fund. See “THE ADMINISTRATOR.”

Selling Agents	Oakbrook Investment Brokers, Inc., or Oakbrook, will act as the exclusive Selling Agent on behalf of the Trust. Oakbrook and the Managing Owner intend to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the National Association of Securities Dealers, Inc, or the NASD, as the Trust’s selling agents, or the Selling Agents. The Selling Agents (including Oakbrook) will use their “best efforts” to sell Units which means that Selling Agents are not required to sell any specific number or dollar amount of Units.

The managing owner has set the range of subscription fee that a Selling Agent may receive between .5% and 3%. Each Selling Agent, subject to negotiation with its customer subscribing for Units, determines its subscription fee (in such range) it will charge its customers. It is the responsibility of each Selling Agent to notify the Managing Owner of the subscription fee (not to exceed 3% of the purchase price of the Units) charge to such customer that subscribes for Units. Oakbrook may be paid a portion of subscription and trailing fees received by Selling Agents; provided that subscription fees and trailings shall not exceed the limits set forth above.

Limitation of Liabilities	You cannot lose more than your investment in any Fund in which you invest, and it is intended that you will not be subject to the losses or liabilities of any Fund in which you have not invested. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement” for a more complete explanation.

Who May Subscribe	An investment in the Trust is speculative and involves a high degree of risk. The Trust is not suitable for all investors. You should only invest a limited portion of your portfolio in a Fund. At a minimum you must have:

• a net worth (exclusive of your home, home furnishings and automobiles) of at least $150,000; or

• a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A significant number of states impose substantially higher suitability standards than the minimums described above on residents of their states who subscribe for the Units. Before investing, you should review the minimum suitability requirements for your state of residence which are described in “WHO MAY SUBSCRIBE — State Suitability Requirements.” These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in any Fund is suitable for you.

The Managing Owner may, in its sole discretion, partially or totally reject any subscription for Units at any time before settlement.

See “WHO MAY SUBSCRIBE” beginning on page 65 of this Prospectus.

What You Must Understand Before You Subscribe	You should not subscribe for Units unless you understand:

• The fundamental risks and possible financial hazards of the investment;

• The investment objective of each Fund in which you will invest;

• The tax consequences of this investment;

• The fees and expenses to which you will be subject; and

• Your rights and obligations as a Limited Owner.

See “RISK FACTORS,” “FEES AND EXPENSES,” and “FEDERAL INCOME TAX CONSEQUENCES,” and the “STATEMENT OF ADDITIONAL INFORMATION,” for further important information regarding this investment in which you wish to invest.

Your Minimum Subscription and Unit Pricing	Minimum required subscriptions and Unit prices are as follows:

Your minimum initial subscription in any Fund is $2,000 in the currency of the Class of subscription. However, the Managing Owner reserves the right to reduce the minimum initial subscription amount in its sole discretion or, if you are a Benefit Plan Investor (including an IRA), you will have no minimum initial subscription requirements.

The price per Unit in each Fund during the Initial Offering Period is US$10.00 per USD Class Unit and CDN$10.00 per CDN Class Unit. These prices were arbitrarily established by the Managing Owner.

During the Continuous Offering Period, existing Limited Owners will be able to purchase additional Units in increments of $500, or, if you are a Benefit Plan Investor (including an IRA), you will have no minimum additional subscription requirements.

If you are a resident of Texas (including if you are a Benefit Plan Investor), your minimum initial subscription requirement is $5,000.

How To Subscribe	To subscribe for Units of a Fund, you will be required to complete and submit to the Administrator a Subscription Agreement. Any subscription may be rejected in whole or in part by the Managing Owner for any reason.

Initial Offering Period	Units for each Fund will be offered for 60 days from the start of the offering (unless extended one or more times by the Managing Owner, at its sole discretion, for up to an additional 180 days), or the Initial Offering Period. The Initial Offering Period of a Fund may be shorter if the subscription minimum for such Fund is reached before that date. Following the close of the Initial Offering Period for any Fund, Units in such Fund will be continuously offered. See “THE OFFERING.”

Subscription Minimums	In order for the Core Fund to commence trading, a minimum of not less than 500,000 Units of the Core Fund must be sold of USD Class Units and CDN Class Units combined. In order for any other Fund to commence trading, the Core Fund must commence trading and a minimum of 100 Units of such other Fund must be sold of USD Class Units and CDN Class Units combined.

Each Fund’s subscription proceeds will be held in an escrow account by HSBC Trust, U.S.A. acting as escrow agent, until such Fund’s Initial Offering Period ends.

The Managing Owner, and the Trustee, and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Units, and these Units will be counted for purposes of determining whether a Fund’s subscription minimum has been satisfied, however, none of these parties have entered into any agreements that would obligate them to purchase Units in the event that the Fund’s subscription minimum has not been satisfied by the end of the Initial Offering Period.

Escrow of Funds	In the event that the Subscription Minimum for a Fund is achieved during the Initial Offering Period, all interest earned on subscription funds for that Fund will be contributed to the Fund, thereby increasing the NAV of such Fund. If the minimum requisite Units are not sold for any Fund within the Initial Offering Period and any extension thereof, the subscription proceeds for such Fund will be returned promptly, without interest, to each investor in that Fund after the end of the Initial Offering Period or such extension thereof. No fees or other amounts will be deducted from the amounts returned to investors.

Continuous Offering Period	Following the close of the Initial Offering Period, after trading commences in a Fund, Units in such Fund will be offered each Business Day and will continue to be offered until the maximum number of such Fund’s Units which are registered are outstanding, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time. See “THE OFFERING — Continuous Offering Period.”

Segregated Accounts/Interest Income	Following the close of the Initial Offering Period, all of the proceeds of this offering will be received in the name of each Fund and will be deposited and maintained in cash in segregated accounts maintained for each Fund at the Custodian. Following the commencement of trading for any Fund, except for that portion of any Funds’ assets that is deposited as margin to maintain futures and forward contract positions and that portion of each Fund’s assets maintained at the Trust level for cash management, each Fund’s assets will be maintained in accordance with requirements of the Commodity Exchange Act, as amended, or the CE Act, and the regulations thereunder, which means that assets will be maintained either on deposit with the Custodian or FCMs. See “SEGREGATED ACCOUNTS” for more details.

Fees and Expenses	Organization and Offering Expenses.

Each Fund is responsible for the payment of a portion of the ordinary expenses associated with the organization of the Trust, and all of the offering of Units of each Fund. As a result, 100% of each Fund’s offering proceeds will not be initially available for that Fund’s trading activities.

Organizational Costs

Expenses incurred in connection with organizing the Trust and each Fund and the initial offering of the Units will be paid by the Managing Owner, subject to reimbursement by each Fund, on a pro rata basis based on the proportionate net asset values thereof, without interest, in 24 monthly payments during each of the first 24 months after commencement of the Trust and the Core Fund’s trading operations. Expenses incurred in connection with the Continuous Offering Period also will be paid by the Managing Owner, subject to reimbursement by the applicable Fund, without interest, in 24 monthly payments during each of the 24 months following the month in which such expenses were paid by the Managing Owner. If the Trust terminates before Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any un-reimbursed portion of such expenses outstanding as of the termination date, to the extent of each Fund’s pro rata obligations for such expenses.

See “DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES” and “FEES AND EXPENSES.”

The Managing Owner currently estimates that the aggregate amount of organization and offering expenses will be approximately $806,000, although the actual amount of organization and offering expenses may be greater. Such amounts do not include subscription fees and trailing fees to be paid to the Selling Agents.

Operating Expenses.

Each Fund or Limited Owners, as applicable, will pay the following fees:

• A management fee, or Management Fee, that is equal to 1% per annum of such Fund’s NNAV, calculated daily and is payable on a monthly basis.

• A custodian fee, or Custodian Fee, in the amount of (i) .05% per annum of the first $25,000,000 of the Trust’s NNAV and

(ii) 0.025% per annum on the balance of the NNAV of the Trust, to be prorated across the Funds in proportion to the NNAV of each Fund.

• An administration fee, or Administration Fee estimated to be .0174% and .194% per annum of the NNAV of the Core Fund and for each of the other Funds, respectively.

• A subscription fee, or Subscription Fee, between 0.5% and 3% of the purchase price of each Unit as selling compensation will be paid to the Selling Agents.

• Trailing servicing fees to the Selling Agents equal to 1% per annum of a Unit’s NAV sold by such Selling Agent, calculated daily and are payable on a monthly basis.

• Brokerage and FCM commissions and transaction fees (including, but not limited to, delivery, insurance, storage, and other charges incidental to trading, clearinghouse, NFA, exchange fees, give-up fees (if any), and other transactional related fees) estimated not to exceed 0.75% of each Fund’s NNAV per year, payable to future commission merchants that execute trades of futures contracts on behalf of such Fund. Each Fund will pay its commissions and transaction fees in connection with its trading activities allocated to such Fund. In the event the Managing Owner purchases futures contracts for more than one Fund in the same transaction, each of the applicable Funds shall pay its pro rata portion of the commissions and fees in accordance with the value of such contracts allocated to each of the Funds.

• A redemption fee, or Redemption Fee, of 2% of the NAV of any Units redeemed by any Limited Owner if it redeems such Units during a 90 day period beginning on the effective date of issuance of such Units. The Managing Owner may, in its sole discretion, waive such Redemption Fee.

• All of the routine operational, administrative and other ordinary expenses of itself, including, but not limited to, computer services, its pro rata share of the fees and expenses of the Trust and Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed $300,000 per year for the Trust, although the actual amounts of the routine operational, administrative and other ordinary expenses may be greater. Fees and expenses that are identifiable with a particular Fund are charged against that Fund.

• All the extraordinary fees and expenses, if any, of itself and its pro rata share, based on the proportional net value asset thereof, of the extraordinary fees and expenses of the Trust. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

• A License Fee to Brookshire for the non-exclusive use of the indices: (i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned between the Funds in proportion to their respective NNAV.

The Managing Owner and any affiliates retained by it will be reimbursed for certain expenses incurred on behalf of the Trust and each Fund. See “FEES AND EXPENSES.”

Respective Break-Even Amounts for Each Fund	The following summary displays the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in each Class of each Fund during the first 12 months of its investment. In each case, the total estimated cost and expense load is expressed as a percentage of $2,000, the amount of minimum investment in such Fund (other than IRAs or Benefit Plan Investors).

• Core Fund:

(i) Units, USD Class: 1.60% (or $32.04 for each USD$2,000 invested);

(ii) Units, CDN Class: 1.75% (or $34.96 for each CDN$2,000 invested);

• Agriculture Fund:

(i) Units, USD Class: 1.63% (or $32.59 for each USD$2,000 invested);

(ii) Units, CDN Class: 1.78% (or $35.58 for each CDN$2,000 invested);

• Metals Fund:

(i) Units, USD Class: 1.63% (or $32.59 for each USD$2,000 invested);

(ii) Units, CDN Class: 1.78% (or $35.58 for each CDN$2,000 invested);

• Energy Fund:

(i) Units, USD Class: 1.63% (or $32.59 for each USD$2,000 invested);

(ii) Units, CDN Class: 1.78% (or $35.58 for each CDN$2,000 invested); and

• Accelerated Core Fund:

(i) Units, USD Class: 2.73% (or $54.64 for each USD$2,000 invested);

(ii) Units, CDN Class: 2.94% (or $58.79 for each CDN$2,000 invested).

See the section “BREAK-EVEN ANALYSIS” beginning on page 31.

Redemption of Units	Units you own in a Fund may be redeemed, in whole or part, on any Business Day. Redemption orders received, in writing, by the Administrator by 4:00 P.M. New York time on any Business Day will be effective on that date, or the Redemption Date. If the Administrator receives such a request after 4:00 P.M. New York time on any Business Day, the Redemption Date shall be the next the Business Day. Redemptions are calculated at the applicable Fund’s net asset value per Unit at the Valuation Point on the Redemption Date.

The Managing Owner in its sole and absolute discretion may change such procedural and notice requirements upon written notice to you. There may be restrictions on your ability to redeem your Units. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units” herein for further restrictions and conditions on redemptions.

Exchange Privilege	You may exchange your Units in a Fund for Units in another Fund. Exchanges may take place on the last Wednesday of each month, or the Exchange Date, unless that day or the following day is not a Business Day, in which case the Exchange Date is two Business Days prior to the last Wednesday of the month. The Administrator must receive a Limited Owner’s written request to exchange his Units, or an Exchange Request, by 4:00 P.M. New York time on the Exchange Date. Exchanges are calculated at the applicable Fund’s net asset value per Unit at the Valuation Point on the Exchange Date, and settlement of Exchange Requests will be completed at that time.

In addition, you may make exchanges between Classes of the same Fund. Any such exchanges shall be completed using the currency exchange rate at the Valuation Point then available to the Trust by its bankers.

An exchange of Units will be treated for tax purposes as a redemption of Units (with the related tax consequences) and the immediate purchase of new Units in the Fund into which you exchange. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units” and “FEDERAL INCOME TAX CONSEQUENCES.”

The Managing Owner, in its sole and absolute discretion, may change any of the procedural and notice requirements applicable to exchanges upon written notice to you. The Managing Owner may reject an Exchange Request. See “Transferability Redemption and Exchange of Units.”

Transfer of Units	An investment in the each of the Funds should be viewed as a long-term investment.

The Trust Agreement restricts the transferability and assignability of the Units of each Fund. There is not now, nor is there expected to be, a primary or secondary trading market for the Units in any Fund. See “Transferability Redemption and Exchange of Units.”

Distributions	The Managing Owner does not anticipate making distributions to the Limited Owners as all earnings of a Fund are normally reinvested in that Fund.

Income Tax Consequences	Subject to the discussion below in “FEDERAL INCOME TAX CONSEQUENCES,” the Managing Owner believes that the Trust will be treated as a partnership for U.S. Federal income tax purposes and, the Trust will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code. As long as the Trust is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, as a Limited Owner, you generally will be taxed on an amount equal to your allocable share of the income generated by the Fund in which you have purchased Units (whether or not any cash is distributed to you). Your ability to deduct losses and expenses allocated to you may be subject to significant limitations. Special tax risks apply with respect to tax-exempt Limited Owners, foreign Limited Owners and others. The tax laws applicable to the Trust and an investment in Units of each Fund are subject to change and interpretation.

Please refer to “RISK FACTORS — Tax and ERISA Risks” and “FEDERAL INCOME TAX CONSEQUENCES” for more information on the potential U.S. Federal income tax consequences of the purchase, ownership and disposition of Units. We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership, and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

Certain ERISA Considerations	Investment in the Trust and the Fund generally will be open to employee benefit plans and other partnerships subject to ERISA and/or Section 4975 of the Code. The Managing Owner intends to use commercially reasonable efforts to cause Benefit Plan Investors not to own a significant portion of any class of equity interests in the Trust, including each Fund, so that the assets of each of the Funds should not be considered “plan assets” for purposes of ERISA and Section 4975 of the Code, although there can be no assurance that non “plan asset” status will be obtained or maintained. PROSPECTIVE INVESTORS AND SUBSEQUENT TRANSFEREES OF INTERESTS IN A FUND MAY BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS REGARDING COMPLIANCE WITH ERISA AND SECTION 4975 OF THE CODE.

Each prospective investor that is subject to ERISA and/or Section 4975 of the Code is advised to consult with its own legal, tax, and ERISA advisors as to the consequences of the purchase, ownership and disposition of Units.

Reports and Accounting	The Managing Owner will furnish you with an annual report of that Fund in which you are invested within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Trust. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Units. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Funds’ website at www.brookshirerawmaterialsfund.com. Additional reports may be posted on the Fund’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Fiscal Year	The fiscal year of the Trust and each Fund ends on December 31.

Privacy Notice	Any and all nonpublic personal information received by the Trust and the Managing Owner with respect to the Limited Owners who are natural persons, including the information provided to the Trust by a Limited Owner in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Funds and/or the Managing Owner without prior notice to such Limited Owners. Such service providers include but are not limited to the Administrator, the auditors and the legal advisors of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by law, including, without limitation, the disclosure that may be required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the rules and regulations promulgated under the act. See “PRIVACY NOTICE.”

Financial Information	The Trust has only recently been organized and has no financial history. Financial information concerning the Trust and the Managing Owner is set forth in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” below.

Cautionary Note Regarding Forward Looking Statements	This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Trust. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “RISK FACTORS” and elsewhere in this Prospectus, and unknown, that could cause any Fund’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

RISK FACTORS

The Trust is a new venture in a high risk business. An investment in the Units is speculative. You should make an investment in a Fund only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. You should also consider an investment in the Funds only as a long-term investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading, which are discussed in the Statement of Additional Information, in the section captioned “Futures Markets.”

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the Prospectus, before you decide whether to purchase any Units. Any of the following risks and uncertainties could materially adversely affect each Fund, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in the Units unless you can afford to lose all of your investment.

RISKS RELATED TO COMMODITY TRADING AND MARKETS

You may lose some or all of your investment if commodity futures and forward prices, which are highly unpredictable and volatile, decrease.

Participation in a decreasing market could produce substantial losses for each Fund. This could result in the possible loss of your entire investment in a Fund. Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are:

•	changing supply and demand relationships;

•	weather and other environmental conditions;

•	acts of God;

•	agricultural, fiscal, monetary and exchange control programs and policies of governments;

•	national and international political and economic events and policies;

•	changes in rates of inflation; and

•	the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

None of these factors can be controlled by the Managing Owner. Even if current and correct information as to substantially all factors is known or thought to be known, prices still do not react as predicted. The profitability of each Fund depends on whether the Fund’s portfolio increases in value over time. The volatility of the futures markets is one reason that an investment in the Units should be viewed as a long term investment.

Each commodity has risks that are inherent in the investment in such commodity.

Metals Commodities — Price movements in futures contracts held by the Core Fund, the Metals Fund and the Accelerated Core Fund in metals commodities such as aluminum, silver and gold are affected by many factors. Some of those factors are:

•	A change in economic conditions, such as a recession, can adversely affect the price of both industrial and precious metals. An economic downturn may have a negative impact on the usage and demand of metals which may result in a loss for the Core Fund, the Metals Fund and the Accelerated Core Fund.

•	A sudden shift in political conditions of the world’s leading metal producers may have a negative effect on the global pricing of metals.

•	An increase in the hedging of precious metals may result in the price of precious metals to decline.

•	Changes in global supply and demand for industrial and precious metals.

•	The price and quantity of imports and exports of industrial and precious metals.

•	Technological advances in the processing and mining of industrial and precious metals.

•	The price and availability of alternative metal commodities.

Agricultural Commodities - Price movements in futures contracts held by the Core Fund, the Agriculture Fund and the Accelerated Core Fund in agricultural commodities, such as wheat, corn and soybeans, are affected by many factors. Some of those factors are:

•	Farmer planting decisions, general economic, market and regulatory factors all influence the price of agricultural commodities.

•	Weather conditions, including hurricanes, tornadoes, storms and droughts, may have a material adverse effect on crops, live cattle, live hogs and lumber, which may result in significant fluctuations in prices in such commodities.

•	Changes in global supply and demand for agriculture products.

•	The price and quantity of imports and exports of agricultural commodities.

•	Political conditions, including embargoes and war, in or affecting agricultural production, imports and exports.

•	Technological advances in agricultural production.

•	The price and availability of alternative agricultural commodities.

Energy Commodities — Price movements in futures contracts held by the Core Fund, the Energy Fund and the Accelerated Core Fund in energy commodities, such as crude oil and natural gas, are subject to risks due to frequent and often substantial fluctuations in energy commodity prices. In the past, the prices of natural gas and crude oil have been extremely volatile, and the Managing Owner expects this volatility to continue. For example, the NYMEX daily settlement price for natural gas for the prompt month contract (the first available month traded) in 2005 ranged from a high of $15.39 per Million British Thermal Units, or MMBtu, to a low of $5.50 per MMBtu and, in the first six months of 2006, the same index ranged from a high of $10.63 per MMBtu to a low of $5.89 per MMBtu. The NYMEX daily settlement price for crude oil for the prompt month contract in 2005 ranged from a high of $69.81 per barrel to a low of $42.12 per barrel and, in the first six months of 2006, the same index ranged from a high of $75.17 per barrel to a low of $57.65 per barrel. The markets and prices for energy commodities are affected by many factors. Some of those factors are:

•	Changes in global supply and demand for oil and natural gas.

•	The price and quantity of imports and exports of oil and natural gas.

•	Political conditions, including embargoes and war, in or affecting other oil producing activities.

•	The level of global oil and natural gas exploration and production.

•	The level of global oil and natural gas inventories, production or pricing.

•	Weather conditions.

•	Technological advances effecting energy consumption.

•	The price and availability of alternative fuels.

The Brookshiretm International Raw Materials Index and the indices derived from the BIRMItm are likely to be volatile and could suffer from periods of prolonged decline in value.

The BIRMItm and the indices derived from the BIRMItm, upon which the Funds’ trading are based, are likely to be volatile and could suffer from periods of prolonged decline in value. At any time, the price of any component commodity of the indices may be affected by various factors, such as weather or world political or economic events. Each Fund’s success depends on the increasing value of the Commodities Portfolio represented in its corresponding index. Limited Owners will receive a positive return on investment only if the value of the Commodities Portfolio and the value of the Fixed Income Portfolio increase at a rate that exceeds the cost of inflation and the fees and expenses associated with the Funds. Given the highly unpredictable and volatile nature of futures prices, the price movements of the raw materials comprising each index should be viewed over a longer period of time. The Managing Owner believes that Limited Owners should view their investments as at least a two year commitment.

A Fund may not always be able to replicate exactly the performance of its applicable index.

It is possible that a Fund may not fully replicate the performance of the index to which it corresponds due to disruptions in the markets for the relevant index or due to other extraordinary circumstances. In addition, each of the Funds is not able to replicate exactly the performance of their respective index because the total return generated by such index’s corresponding Fund is reduced by expenses and transaction costs, including those incurred in connection with each Funds’ trading activities, and increased by interest income from a Fund’s holdings of short-term high credit quality fixed income securities. Tracking the applicable index requires trading of the relevant Fund’s portfolio with a view to tracking the corresponding index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

The BIRMItm and the BRMXLtm are heavily weighted in certain commodities.

At any time the BIRMItm and the BRMXLtm may be significantly weighted in certain commodity sectors (i.e., energy, agriculture, industrial metals, precious metals, livestock or paper/forest) and/or certain commodities within those sectors. As of the date of this Prospectus, the BIRMItm and the BRMXLtm are significantly weighted in the energy, agriculture and industrial metals sectors (44.5% (including 23% in crude oil), 20.5% and 19.5%, respectively). Accordingly, a decline in value in such commodities would adversely affect the performance of the Core Fund and the Accelerated Core Fund, which seeks to replicate, to the extent reasonably possible, the notional composition, weight and methodology of the BIRMItm and BRMXLtm, respectively. Additionally, the manner in which the Funds are weighted will make these Funds more susceptible to a single economic, political or regulatory event than a diversified commodity pool. In addition, a decline in the value of such commodities would more adversely affect the Accelerated Core Fund due to its use of leverage, in maintaining its positions.

The composition of the BRMENtm is comprised only of energy oriented commodities.

As a general matter, the BRMENtm is comprised only of energy oriented commodities, including a significant portion in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Energy Fund.

As of the date of this prospectus, the BRMENtm is significantly weighted in crude oil (51.0%) and Brent crude oil (14.5%). Accordingly, a decline in value in such commodities would adversely affect the performance of the Energy Fund.

The composition of the BRMAGtm comprised only of agricultural oriented commodities.

As a general matter, the BRMAGtm is comprised only of agricultural oriented commodities. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Agriculture Fund.

The composition of the BRMMEtm comprised only of metal oriented commodities.

As a general matter, the BRMMEtm is comprised only of metal oriented commodities. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Metals Fund.

The Accelerated Core Fund will utilize a substantial amount of leverage, and such leverage may increase the risk of losses.

The Accelerated Core Fund will utilize leverage in its investment program. Leverage creates an opportunity for greater yield and total return, but also increases exposure to capital risk and higher current expenses and greater loss. If the value of commodity contracts purchased falls, the Accelerated Core Fund may be obligated to increase the margin deposits to avoid liquidation. Because the Accelerated Core Fund is utilizing leverage, margin deposits required will be greater than if no leverage was employed.

Specifically, if one of the commodity contracts in the Accelerated Core Fund decreases in value, such Fund will lose 50% more money than it would have lost had it not been utilizing leverage. For example, if an investment in the Core Fund produces a loss of 40%, the Accelerated Core Fund will actually suffer a loss equal to approximately 60% because of its use of leverage.

If trades produce losses of more than the amount the Accelerated Core Fund has in its Fixed Income Portfolio, then the Accelerated Core Fund will need to sell other commodity contracts. If this were to occur, the Limited Owners in the Accelerated Core Fund may lose all of their investment.

Investors who purchase CDN denominated Units will bear the currency fluctuation risk associated with an investment in the Canadian dollar.

Any Limited Owner that owns Units of a Class other than the USD Class in any Fund will bear the currency fluctuation risk associated with an investment in that currency.

Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Funds will not seek to hedge these risks.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

The Managing Owner intends that any commodity futures and forward contract traded by a Fund will be exchange-traded, except when the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable. In such circumstances, a Fund will trade commodity futures and forward contracts wherever possible, including in the over-the-counter markets. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Limited Owners therefore do not receive the protection of CFTC regulation or the statutory scheme of the CE Act, in connection with this trading activity by any of the Funds. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC. The lack of regulation in these markets could expose a Fund, in certain circumstances, to significant losses in the event of trading abuses or financial failure by participants.

If the Managing Owner elects to trade non-exchange traded commodity futures and forward contracts, each Fund faces the risk of non-performance by the counterparties to such contracts. Unlike futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, the Funds are subject to greater counterparty credit risk in these transactions. The counterparty may not be able to meet its obligations, in which case the applicable Fund could suffer significant losses on these contracts.

Any counterparty default, whether due to insolvency, bankruptcy or other causes, could subject the Fund to substantial losses. With respect to forward contracts, there are no limitations on daily price movements or position limits on these forward contracts. The principals who deal in the forward contract markets are not required to make markets in the forward contracts they trade. The foregoing is not intended to be an exhaustive description of all the potential risks of forward market trading and prospective Limited Owners should inform themselves fully about the risks associated with forward markets before investing in a Fund.

The failure or bankruptcy of a FCM could result in a substantial loss of one or more of the Funds’ assets.

Under CFTC regulations, a FCM maintains customers’ assets in a bulk segregated account. If a FCM fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that FCM’s bankruptcy. In that event, the FCM’s customers are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all that FCM’s customers. Each Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

Futures and Forward trading may be illiquid and may cause large losses.

While the Managing Owner intends to include only liquid trading commodities in the Funds, futures markets may sometimes be illiquid and this may restrict your ability to redeem your Units. A market disruption can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

There may be a restrictive effect on the Funds due to speculative position limits.

The CFTC and many commodities exchanges have established limits referred to as ‘‘speculative position limits” on the maximum net long or short speculative futures positions that any single individual person may hold or control in derivatives traded on such exchanges. All accounts owned or managed by the Managing Owner, its principals and its affiliates may be combined for position limit purposes. The Funds could be required to liquidate positions in order to comply with such limits. Any such liquidation could result in substantial costs to the Funds. Modification of trades that would otherwise be made by each Fund, if required, could adversely affect each Fund’s operations and profitability. For example, a Fund’s ability to reinvest income in additional futures contracts subject to such position limits, may be limited to the extent these activities would cause such Fund to exceed the applicable position limits and additional relief is not forthcoming.

The Managing Owner will seek relief from these position limits for the applicable Funds once trading commences in such Funds that would allow the applicable Funds to establish positions above the maximum limits set. In the event relief is not granted or such relief is not sufficient to allow a Fund to attempt to replicate the applicable index, the Managing Owner may take one or more of the following actions:

(i) the Managing Owner may reduce the size of positions that would otherwise be taken for each Fund;

(ii) the Managing Owner may not permit trades in certain markets on behalf of each Fund in order to avoid exceeding such limits; and/or

(iii) cause a Fund to enter into one or more commodity forward contracts. See Risk Factor — “Speculative position limits on certain commodity futures in the United States may lead the Funds to enter into commodity forward contracts and, in each case, increase a Fund’s performance deviation from the applicable index” immediately below.

The use of any of the above-referenced strategies may cause a Fund’s returns to differ from the returns of the applicable index to a greater extent than if that Fund traded only futures contracts.

Speculative position limits on certain commodity futures in the United States may lead the Funds to enter into commodity forward contracts and, in each case, increase a Fund’s performance deviation from the applicable index.

In attempting to replicate the applicable index of a Fund, such Fund may enter into commodity forward contracts with respect to certain commodities, if it cannot enter into the corresponding futures contracts due to speculative position limits (See Risk Factor — “There may be a restrictive effect on the Funds due to speculative position limits” immediately above). The use of forward contracts may cause a Fund’s returns to differ from the returns of the applicable index more so than if that Fund traded only futures contracts.

Forward contracts generally are not traded on exchanges, rather, banks and dealers act as principals in these markets. Neither the CFTC nor any banking authority regulates trading in such forward contracts. Principals in the forward markets have no obligation to continue to make markets in the forward contracts traded. There have been periods during which certain banks or dealers have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that which they are prepared to sell. In its forward trading, a Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which a Fund trades. Fund assets on deposit with such principals will also generally not be protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of client funds on deposit with them. Accordingly, the insolvency or bankruptcy of such parties could also subject a Fund to the risk of loss.

The Managing Owner intends that each Fund would enter into forward contracts only with highly creditworthy dealers as determined by the Managing Owner.

Commodities exchange trading limits may force trading instructions to be modified.

Most commodities exchanges limit the amount of commodity futures contract price fluctuations on a single day. If the exchange limits contract prices, trading instructions issued by a Fund may not be complied with, and a Fund’s positions may have to be liquidated in order to avoid exceeding these trading limits. Such modification or liquidation could adversely affect the operations and profitability of a Fund.

A Fund may become leveraged between Re-Balancing.

Substantial redemptions of Units a Fund may cause that Fund to temporarily become leveraged between Re-Balancing of such Fund. Conversely, substantial subscriptions for Units may cause a Fund to hold excessive cash cover between Re-Balancing. Increased leverage increases the risk of loss for a Fund.

Futures contracts rely on the operation of exchanges and clearinghouses.

The bulk of commodity futures and forward contracts in which a Fund, will have an interest will be traded on commodity exchanges. A Fund could have its trading disrupted if the exchanges on which it trades or any of their clearinghouses were to discontinue operations or to experience disruptions in trading, due to computer problems, unsettled markets or other factors. In such event, the Fund might suffer a loss of value.

The CFTC regulations do not apply to trades placed on foreign exchanges and thus there is less protection for Limited Owners. Other risks are entailed in such trading as well.

The Funds may trade in commodity futures and forward contracts on exchanges located outside the U.S. where CFTC regulations do not apply. Some foreign exchanges, in contrast to U.S. exchanges, are “principals’ markets” in which performance with respect to a contract is the responsibility only of the individual member with whom the trader had entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges, the Funds will be subject to the risk of the inability of, or refusal by, the counterparty, to perform with respect to such contracts. The Funds also may not have the same access to certain trades as do various other participants in foreign markets. Due to the absence of a clearinghouse system on certain foreign markets, such markets are significantly more susceptible to disruptions than U.S. exchanges.

Trading on foreign exchanges may involve certain risks which may not be applicable to trading on U.S. exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules. Also trading on foreign exchanges will be subject to the risk of currency fluctuations which may adversely affect the Funds’ unrealized gains or losses.

If the Funds trade on foreign markets, they will be subject to the risk of fluctuations in the exchange rate between the local currency and the currency of the Class of Units of the Fund and to the possibility of exchange controls. The Funds’ net asset values may be adversely affected by fluctuations in the value of the currency of the Class of Units of the Fund against other currencies in which the Funds invest. The Funds will not hedge against such currency risk.

An absence of “Backwardation” in the prices of Light, Sweet Crude or Heating Oil, or an absence of “Contango” in the prices of Aluminum, Gold, Corn or Wheat, may decrease the price of your Units.

As the futures contracts that underlie certain of the indices near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2006 may specify an October 2006 expiration. As that contract nears expiration, it may be replaced by selling the October 2006 contract and purchasing the contract expiring in December 2006. This process is referred to as “rolling.” Historically, the prices of light, sweet crude and heating oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation”. In these circumstances, absent other factors, the sale of the October 2006 contract would take place at a price that is higher than the price at which the December 2006 contract is purchased, thereby creating a gain in connection with rolling. While light, sweet crude and heating oil have historically exhibited relatively consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in light, sweet crude and heating oil could adversely affect the value of the index and, accordingly, decrease the value of your Units.

Conversely, aluminum, gold, corn and wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although aluminum, gold, corn and wheat have historically exhibited relatively consistent periods of contango, contango will likely not exist in these markets at all times. The absence of contango in aluminum, gold, corn and wheat could adversely affect the value of an index and, accordingly, decrease the value of your Units.

This investment is not suitable for Limited Owners seeking current income.

An investment in any of the Funds is appropriate only for Limited Owners who have the capacity to absorb a loss of some or all of their investment and who can withstand the effect of no distributions being paid. An investment in any Fund is not suitable for Limited Owners seeking current income for financial or for tax planning purposes.

Other investors replicating the index may increase competition for its component futures contracts.

Each index is currently, and is expected to continue to be, licensed to entities other than the Managing Owner and the Funds. Accordingly, the risks associated with liquidity and competition for the component futures contracts of each of the indices may be increased.

The continued publication of the index cannot be assured.

Although Brookshire has licensed the each of the indices to than the Managing Owner and the Funds, Brookshire is under no obligation to continue to publish each of the indices or required to publish any successors to the indices. Further, the license agreement shall terminate on the earlier of: (1) the date of termination of the Trust or (2) the date on which the Managing Owner is removed or terminated as Managing Owner from any of the Funds. Should Brookshire cease publication of an index, the corresponding Fund will terminate.

The net asset value calculation of a Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation

Calculating the net asset value of each Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of each Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under or overstated, perhaps to a significant degree.

RISKS RELATING TO OPERATION OF TRUST AND EACH FUND

Conflicts of interest exist in the structure and operation of the Trust and each Fund.

A number of actual and potential conflicts of interest exist in the operation of the Trust’s business. The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust’s business, which also presents the potential for numerous conflicts of interest with the Trust.

The Managing Owner has discretionary authority over all distributions made by each Fund. In view of each Fund’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but, has the sole discretion to do so from time-to-time. Greater management fees will be generated for the benefit of the Managing Owner if a Fund’s assets are not reduced by distributions to such Fund’s Limited Owners.

As a result of these and other relationships, parties involved with the Trust may have a financial incentive to act in a manner other than in the best interests of the Trust and its Limited Owners. The Managing Owner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the Managing Owner will resolve these conflicts on which Limited Owners can rely in ensuring that the Trust is treated equitably.

The Managing Owner is also the operator of the Private Fund and the Private Account. See “Other Private Accounts and Pools”. A potential conflict of interest may arise if a situation in which the Funds are in competition with the Private Fund and the Private Account. For example, if the Funds, the Private Fund, and the Private Account are buying the same positions at the same time, such buying may result in higher prices for each of them. This may also create a conflict of interest with respect to the Managing Owner’s and its principals’ and employees’ commitment to the Trust (or any individual Fund) of its resources.

The purchase of Units by the Managing Owner or its members or their affiliates may create conflicts of interest for them.

The Managing Owner and its members and their affiliates may, but are not required to, purchase Units for their own account. There is no limit on the number of Units that the Managing Owner is permitted to purchase. Any purchase of Units by the Managing Owner or its members or their affiliates should not be relied upon as an indication of the merits of this offering.

Conflicts of interest will arise if the Managing Owner or its members or their affiliates hold a substantial number of units, because they will then be in a position to substantially influence matters submitted to a vote of the Limited Owners. For example, conflicts of interest could arise regarding the dissolution of a Fund because the dissolution of such Fund would terminate the Managing Owner’s compensation from such Fund. Any investments in the Funds by affiliates of the Managing Owner or its members or members of the families of any such affiliates or members could increase the risks discussed in this paragraph.

Neither the Trust nor any Fund has an operating history, and you have no performance information on which to evaluate an investment in a Fund.

None of the Funds have commenced trading and none of the Funds have a performance history upon which to evaluate your investment. Although past performance is not necessarily indicative of future results, if a Fund had a performance history, such performance history might provide you with more information on which to base your investment decision. As no Fund has commenced trading and has no performance history, you will have to make your decision to invest in a Fund without such potentially useful information.

Each Fund is charged fees and expenses regardless of profitability and may result in a depletion of assets.

Each Fund is charged brokerage charges, related transaction fees and expenses and management fees regardless of whether such Fund’s activities are profitable. Each Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit. See “FEES AND EXPENSES.”

The Trust may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing agreements between the FCM and each Fund generally are terminable by the FCM once the FCM has given the required notice. Upon termination of a clearing agreement, the Managing Owner may be required to make other arrangements for obtaining clearance services if the Trust intends to continue trading in commodity futures and formal contracts at a similar level. The services of the FCMs may not be available, or even if available, may not be available on terms as favorable as those contained in the expired or terminated clearing agreements.

You will be limited in your ability to transfer Units.

Units are not transferable. The Trust Agreement restricts the transferability and assignability of the Units of each Fund. There is not now, nor is there expected to be, a primary or secondary trading market for the Units in any Fund. No direct or indirect transfers, assignments or hypothecations of the Units may be made other than with the consent of the Managing Owner, which consent may be withheld in its sole and absolute discretion. Any transfer, assignment or hypothecation in violation of the foregoing shall be null and void.

Restrictions are also imposed on Redemptions. If you redeem all or a portion of your Units on or before the 90 day period following the effective date of your purchase of such Units, you will be charged a redemption fee of 2% of the NAV at which your Units are redeemed. Such Redemption Fee will be payable to the Managing Owner.

The Managing Owner may require the compulsory redemption of your interest in a Fund, in whole or in part, as set forth herein and in the Trust Agreement. Furthermore, the Managing Owner may suspend or limit redemptions for certain reasons as discussed herein and in the Trust Agreement.

You have limited rights, and you cannot prevent the Trust from taking actions which could cause losses.

Pursuant to the Trust Agreement, you will exercise no control over the Trust’s or any Fund’s day-to-day business activities. Therefore, the Trust and each Fund may take certain actions and enter into certain transactions or agreements without soliciting your consent. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption.”

An unanticipated number of redemption orders during a short period of time could have an adverse effect on the net asset value of a Fund.

If a substantial number of redemption orders of Units in a Fund are received by the Trust during a relatively short period of time, such Fund may not be able to satisfy the requests from funds not committed to trading. As a consequence, it may necessary to liquidate positions in such Fund’s trading positions before the time that the corresponding index would dictate liquidation. If this were to occur, it could affect adversely the net asset value per Unit of such Fund and each Class within such Fund, not only for Limited Owners redeeming Units but also for non-redeeming Limited Owners. Your redemption price for Units in a Fund is based on the net asset value per Unit of such Fund, which value could be less than the initial price you paid for your Units.

A Redemption may be withheld if the settlement price is unavailable on the date of the net asset value calculation

There is a risk that the calculation of the net asset value of the applicable Fund on a Redemption Date will not accurately reflect the realizable market value of commodity futures contracts held by such Fund on such day. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. As a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under or overstated, perhaps to a significant degree. Therefore, due to the unavailability of the settlement price, the redemption may be withheld, until such settlement price becomes available.

You will have less diversification and therefore be taking more risk by investing in a Fund other than the Core Fund.

Investing in a Fund that tracks one sector of commodities, like Metals, will not provide you with the same diversification as investing in the Core Fund that tracks the entire BIRMItm.

Affiliates of the Managing Owner may purchase Units to satisfy the subscription minimum.

Affiliates of the Managing Owner may subscribe for Units during the Initial Offering Period and any such Units subscribed for by such persons will be counted to determine whether the subscription minimum, for any Fund, has been reached. Any such subscriptions by such affiliated persons will be on the same terms as subscriptions by unaffiliated Limited Owners.

Unforeseen circumstances may have an adverse effect on your investment.

Unforeseen circumstances may cause a loss of your investment or upset your investment portfolio. Such circumstances include: 1) changing supply and demand relationships; 2) weather and other environmental conditions; 3) acts of God; 4) agricultural, fiscal, monetary and exchange control programs and policies of governments; 5) national and international political and economic events and policies; 6) change in rates of inflation; and 7) general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

The Trust or a specific Fund could terminate before you achieve your investment objective causing potential loss of your investment or upsetting your investment portfolio.

The Managing Owner may terminate a Fund in the event a Fund’s aggregate net assets in relation to the operating expenses of the Fund makes it unreasonable or imprudent to continue the business of the Fund. Events that also may make it unreasonable or imprudent for a Fund to continue, include, but are not limited to, prolonged market disruptions causing the markets to become illiquid and significantly decreasing the NAV of a Fund, or as a result of such market disruptions, settlement prices are continuously unavailable limiting the Managing Owner’s ability to calculate the NAV of a Fund or its Units. Additionally, once the Funds commence trading, and on each rebalancing date, the Managing Owner will purchase futures contracts for each of the Funds, collectively, to reduce transaction trading fees. If the value of the Funds decrease to level where the Funds are only buying a small number of contracts, the Funds trading costs may increase, possibly to a level making the purchase of such contracts prohibitively expensive, making it unreasonable or imprudent, in discretion of the Managing Owner, for the Funds to continue. Withdrawal of the Trust’s Managing Owner or suspension or revocation of the Managing Owner’s registration with the CFTC or memberships in the NFA could cause the Trust to terminate before its stated termination date of August 1, 2050. The Trust’s termination would upset the overall maturity and timing of your investment portfolio and cause the liquidation and potential loss of your investment.

The Trust is not a regulated investment company and thus is subject to different protections than a regulated investment company.

The Trust is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager. Since the Trust is not a registered investment company, you will not benefit from such protections.

Litigation could result in substantial additional expenses.

The Trust, the Managing Owner and certain affiliates have been named in a lawsuit. See “DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES — Legal Actions.”

The Trust or any Fund could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the Managing Owner. If this happens, the Trust or the applicable Fund will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful which could result in losses to your investment.

The Managing Owner relies heavily on its key personnel to manage the Trust and each Fund, and the loss of such personnel could adversely affect the Trust or any Fund.

In managing and directing the day-to-day activities and affairs of the Trust and each Fund, the Managing Owner relies heavily on its principals. The Managing Owner is leanly staffed, so if any of its key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the Trust.

Each Fund will have potential indemnification obligations.

Under certain circumstances, a Fund might be subject to significant indemnification obligations in respect to the Managing Owner or the Fund’s legal representatives, officers, directors, agents and servants. The Funds will not carry any insurance to cover such potential obligations and none of the foregoing parties will be insured for losses for which the Fund has agreed to indemnify them. Any indemnification paid by the Funds would reduce its net assets and, by extension, the value of the Units.

Limited Owners are not entitled to participate in management.

The Managing Owner acts as manager of the Funds. Limited Owners may not participate in the management or control of the Fund in which they invest. The Trust Agreement provides, however, that certain actions may be taken or approved by vote of the Limited Owners. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.” The Managing Owner is responsible for all of the Funds’ trading and no Limited Owner has any input into the Funds’ trading.

Limited Owners will be limited in their ability to remove the Managing Owner

The Managing Owner may be removed on prior written notice by the Limited Owners holding Units representing at least eighty percent (80%) of the net asset value of each Fund. If the Managing Owner is removed from any Fund, the License Agreement between the Managing Owner and such Fund will terminate and the Fund will cease operations. These provisions may result in the inability to remove the Managing Owner despite poor performance.

Obligations incurred by a broker on behalf of the Fund which the broker is incapable of satisfying from the assets of the Fund may result in liability to the Fund, and failing that, liability to the Limited Owners.

The Trust Agreement provides that no Limited Owner shall be subject to any personal liability whatsoever and only the Fund property is intended to be liable and subject to levy or execution for satisfaction of any obligation or claim. However, the law relating to investment trusts such as the Trust is not certain. Consequently, there is a risk that a Limited Owner could be held personally liable notwithstanding provisions of the Trust Agreement, for obligations of the Fund (to the extent that claims are not satisfied by the assets of the Fund). In particular, Limited Owners should be aware that due to the operations of the derivatives markets, there is a risk that any obligations incurred by a broker on behalf of a Fund which the broker is incapable of satisfying from the assets of the Fund held on margin with the broker, may result in liability to the Fund, and failing that, liability to the Limited Owners. The risk to Limited Owners is based on U.S. jurisprudence which has held the beneficiaries of a business trust who are given rights such that the beneficiaries are deemed to exert control over the assets of the trust will be considered to be acting as principals through the trustee as their agent. Given the terms of the Trust Agreement, it is unlikely the Limited Owners have sufficient rights or powers in respect of the Fund to be considered to be exercising control thereof. The Managing Owner will also expressly disavow any liability on the part of the Limited Owners.

Although the Trust will segregate and allocate the assets and liabilities of each Fund and Class in its books, this arrangement is not applicable to the Trust’s FCMs since the assets of all the Funds will be held in one segregated account by the FCM in the name of the Trust. Accordingly, an FCM may determine to liquidate contracts allocated to one Fund to satisfy margin requirement of another Fund otherwise than in accordance investment methodology of any Fund or the Managing Owner’s instructions to the detriment of all Limited Owners.

Limited Owners may incur additional liability because of the ambiguity of the Delaware trust statute respecting liability among several funds.

If other jurisdictions do not respect the separation of liability set up in the Delaware trust statute among the series or funds in a trust, it is possible that liability of one Fund may not be borne solely by that Fund and its Limited Owners in that Fund, but may be in fact borne by the Trust as a whole and all the Limited Owners in the Trust.

Except as otherwise set forth herein, The Trust is formed in a manner and with the intention that each Fund will be liable only for obligations attributable to such Fund and Limited Owners will not be subject to the losses or liabilities of any Fund in which they have not invested. In the event that any creditor or Limited Owner of Units in any particular Fund asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Limited Owner would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, it is anticipated that the debts, liabilities, obligations, claims and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against any other Fund or the Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in a Fund. This limitation on liability is referred to as the “Inter-Fund Limitation on Liability.” The Inter-Fund Limitation on Liability is expressly provided for under Section 3804(a) of the Delaware Statutory Trust Act (Trust Act), which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Fund will be enforceable only against the assets of such Fund and not against the trust generally. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.” While the Trust will be managed in such manner as to provide the aforementioned protections to holders of each Fund’s Units, there can be no assurance that a court (including a court sitting in the State of Delaware) will not disregard the Inter-Fund Limitation on Liability in the context of any particular litigation and, if the Inter-Fund Limitation on Liability is disregarded, there could be a material adverse effect on the Trust.

Interest Rate Risk — The yield earned by the Funds is subject to changes in interest rates. As a result, there is risk that a decline in short-term interest rates would lower the Fund’s yield and the overall return on your investment.

Issuer Credit and Default Risk — The commodity futures and forward contracts purchased by the Funds may not be secured and are not insured or guaranteed. As a result there is a risk that issuer default will detrimentally affect the value of the Fund. Further, if a portfolio security declines in credit quality or goes into default, it also could affect the Fund’s yield.

Inflation Risk — The value of your investment could be eroded over time by the effects of inflation.

Investment Risk — Security and commodity selection by the Managing Owner may cause the Funds to under perform other funds with similar investment objectives.

No Guaranteed Return — There is no guarantee that the Funds will earn any return, or that it will otherwise achieve its investment objectives. Your investment in a Fund is not insured or guaranteed by anyone. An investment in a Fund is appropriate only for Limited Owners who have the capacity to absorb a loss of some or all of their investment and who can withstand the effect of no distributions being paid in any given month.

Risk of Limited Number of Investments — A Fund may make only a limited number of investments and, as a consequence, the aggregate returns realized by the Limited Owners may be substantially adversely affected by the unfavourable performance of even one of such investments.

RISKS RELATING TO TAX AND ERISA

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Your tax liability may exceed distributions to you.

Cash is distributed to Limited Owners at the sole discretion of the Managing Owner, and the Managing Owner does not currently intend to make any such distribution. Nevertheless, you will be taxed each year on your share of the Trust’s income and gain allocable to the Units in which you invest, regardless of whether you redeem any Units or receive any cash distributions from the Trust.

You could owe taxes on your share of the Trust’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for Federal income tax purposes. Interest income and other ordinary income earned generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of ordinary income for a calendar year even if the Fund in which you hold Units reports a net trading loss for that year. Also, your ability to deduct particular operating expenses allocable to your Fund may be subject to limitations for purposes of calculating your Federal and/or state and local income tax liability.

You may be taxed on gains that the Trust never realizes.

Because a substantial portion of the Trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability for each year will be based on unrealized gains that the Trust may never actually realize.

Partnership treatment is not assured, and if the Trust is not treated as a partnership, you could suffer adverse tax consequences.

The Managing Owner believes that the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, will not be a publicly traded partnership treated as a corporation. The Managing Owner believes it likely, but not certain, that the Trust, will meet this income test. The Trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service concerning its tax treatment.

If the Trust were to be treated as a corporation for Federal income tax purposes, the net income of the Trust would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of the Trust; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the Trust and would be taxable as such. See “FEDERAL INCOME TAX CONSEQUENCES.”

There is the possibility of a tax audit which could result in additional taxes to you.

The Trust’s tax returns may be audited by a taxing authority, and an audit could result in adjustments to the Trust’s tax returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest.

The current treatment of long-term capital gains under current U.S. Federal Income Tax law may be adversely affected, changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate Limited Owners at a maximum U.S. Federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2008.

The investment of Benefit Plan Investor’s may be limited or prohibited if any or all of the Funds are deemed to hold plan assets.

Special considerations apply to investments in the Trust by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, IRAs, Keogh Plans that do not cover common law employees and other employee benefit plans not subject to ERISA, or each, a Benefit Plan Investor. While the assets of any Fund (and sub-class of any Fund) are intended not to constitute plan assets with respect to any Benefit Plan Investors which are subject to ERISA, IRAs or Keogh Plans, the U.S. Department of Labor, or the DOL, could disagree. If the DOL determined that the assets of some or all of the Funds are plan assets, the Managing Owner to such Fund would be considered fiduciaries under ERISA. As a result, certain transactions in the Trust could be prohibited, and the Managing Owner would then have the right to mandatorily redeem out any Limited Owner which is a Benefit Plan Investor. For example, if the Trust were deemed to hold plan assets, the Managing Owner may have to refrain from directing certain transactions that are currently contemplated. Furthermore, whether or not the Trust is deemed to hold plan assets, if an ERISA Plan or Individual Retirement Fund has certain pre-existing relationships with the Managing Owner, Custodian or an FCM, investment in a Fund may be limited or prohibited.

Foreign Limited Owners may face exchange rate risk and local tax consequences.

Foreign Limited Owners should note that the Units are denominated in USD and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Foreign Limited Owners should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this risk related to their investment.

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different Limited Owners, and you could be affected by changes in the tax laws.

The Trust may be subject to foreign taxation laws.

No assurances can be given that the Fund will not be subject to withholding or other taxes in foreign jurisdiction in which trades are made by or on behalf of the Fund or in which the Fund otherwise carries on business.

REGULATORY RISKS

Regulation of the commodity futures and forwards contract markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect the Trust.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to on-going modification by government and judicial action. In addition, various international governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

Government regulations may change and adversely affect the Trust.

Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on “commodity pools” such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks’ attempts to influence exchange rates. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any Fund of the Trust.

The Managing Owner’s CFTC registrations or NFA memberships could be terminated which could adversely affect the Trust or a Fund.

If the CFTC registrations or NFA memberships of the Managing Owner were no longer effective, the Managing Owner would not be able to provide the duties delegated to it by the Trustee to act for the Trust. If the Managing Owner was unable to act for the Trust or a Fund, it could adversely affect the Trust or such Fund.

For example, if the Managing Owner’s registration as a CPO, under the CE Act or the Managing Owner’s membership as a CPO with the NFA were suspended, revoked or terminated, the Trust may be required to dissolve.

The Trust and the Managing Owner have been represented by one counsel, and you will not benefit from further review of this offering by independent counsel.

In connection with this offering, the Trust and the Managing Owner have been represented by one counsel, and the offering and this Prospectus have only been reviewed by such one counsel. To the extent that the Trust, the Managing Owner or you could benefit by further independent review, such benefit will not be available.

YOU SHOULD READ THIS ENTIRE MEMORANDUM AND ARE ENCOURAGED TO CONSULT WITH YOUR OWN ADVISORS BEFORE DECIDING TO PURCHASE UNITS IN THE TRUST.

BREAK-EVEN ANALYSIS

CORE FUND — BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in the Core Fund USD Class and Core Fund CDN Class Units during the first twelve months. The total estimated cost and expense load of Core Fund USD Class and Core Fund CDN Class Units is expressed as a percentage of two thousand dollars ($2,000), the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors,” employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas have a minimum initial subscription requirement of five thousand dollars ($5,000), or residents of Texas who are “Benefit Plan Investors” (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, have a minimum initial subscription requirement of two thousand dollars ($2,000). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Core Fund may differ.

	Core Fund USD Class		Core Fund CDN Class
	Amount - $	Amount -%	Amount - $	Amount - %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Subscription Fee(2)	$60.00	3.00%	$60.00	3.00%
Organization and Offering Expenses(3)	$3.22	0.16%	$3.63	0.18%
Management Fee(4)	$20.00	1.00%	$20.00	1.00%
Custodian & Administrator Fees(5)	$4.02	0.20%	$4.52	0.23%
Brokerage Commissions and Fees(6)	$15.00	0.75%	$16.88	0.84%
Routine Operational Administrative and Other Ordinary Expenses(7)	$1.16	0.06%	$1.30	0.07%
License Fees(8)	$2.00	0.10%	$2.00	0.10%
Trailing fees to Selling Agents(9)	$20.00	1.00%	$20.00	1.00%
Interest Income(10)	$(93.36)	(4.67)%	$(93.36)	(4.67)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$32.04	1.60%	$34.96	1.75%
Redemption Fees (11)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is ten dollars ($10.00). The amount reflected in the table represents the amount of minimum investment in the Trust because the total cost and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of two thousand dollars ($2,000).

(2)	The subscription fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(3)	The organization and offering expenses are estimated to be US$806,000 in total. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the organization and offering expenses are estimated to be 0.16% (for the Core Fund US$ Units) and 0.16% (for all other Funds US$ Units) of the NAV of each Fund.

(4)	The management fee is equal to 1% per annum of the NNAV of each Fund.

(5)	The custodian and administrator fees are based on specific percentages for specific levels of the NNAV of the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the custodian and administrator fees are estimated to be 0.028% and 0.174% (for the Core Fund US$ Units respectively) and 0.035% and 0.194% (for all other Funds US$ Units respectively except the Accelerated Core Fund) and .048% and .268% (for the Accelerated Core Fund US$ Units respectively) per annum of the NNAV of each Fund.

(6)	The brokerage commissions and fees are estimated not to exceed 0.75% of each Fund’s NNAV in a year.

(7)	The annual routine operational administrative and other ordinary expenses are estimated to be US$290,000 for all the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the routine operational administrative and other ordinary expenses are estimated to be 0.06% (for the Core Fund US$ Units) and 0.07% (for all other Funds US$ Units) per annum of the NAV of each Fund.

(8)	The license fees paid by each Fund amount to the greater of (a) US$5,000 per month for the Core Fund or US$2,500 per month for all other Funds, and (b) 0.10% per annum of each Fund’s NNAV.

(9)	The trailing fee to selling agents is equal to 1% per annum of the NAV of each Fund.

(10)	Core Fund assets that are part of the Fixed Income Portfolio are comprised of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30 day short-term money market rates amounting to 3.00% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180 day Treasury bond rates as of mid Oct 2006, amounting to 5.17% per annum. The actual rates of interest earned on the Fixed Income Portfolio and on cash and cash equivalent assets of the Core Fund assets may be higher or lower, depending on prevailing interest rates in effect at that time.

(11)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90 day period beginning on the date the Units were issued to such Limited Owners.

AGRICULTURE FUND — BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in the Agriculture Fund USD Class and Core Fund CDN Class Units during the first twelve months. The total estimated cost and expense load of Agriculture Fund USD Class and Agriculture Fund CDN Class Units is expressed as a percentage of two thousand dollars ($2,000), the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors,” employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas have a minimum initial subscription requirement of five thousand dollars ($5,000), or residents of Texas who are “Benefit Plan Investors” (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, have a minimum initial subscription requirement of two thousand dollars ($2,000). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Core Fund may differ.

	Agriculture Fund USD Class		Agriculture Fund CDN Class
	Amount - $	Amount - %	Amount - $	Amount - %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Subscription Fee (2)	$60.00	3.00%	$60.00	3.00%
Organization and Offering Expenses (3)	$3.22	0.16%	$3.63	0.18%
Management Fee (4)	$20.00	1.00%	$20.00	1.00%
Custodian & Administrator Fees (5)	$4.57	0.23%	$5.14	0.26%
Brokerage Commissions and Fees (6)	$15.00	0.75%	$16.88	0.84%
Routine Operational Administrative and Other Ordinary Expenses (7)	$1.15	0.06%	$1.30	0.07%
License Fees (8)	$2.00	0.10%	$2.00	0.10%
Trailing fees to Selling Agents (9)	$20.00	1.00%	$20.00	1.00%
Interest Income (10)	$(93.36)	(4.67)%	$(93.36)	(4.67)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$32.59	1.63%	$35.58	1.78%
Redemption Fees (11)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is ten dollars ($10.00). The amount reflected in the table represents the amount of minimum investment in the Trust because the total cost and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of two thousand dollars ($2,000).

(2)	The subscription fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(3)	The organization and offering expenses are estimated to be US$806,000 in total. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the organization and offering expenses are estimated to be 0.16% (for the Core Fund US$ Units) and 0.16% (for all other Funds US$ Units) of the NAV of each Fund.

(4)	The management fee is equal to 1% per annum of the NNAV of each Fund.

(5)	The custodian and administrator fees are based on specific percentages for specific levels of the NNAV of the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the custodian and administrator fees are estimated to be 0.028% and 0.174% (for the Core Fund US$ Units respectively) and 0.035% and 0.194% (for all other Funds US$ Units respectively except the Accelerated Core Fund) and .48% and .268% (for the Accelerated Core Fund US$ Units respectively) per annum of the NNAV of each Fund.

(6)	The brokerage commissions and fees are estimated not to exceed 0.75% of each Fund’s NNAV in a year.

(7)	The annual routine operational administrative and other ordinary expenses are estimated to be US$290,000 for all the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the routine operational administrative and other ordinary expenses are estimated to be 0.06% (for the Core Fund US$ Units) and 0.07% (for all other Funds US$ Units) per annum of the NAV of each Fund.

(8)	The license fees paid by each Fund amount to the greater of (a) US$5,000 per month for the Core Fund or US$2,500 per month for all other Funds, and (b) 0.10% per annum of each Fund’s NNAV.

(9)	The trailing fee to selling agents is equal to 1% per annum of the NAV of each Fund.

(10)	Agriculture Fund assets that are part of the Fixed Income Portfolio are comprised of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30 day short-term money market rates amounting to 3.00% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180 day Treasury bond rates as of mid Oct 2006, amounting to 5.17% per annum. The actual rates of interest earned on the Fixed Income Portfolio and on cash and cash equivalent assets of the Agriculture Fund assets may be higher or lower, depending on prevailing interest rates in effect at that time.

(11)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90 day period beginning on the date the Units were issued to such Limited Owner.

METALS FUND — BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in the Metals Fund USD Class and Metals Fund CDN Class Units during the first twelve months. The total estimated cost and expense load of Metals Fund USD Class and Metals Fund CDN Class Units is expressed as a percentage of two thousand dollars ($2,000), the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors,” employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas have a minimum initial subscription requirement of five thousand dollars ($5,000), or residents of Texas who are “Benefit Plan Investors” (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, have a minimum initial subscription requirement of two thousand dollars ($2,000). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Core Fund may differ.

	Metals Fund USD Class		Metals Fund CDN Class
	Amount - $	Amount - %	Amount - $	Amount - %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Subscription Fee(2)	$60.00	3.00%	$60.00	3.00%
Organization and Offering Expenses(3)	$3.22	0.16%	$3.63	0.18%
Management Fee(4)	$30.00	1.00%	$30.00	1.00%
Custodian & Administrator Fees(5)	$4.57	0.32%	$5.14	0.26%
Brokerage Commissions and Fees(6)	$15.00	.75%	$16.88	.84%
Routine Operational Administrative and Other Ordinary Expenses(7)	$1.15	0.06%	$1.30	0.07%
License Fees(8)	$2.00	0.10%	$2.00	0.10%
Trailing fees to Selling Agents(9)	$20.00	1.00%	$20.00	1.00%
Interest Income(10)	$(93.36)	(4.67)%	$(93.36)	(4.67)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$32.59	1.63%	$35.58	1.78%
Redemption Fees(11)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is ten dollars ($10.00). The amount reflected in the table represents the amount of minimum investment in the Trust because the total cost and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of two thousand dollars ($2,000).

(2)	The subscription fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(3)	The organization and offering expenses are estimated to be US$806,000 in total. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the organization and offering expenses are estimated to be 0.16% (for the Core Fund US$ Units) and 0.16% (for all other Funds US$ Units) of the NAV of each Fund.

(4)	The management fee is equal to 1% per annum of the NNAV of each Fund.

(5)	The custodian and administrator fees are based on specific percentages for specific levels of the NNAV of the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the custodian and administrator fees are estimated to be 0.028% and 0.174% (for the Core Fund US$ Units respectively) and 0.035% and 0.194% (for all other Funds US$ Units respectively except the Accelerated Core Fund) and 0.48% and .268% (for the Accelerated Core Fund US$ Units respectively) per annum of the NNAV of each Fund.

(6)	The brokerage commissions and fees are estimated not to exceed 0.75% of each Fund’s NNAV in a year.

(7)	The annual routine operational administrative and other ordinary expenses are estimated to be US$290,000 for all the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the routine operational administrative and other ordinary expenses are estimated to be 0.06% (for the Core Fund US$ Units) and 0.07% (for all other Funds US$ Units) per annum of the NAV of each Fund.

(8)	The license fees paid by each Fund amount to the greater of (a) US$5,000 per month for the Core Fund or US$2,500 per month for all other Funds, and (b) 0.10% per annum of each Fund’s NNAV.

(9)	The trailing fee to selling agents is equal to 1% per annum of the NAV of each Fund.

(10)	Metals Fund assets that are part of the Fixed Income Portfolio are comprised of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30 day short-term money market rates amounting to 3.00% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180 day Treasury bond rates as of mid Oct 2006, amounting to 5.17% per annum. The actual rates of interest earned on the Fixed Income Portfolio and on cash and cash equivalent assets of the Metals Fund assets may be higher or lower, depending on prevailing interest rates in effect at that time.

(11)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90 day period beginning on the date the Units were issued to such Limited Owner.

ENERGY FUND — BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in the Energy Fund USD Class and Energy Fund CDN Class Units during the first twelve months. The total estimated cost and expense load of Energy Fund USD Class and Energy Fund CDN Class Units is expressed as a percentage of two thousand dollars ($2,000), the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors,” employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas have a minimum initial subscription requirement of five thousand dollars ($5,000), or residents of Texas who are “Benefit Plan Investors” (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, have a minimum initial subscription requirement of two thousand dollars ($2,000). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Core Fund may differ.

	Energy Fund USD Class		Energy Fund CDN Class
	Amount - $	Amount - %	Amount - $	Amount - %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Subscription Fee(2)	$60.00	3.00%	$60.00	3.00%
Organization and Offering Expenses(3)	$3.22	0.16%	$3.63	0.18%
Management Fee(4)	$20.00	1.00%	$20.00	1.00%
Custodian & Administrator Fees(5)	$4.57	0.23%	$5.14	0.26%
Brokerage Commissions and Fees(6)	$15.00	0.75%	$16.88	0.84%
Routine Operational Administrative and Other Ordinary Expenses(7)	$1.15	0.06%	$1.30	0.07%
License Fees(8)	$2.00	0.10%	$2.00	0.10%
Trailing fees to Selling Agents(9)	$20.00	1.00%	$20.00	1.00%
Interest Income(10)	$(93.36)	(4.67)%	$(93.36)	(4.67)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$32.59	1.63%	$35.58	1.78%
Redemption Fees(11)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is ten dollars ($10.00). The amount reflected in the table represents the amount of minimum investment in the Trust because the total cost and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of two thousand dollars ($2,000).

(2)	The subscription fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(3)	The organization and offering expenses are estimated to be US$806,000 in total. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the organization and offering expenses are estimated to be 0.16% (for the Core Fund US$ Units) and 0.16% (for all other Funds US$ Units) of the NAV of each Fund.

(4)	The management fee is equal to 1% per annum of the NNAV of each Fund.

(5)	The custodian and administrator fees are based on specific percentages for specific levels of the NNAV of the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the custodian and administrator fees are estimated to be 0.028% and 0.174% (for the Core Fund US$ Units respectively) and 0.035% and 0.194% (for all other Funds US$ Units respectively except the Accelerated Core Fund) and .048% and .268% (for the Accelerated Core Fund US$ Units respectively) per annum of the NNAV of each Fund.

(6)	The brokerage commissions and fees are estimated not to exceed 0.75% of each Fund’s NNAV in a year.

(7)	The annual routine operational administrative and other ordinary expenses are estimated to be US$290,000 for all the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the routine operational administrative and other ordinary expenses are estimated to be 0.06% (for the Core Fund US$ Units) and 0.07% (for all other Funds US$ Units) per annum of the NAV of each Fund.

(8)	The license fees paid by each Fund amount to the greater of (a) US$5,000 per month for the Core Fund or US$2,500 per month for all other Funds, and (b) 0.10% per annum of each Fund’s NNAV.

(9)	The trailing fee to selling agents is equal to 1% per annum of the NAV of each Fund.

(10)	Energy Fund assets that are part of the Fixed Income Portfolio are comprised of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30 day short-term money market rates amounting to 3.00% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180 day Treasury bond rates as of mid Oct 2006, amounting to 5.17% per annum. The actual rates of interest earned on the Fixed Income Portfolio and on cash and cash equivalent assets of the Energy Fund assets may be higher or lower, depending on prevailing interest rates in effect at that time.

(11)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90 day period beginning on the date the Units were issued to such Limited Owner.

ACCELERATED CORE FUND — BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in the Accelerated Core Fund USD Class and Accelerated Core Fund CDN Class Units during the first twelve months. The total estimated cost and expense load of Accelerated Core Fund USD Class and Accelerated Core Fund CDN Class Units is expressed as a percentage of two thousand dollars ($2,000), the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors”, employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas have a minimum initial subscription requirement of five thousand dollars ($5,000), or residents of Texas who are “Benefit Plan Investors” (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, have a minimum initial subscription requirement of two thousand dollars ($2,000). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Core Fund may differ.

	Accelerated Core Fund USD Class		Accelerated Core Fund CDN Class
	Amount - $	Amount - %	Amount - $	Amount - %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Subscription Fee (2)	$60.00	3.00%	$60.00	3.00%
Organization and Offering Expenses (3)	$3.22	0.16%	$3.63	0.18%
Management Fee (4)	$30.00	1.00%	$30.00	1.00%
Custodian & Administrator Fees (5)	$6.32	0.32%	$7.11	0.36%
Brokerage Commissions and Fees (6)	$22.50	1.12%	$25.31	1.27%
Routine Operational Administrative and Other Ordinary Expenses (7)	$1.15	0.06%	$1.30	0.07%
License Fees (8)	$3.00	0.15%	$3.00	0.15%
Trailing fees to Selling Agents (9)	$20.00	1.00%	$20.00	1.00%
Interest Income (10)	$(91.56)	(4.58)%	$(91.56)	(4.58)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$54.64	2.73%	$58.79	2.94%
Redemption Fees (11)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is ten dollars ($10.00). The amount reflected in the table represents the amount of minimum investment in the Trust because the total cost and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of two thousand dollars ($2,000).

(2)	The subscription fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(3)	The organization and offering expenses are estimated to be US$806,000 in total. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the organization and offering expenses are estimated to be 0.16% (for the Core Fund US$ Units) and 0.16% (for all other Funds US$ Units) of the NAV of each Fund.

(4)	The management fee is equal to 1% per annum of the NNAV of each Fund.

(5)	The custodian and administrator fees are based on specific percentages for specific levels of the NNAV of the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the custodian and administrator fees are estimated to be 0.028% and 0.174% (for the Core Fund US$ Units respectively) and 0.035% and 0.194% (for all other Funds US$ Units respectively except the Accelerated Core Fund) and .048% and .268% (for the Accelerated Core Fund US$ Units respectively) per annum of the NNAV of each Fund.

(6)	The brokerage commissions and fees are estimated not to exceed 0.75% of each Fund’s NNAV in a year.

(7)	The annual routine operational administrative and other ordinary expenses are estimated to be US$290,000 for all the Funds. Based on Core Fund assets of US$250,000,000 and other Funds assets of US$62,500,000 each, the routine operational administrative and other ordinary expenses are estimated to be 0.06% (for the Core Fund US$ Units) and 0.07% (for all other Funds US$ Units) per annum of the NAV of each Fund.

(8)	The license fees paid by each Fund amount to the greater of (a) US$5,000 per month for the Core Fund or US$2,500 per month for all other Funds, and (b) 0.10% per annum of each Fund’s NNAV.

(9)	The trailing fee to selling agents is equal to 1% per annum of the NAV of each Fund.

(10)	Accelerated Core Fund assets that are part of the Fixed Income Portfolio are comprised of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30 day short-term money market rates amounting to 3.00% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180 day Treasury bond rates as of mid Oct 2006, amounting to 5.17% per annum. The actual rates of interest earned on the Fixed Income

Portfolio and on cash and cash equivalent assets of the Accelerated Core Fund assets may be higher or lower, depending on prevailing interest rates in effect at that time.

(11)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90 day period beginning on the date the Units were issued to such Limited Owner.

INVESTMENT OBJECTIVE AND STRATEGY

DESCRIPTION OF THE BROOKSHIRE INDICES

In March 2005, Brookshiretm Raw Materials Group, Inc., an Ontario, Canada incorporated company, which is an affiliate of the Managing Owner, developed the Brookshiretm International Raw Materials index. Each commodity within the BIRMItm is allocated, in Brookshire’s sole discretion, a fixed weighting based on Brookshire’s determination of the relative importance of such commodity to the world economy and on changing patterns of worldwide commodities consumption. The 26 commodities that currently comprise the BIRMItm range from metals and minerals (such as gold, silver, aluminum and lead) and energy products (such as oil, gasoline and natural gas) to agricultural products (such as corn, cotton and wheat).

In addition to the BIRMItm, Brookshire also has developed four indices that are derived from the BIRMItm, each of these indices’ constituent commodities is sector specific and the commodities weightings within each index corresponds with the commodities of that sector contained in the BIRMItm.  The indices are:

•	Brookshiretm International Raw Materials Index Agriculture;

•	Brookshiretm International Raw Materials Index Metals;

•	Brookshiretm International Raw Materials Index Energy; and

•	Brookshiretm International Raw Materials Index Accelerated.

Each of the indices is notionally composed of commodity futures and forward contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures and forward contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts that have not yet reached delivery must be purchased. This process is known as “rolling” a futures position. An index, such as the BIRMItm, is commonly known as a “rolling index” because it replaces futures contracts as they approach maturity by notionally selling and purchasing off-setting contracts. This process of contract replacement takes place over time to lessen the impact on the market for the futures contract.

Brookshire believes that the indices include the most significant of the publicly traded raw materials used in international commerce for which commodity futures and forward contracts are regularly traded in recognized markets. Each of the indices is separately maintained in U.S. currency and in Canadian currency.

Brookshire intends to review the constituent commodities and their respective weightings for each index at the beginning of each calendar year with a view to potentially adding or deleting the constituent commodities or revising their relative weightings, based on Brookshire’s determination, in its sole discretion, of changing patterns of worldwide commodities consumption. Brookshire may conduct this review more frequently in its sole discretion. Brookshire does not currently anticipate any change to any of the indices in 2006.

Approximately once a month, the changing futures contract values for the commodities within each index will be re-aligned to their allocated weights within the applicable index, to the extent reasonably possible, by notionally buying or selling futures contracts, as appropriate. This process is referred to as Re-Balancing.

Each of the indices invests non-margin requirements in a portfolio of investment grade fixed income securities cash and cash equivalents of the same currency denomination as that of the class.

The Managing Owner on behalf of the Funds has been granted a non-exclusive license by Brookshire to use the indices in the U.S. pursuant to the License Agreement (which includes a licensing fee to be paid by each Fund to Brookshire). See “SUMMARY OF MATERIAL AGREEMENTS — The License Agreement”.

The chart below reflects the current six commodity sectors that currently comprise the BIRMItm and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index

Commodity	Weight (%)	Principal Exchange

ENERGY — TOTAL — 44.5%
Crude Oil	23.0%	New York Mercantile Exchange
Brent Crude Oil	6.5%	Intercontinental Exchange
Heating Oil	5.0%	New York Mercantile Exchange
Natural Gas	5.0%	New York Mercantile Exchange
RBOB Gasoline	5.0%	New York Mercantile Exchange
AGRICULTURE — TOTAL — 27.0%
AGRICULTURE — Grains/Softs/Fibers
Wheat	6.0%	Chicago Board of Trade
Corn	4.0%	Chicago Board of Trade
Soybeans	3.5%	Chicago Board of Trade
Cotton	2.0%	New York Cotton Exchange
Coffee	1.5%	New York Board of Trade
Rough Rice	1.5%	Chicago Board of Trade
Sugar	1.5%	New York Board of Trade
Barley	0.5%	Winnipeg Commodities Exchange
Subtotal — Agriculture-Grains /Softs/Fibers — 20.5%
AGRICULTURE — Livestock
Lean Hogs	2.0%	Chicago Mercantile Exchange
Live Cattle	2.0%	Chicago Mercantile Exchange
Subtotal — Agriculture-livestock — 4.0%
AGRICULTURE — Paper/Forests
Lumber	1.5%	Chicago Mercantile Exchange
Rubber	1.0%	Tokyo Commodity Exchange
Subtotal — Agriculture — paper/ forests — 2.5%
METALS — TOTAL — 28.5%
METALS — Industrial
Copper	5.0%	COMEX — New York Mercantile Exchange
Aluminum	3.5%	London Metals Exchange
Lead	3.0%	London Metals Exchange
Nickel	3.0%	London Metals Exchange
Tin	2.5%	London Metals Exchange
Zinc	2.5%	London Metals Exchange
Subtotal — metals — industrial — 19.5%
METALS — Precious
Gold	3.0%	COMEX — New York Mercantile Exchange
Platinum	3.0%	New York Mercantile Exchange
Silver	3.0%	COMEX — New York Mercantile Exchange
Subtotal — metals — Precious — 9.0%

The composition and performance of the BIRMItm in the currency of each Class may be viewed on Bloomberg Professional Services at BRM<GO>, on www.bloomberg.com under the index symbols BIRMIUSD, BIRMICDN, BIRMIEUR and BIRMIGBP, and on Brookshire’s website at www.brookshirerawmaterials.com, which websites and information therein are not, and shall not be deemed to be, incorporated by reference in this Prospectus.

BRMAGtm:  the table below sets forth the 12 agriculture sector raw materials that comprise the BRMAGtm as of the date of this Prospectus, each commodity’s respective weight and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index Agriculture

Commodity	Weight (%)	Principal Exchange

Wheat	22.0%	Chicago Board of Trade
Corn	15.0%	Chicago Board of Trade
Soybeans	13.0%	Chicago Board of Trade
Cotton	7.5%	New York Cotton Exchange
Lean Hogs	7.5%	Chicago Mercantile Exchange
Live Cattle	7.5%	Chicago Mercantile Exchange
Coffee	5.5%	New York Board of Trade
Lumber	5.5%	Chicago Mercantile Exchange
Rough Rice	5.5%	Chicago Board of Trade
Sugar	5.5%	New York Board of Trade
Rubber	3.5%	Tokyo Commodity Exchange
Barley	2.0%	Winnipeg Commodities Exchange

BRMMEtm:  the table below sets forth the nine metals and minerals sector raw materials that comprise the BRMMEtm as of the date of this Prospectus, each commodity’s respective weight and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index Metals

Commodity	Weight (%)	Principal Exchange

Industrial Metals
Copper	17.5%	COMEX — New York Mercantile Exchange
Aluminum	12.0%	London Metals Exchange
Lead	10.5%	London Metals Exchange
Nickel	10.5%	London Metals Exchange
Tin	9.0%	London Metals Exchange
Zinc	9.0%	London Metals Exchange
Precious Metals
Gold	10.5%	COMEX — New York Mercantile Exchange
Platinum	10.5%	New York Mercantile Exchange
Silver	10.5%	COMEX — New York Mercantile Exchange

BRMENtm:  the table below sets forth the five energy sector raw materials that comprise the BRMENtm as of the date of this Prospectus, each commodity’s respective weight and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index Energy

Commodity	Weight (%)	Principal Exchange

Energy
Crude Oil	51.0%	New York Mercantile Exchange
Brent Crude Oil	14.5%	Intercontinental Exchange
Heating Oil	11.5%	New York Mercantile Exchange
Natural Gas	11.5%	New York Mercantile Exchange
RBOB Gasoline	11.5%	New York Mercantile Exchange

BRMXLtm:  The basket of commodities represented by BRMXLtm consists of the same core raw materials within the BIRMItm (currently 26 in number), with fixed weights proportional to their weights in the BIRMItm, but the BRMXLtm will notionally purchase approximately 50% more commodity futures and forward contracts, proportionally, than the Core Fund resulting in approximately 50% leverage.

Interruption of Index Calculation

Calculation of one or more of the indicies may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of Brookshire or the Managing Owner. Additionally, calculation of the indicies may also be disrupted by an event that would require Brookshire to calculate the closing price in respect of the relevant commodity on an alternative basis.

Indices Performance Information

Indices Returns

The table below sets forth the indices value performance for the period March, 2005 through October, 2006.

Brookshire Raw Materials Indices Performance
USD Indices
March 2005 to October 2006
Index Monthly Return (USD)

Date	BIRMIUSD	BRMXLUSD	BRMAGUSD	BRMMEUSD	BRMENUSD
Cumulative Return from Mar-31-05 to Oct-31-06	13.40%	15.00%	0.31%	95.42%	(19.62%)
31-Oct-06	1.27%	1.62%	8.29%	7.66%	(7.22%)
29-Sep-06	(6.60%)	(10.13%)	(0.16%)	(0.24%)	(14.84%)
31-Aug-06	(3.64%)	(5.68%)	(1.74%)	4.31%	(9.97%)
31-Jul-06	2.64%	3.76%	(1.99%)	5.87%	3.50%
30-Jun-06	(0.58%)	(1.08%)	(0.17%)	(5.14%)	2.08%
31-May-06	0.18%	(0.01%)	1.61%	2.60%	(2.23%)
28-Apr-06	7.26%	10.70%	0.16%	17.01%	5.25%
31-Mar-06	3.93%	5.72%	(4.16%)	6.93%	7.06%
28-Feb-06	(6.13%)	(9.31%)	0.66%	(2.12%)	(12.99%)
31-Jan-06	7.22%	10.66%	2.06%	14.44%	5.60%
30-Dec-05	5.07%	7.46%	6.37%	5.44%	4.00%
30-Nov-05	(0.38%)	(0.73%)	(0.66%)	7.71%	(5.38%)
31-Oct-05	(5.60%)	(8.55%)	(2.86%)	1.72%	(12.04%)
30-Sep-05	1.85%	2.55%	2.62%	3.69%	0.17%
31-Aug-05	7.42%	10.95%	(5.38%)	1.15%	19.35%
29-Jul-05	4.02%	5.89%	1.42%	2.69%	6.21%
30-Jun-05	2.41%	3.51%	(3.09%)	(1.02%)	7.95%
31-May-05	0.04%	(0.04%)	0.47%	0.23%	(0.26%)
29-Apr-05	(5.85%)	(8.90%)	(2.12%)	(2.14%)	(10.71%)

Brookshire Raw Materials Indices Performance
CAD Indices
March 2005 to October 2006
Index Monthly Return (USD)

Date	BIRMIUSD	BRMXLUSD	BRMAGUSD	BRMMEUSD	BRMENUSD
Cumulative Return from Mar-31-05 to Oct-31-06	11.30%	12.42%	(1.06%)	92.40%	(21.45%)
31-Oct-06	1.21%	1.56%	8.32%	7.67%	(7.39%)
29-Sep-06	(6.76%)	(10.33%)	(0.23%)	(0.27%)	(15.06%)
31-Aug-06	(3.69%)	(5.71%)	(1.82%)	4.20%	(9.94%)
31-Jul-06	2.59%	3.71%	(2.10%)	5.82%	3.48%
30-Jun-06	(0.67%)	(1.18%)	(0.27%)	(5.24%)	2.01%
31-May-06	(0.01%)	(0.26%)	1.46%	2.40%	(2.46%)
28-Apr-06	7.10%	10.48%	0.08%	16.66%	5.15%
31-Mar-06	3.93%	5.76%	(4.29%)	6.99%	7.12%
28-Feb-06	(6.23%)	(9.43%)	0.61%	(2.28%)	(13.07%)
31-Jan-06	7.10%	10.50%	1.94%	14.26%	5.51%
30-Dec-05	4.97%	7.34%	6.29%	5.36%	3.88%
30-Nov-05	(0.46%)	(0.83%)	(0.75%)	7.68%	(5.50%)
31-Oct-05	(5.74%)	(8.73%)	(3.00%)	1.66%	(12.24%)
30-Sep-05	1.67%	2.30%	2.49%	3.53%	(0.05%)
31-Aug-05	7.26%	10.74%	(5.39%)	1.06%	19.05%
29-Jul-05	3.99%	5.87%	1.41%	2.63%	6.20%
30-Jun-05	2.40%	3.50%	(3.10%)	(1.02%)	7.93%
31-May-05	0.03%	(0.04%)	0.43%	0.18%	(0.22%)
29-Apr-05	(6.03%)	(9.16%)	(2.13%)	(2.16%)	(11.08%)

Peak-to-Valley Drawdowns

Below are the largest monthly peak-to-valley drawdowns and timing for each of the indices since March 2005.

	USD		CAD

BIRMI	10.00%	July 2006 to Sept. 2006	10.19%	July 2006 to Sept. 2006
BRMXL	15.23%	July 2006 to Sept. 2006	15.45%	July 2006 to Sept. 2006
BRMAG	5.38%	July 2005 to Aug. 2005	5.39%	July 2005 to Aug. 2005
BRMME	5.14%	May 2006 to June 2006	5.24%	May 2006 to June 2006
BRMEN	28.86%	July 2006 to Oct 2006 ongoing	29.16%	July 2006 to Oct 2006 ongoing

THE FUNDS

The Brookshiretm Raw Materials (U.S.) Core Fund

The Core Fund’s investment objective is to approximately replicate the performance of the BIRMItm.

The Brookshiretm Raw Materials (U.S.) Agriculture Fund

The Agriculture Fund’s investment objective is to approximately replicate the performance of the BRMAGtm.

The Brookshiretm Raw Materials (U.S.) Metals Fund

The Metals Fund’s investment objective is to approximately replicate the performance of the BRMMEtm.

The Brookshiretm Raw Materials (U.S.) Energy Fund

The Energy Fund’s investment objective is to approximately replicate the performance of the BRMENtm.

The Brookshiretm Raw Materials (U.S.) Accelerated Core Fund

The Accelerated Core Fund’s investment objective is designed to approximately replicate the performance of the BRMXLtm, which consists of the same core raw materials within the BIRMItm, but the Accelerated Core Fund will purchase approximately 50% more commodity futures and forward contracts, proportionally, than the Core Fund resulting in approximately 50% leverage.

Fund Portfolios

Each Fund will purchase long-only positions in its Commodities Portfolio of commodity futures and forward contracts. This means that each Fund will only buy positions in commodities and will not engage in any short-selling. Each Fund intends to close out all positions by making an offsetting sale and does not intend to take delivery of any actual commodities.

Each Fund’s portfolio will also include a Fixed Income Portfolio comprised of treasury securities and other high credit quality short-term fixed income securities and cash and cash equivalents, generally of the same denomination as the currency of each Class within a Fund (e.g., the CDN Class of each Fund will generally maintain its Fixed Income Portfolio and cash in Canadian currency).

The Managing Owner intends that the Commodities Portfolio of each Fund will only include exchange-traded commodity futures and forward contracts, except when the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable. In such circumstances, a Fund will trade commodity futures and forward contracts wherever possible, including in the over-the-counter markets.

Generally, each Fund’s Commodities Portfolio will be Re-Balanced approximately once each month to replicate, to the extent reasonably possible, the commodities weights of a Fund’s corresponding index, by buying and selling commodity futures and forward contracts. The Managing Owner may determine at its sole discretion, to Re-Balance a Fund’s Commodities Portfolio more or less frequently. The Managing Owner believes that regular Re-Balancings of Commodities Portfolios may provide potential for increased performance, as re-balancing in light of market events may result in advantages due to market undervaluation, even if not the initial reason for the re-balancing. For example, consider the following sequence of events:

•	Exogenous shock to the world oil market that results in a Re-Balancing due to the price of oil decreasing;

•	The above Re-Balancing would result in increased oil future purchases. A subsequent event causing the price of oil to increase (e.g. less supply due to war in an oil producing country) would result in increased oil prices and likely, a gain to investors greater than if no Re-Balancing occurred (more oil contracts purchased).

•	Thus, Re-Balancing can have the effect of taking advantage of Fund undervalued markets as opposed to a commodity pool that indices that are Re-Balanced on a less frequent basis.

The Funds will also trade to Re-Balance the portfolios and roll contracts from near delivery months to later delivery months since the Funds do not intend to take delivery of physical commodities. From time to time, the Funds will also trade in securities to reduce leverage or cash cover. Generally, a Fund will place spread orders when rolling contracts. Each spread order involves simultaneously closing, or selling, a Fund’s existing open position in a commodity future and forward contract and re-establishing a new long position, or opening, in the same commodity. The Funds employ spread orders, as opposed to placing independent orders to buy the far-month and sell the near month contracts, in order to attempt to protect the Funds against certain market risks.

Each Fund will use sophisticated proprietary trading techniques and an integrated systems structure, based on the experience of the principals of the Managing Owner, in an attempt to minimize the trading costs and the market impact of its trading strategy. The Funds invest in commodity futures and forward contracts satisfying minimum margin requirements. Typically these margin requirements range from 6% to 8% of the value of the contract purchased or sold. Except for the Accelerated Core Fund, the Funds will not employ leverage to purchase such contracts. Therefore, the value of each Fund’s Fixed Income Portfolio and cash cover is intended to be sufficient to settle each Fund’s Commodities Portfolio. With respect to the Accelerated Core Fund, the value of its Commodities Portfolio will utilize up to 50% of leverage and 50% of cash funding. The Managing Owner expects that, in general, investment grade fixed income securities, cash or cash equivalents will be deposited with the Fund’s Custodian and FCM (or other financial institution), as applicable, to serve as collateral for margin requirements.

In the event that the constituent commodities or weights of an index are revised by Brookshire, the corresponding Fund will reflect these revisions on its next Re-Balancing, provided that notice of the revisions are published by Brookshire on its website at www.brookshirerawmaterials.com for at least ten days (which website and information therein shall not be deemed to be incorporated by reference in this Prospectus), unless the notice occurs less than three Business Days prior to any month-end, in which case a Fund will not reflect the revision until the following Re-Balancing. While each index is generally Re-balanced on the last Business Day of each month, the Re-balancing for each Fund may not occur on the last Business Day of the month. The Managing Owner retains the right to implement Re-Balancings to a Fund without notice or on short notice.

Commodity futures and forward contracts, fixed income securities and cash equivalents may be purchased globally by the Managing Owner on behalf of the Trust as well as other trusts or funds managed by the Managing Owner, and such contracts will be held by the Custodian and FCM (or other financial institution), as applicable, on behalf of their respective interests.

Commodity futures and forward contracts will be purchased globally by the Managing Owner on behalf of the Funds within the Trust, and the FCM will maintain these contracts and other Trust assets held by it in a single segregated account. The Managing Owner will instruct the FCM to buy and sell commodity futures and forward contracts within the Trust in accordance with the investment methodology of each Fund, See “Risk Factors — Obligations incurred by a broker on behalf of the Fund which the broker is incapable of satisfying from the assets of the Fund may result in liability to the Fund, and failing that, liability to the Limited Owner.”

Unlike certain traditional commodity pools, commodity futures and forward contracts will not be bought or sold to take advantage of anticipated price movements. Rather, trading will be effected to meet the objective that the positions of each Fund replicate, to the extent reasonably possible, the notional composition, weights and methodology of the corresponding index.

Each Fund will not replicate exactly the performance of its corresponding index because the total return generated by a Fund’s portfolio will be reduced by transaction costs incurred in adjusting the actual balance of the Fund’s portfolio and other expenses of the Fund, whereas such transaction costs and expenses are not included in the calculation of the corresponding index, and a portion of such Fund may remain in the Fund’s Fixed Income Portfolio or cash for cash cover, funding redemptions and other expenses of the Fund. Further, while each of the various commodities comprising a Fund’s Commodities Portfolio will, to the extent reasonably possible, replicate its percentage weighting in the corresponding index, funds permitting, each commodity will not all at all times exactly replicate its percentage allocation in such index. Further, while each index is generally Re-balanced on the last Business Day of each month, the Re-balancing of each Fund may not occur on the last Business Day of the month.

After the Initial Offering Period, the Managing Owner intends to make the net asset value of each Fund publicly available on its website at www.brookshirerawmaterialsfunds.com which website and the information thereon are not, and shall not be, deemed to be incorporated by reference in this Prospectus.

Generally, if the performance of a Fund exceeds the fees and expenses of such Fund, then the value of an investment in such Fund should appreciate. Correspondingly, if the performance of a Fund does not exceed the fees and expenses of such Fund, then the value of an investment in such Fund should depreciate.

The Managing Owner will employ the methodology described above and its application of such methodology shall be final, conclusive and binding. While the Managing Owner currently intends to employ the above described methodology, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any futures or forward contract) will not arise that would, in the view of the Managing Owner, necessitate a modification of or change to such methodology and in such circumstances the Managing Owner may make any such modification or change as it determines appropriate..

Interruption of Fund Calculation

Calculation of the NAV of a Fund may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Managing Owner.

Additionally, calculation of the NAV may also be disrupted by an event that would require the Managing Owner to calculate the closing price in respect of the relevant commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such commodity on the relevant exchange. If such an event in relation to an commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such commodity on the relevant exchange, the Managing Owner will, in its discretion, either:

•	continue to calculate the relevant closing price for a further period of five successive trading days for such commodity on the relevant exchange; or

•	if such period extends beyond the five successive trading days, the Managing Owner may elect to replace the exchange traded instrument with respect to a specific commodity.

The foregoing description is general and is not intended to be exhaustive. Potential investors must recognize that there are inherent limitations on all descriptions of investment processes due to the complexity, confidentiality and subjectivity of such processes.

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

The Trust

General.  The Trust was formed on August 16, 2006, as a Delaware statutory trust and will issue separate Funds of Units in segregated pools of assets and liabilities of the Trust, pursuant to the requirements of the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust’s office in the State of Delaware is c/o CSC Trust Company of Delaware, Little Falls Centre One, 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808. The Trust’s principal office is c/o Brookshiretm Raw Materials Management, LLC, Dufferin Liberty Centre, 219 Dufferin Street, Suite 300A, Toronto, Ontario M6K 1Y9, Canada.

Purchasers of Units will become limited owners of the Trust, or Limited Owners. The Trust Act provides that, except as otherwise provided in the Declaration of Trust and Trust Agreement of the Trust, or the Trust Agreement, Limited Owners in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Fund in excess of that Fund’s assets. Limited Owners do not have any such liability. See “SUMMARY OF MATERIAL AGREEMENTS — The Trust Agreement.”

Funds.  The Trust is offering Units of beneficial interest in:

•	the Core Fund;

•	the Agriculture Fund;

•	the Metals Fund;

•	the Energy Fund; and

•	the Accelerated Core Fund.

Each Fund is a separate series under Delaware law. Pursuant to Delaware law, all of the assets of each Fund of the Trust, together with all income, earnings, profits and proceeds for each Fund, is held for the benefit of the Limited Owners of such Fund, and not for the benefit of the holders of any other Fund of the Trust (including the other Funds offered in this Prospectus) subject only to the liabilities associated with such Fund. Therefore, it is intended that the debts, liabilities, expenses, costs, charges and obligations of each Fund shall be enforceable only against the assets of such Fund and not against the assets of another Fund of the Trust.

The Units are deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

Classes.  Each Fund is initially being offered in two classes, USD Class and CDN Class, to permit Limited Owners to invest with U.S. currency or Canadian currency. Each Fund intends to maintain a portion of its Fixed Income Portfolio, to the greatest extent reasonably possible, invested in securities and cash denominated in the currency of each Class of Units in such Fund. For example, the Fixed Income Portfolio relating to an investment in USD Class Units will be maintained to, the greatest extent possible, in securities and cash denominated in U.S. currency.

Since the Trust’s functional currency is the U.S. dollars (meaning that the Trust will pay its fees and expenses in such currency), a Limited Owner in the CDN Class of any Fund will bear the currency exchange rate risk associated with an investment denominated in Canadian currency. For example, if you purchase a CDN Class Unit, which is denominated in Canadian currency, and then the Canadian dollar depreciates in value vis-a-vis the U.S. dollar, you will not experience the same investment results had you invested in a USD Class.

Additional Funds and Classes.  The Trust is authorized to issue additional Funds and Classes of Units of trust in each existing Fund, from time to time, without the Limited Owners consent, which may differ in terms of and may be preferential to, among other things, the fees charged, the withdrawal rights, use of leverage, and minimum and additional subscription amounts with respect to the other Classes associated with a Fund. Such additional Funds or Classes may be offered pursuant to other offering materials.

The Funds’ investment objectives and strategies are set forth below. The information in this Prospectus is qualified in its entirety by the Trust’s Trust Agreement, as it may be further amended and/or supplemented from time to time. To request a copy of the Declaration of Trust and Trust Agreement, Limited Owners may contact the Administrator at (416) 644-4450.

The Trustee and the Trust Certificate

CSC Trust Company of Delaware, a Delaware banking corporation is the Trust’s sole Trustee. Under the Trust Agreement, the Trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and, accordingly, the Trustee has only nominal duties and liabilities to the Trust.

The Trustee’s principal offices are located at Little Falls Centre One, 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Managing Owner, and the Trustee’s duties and liabilities with respect to the administration of the Trust are limited to its express obligations under the Trust Agreement. The Trustee will accept service of legal process upon the Trust in the State of Delaware. Limited Owners will be notified by the Managing Owner of any change of the Trust’s trustee.

The Managing Owner may be deemed to be, and the Trustee will not be deemed to be, a “Promoter” of the Trust within the meaning of the Securities Act of 1933, as amended, or the Securities Act. The Managing Owner may be deemed to be a “parent” of the Trust within the meaning of the Federal securities laws.

The Managing Owner

Brookshiretm Raw Materials Management, LLC, a Delaware limited liability company formed on October 18, 2005, is the Managing Owner. The principal office of the Managing Owner is located at Dufferin Liberty Centre, 219 Dufferin Street, Suite 300A, Toronto, Ontario M6K 1Y9, Canada.

The Managing Owner is responsible for managing the day-to-day operations of the Trust and each Fund. The Managing Owner may engage other persons or entities to perform functions on behalf of the Trust or each Fund as the Managing Owner may deem necessary from time to time in its sole discretion. The Managing Owner is registered as a CPO and CTA with the CFTC, and is a member of the NFA. As a registered CPO and CTA, the Managing Owner must comply with various regulatory requirements under the CE Act and the rules and regulations of the CFTC and NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and record keeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA. See “DUTIES OF THE MANAGING OWNER” below further description of the Managing Owner’s responsibilities.

Ownership of the Managing Owner

The Managing Owner is a wholly owned subsidiary of Brookshiretm Raw Materials Group Inc., an Ontario, Canada incorporated company, which itself is a wholly owned subsidiary of Brookshiretm and Company Ltd., an entity incorporated under the laws of Ontario, Canada.

Officers and Directors of the Managing Owner

The name, position with the Managing Owner and principal occupation of each of the directors and officers of the Managing Owner are set out below:

Name and Municipality	Age	Position with Managing Owner

John M. Marshall	45	Chief Executive Officer, Director and Chairman of the Board
Clyde Harrison	62	President, Director
Stephen Z. Adams, C.A	49	Chief Financial Officer, Director
Gary M. Sugar, LL.B., M.B.A.	47	Senior Vice-President, Product Development, Secretary and General Counsel

John M. Marshall serves as the Chief Executive Officer, a Director and the Chairman of the Board of the Managing Owner since its incorporation in October, 2005. Mr. Marshall is also Chief Executive Officer and Director of Brookshire since its incorporation in March, 2005. Mr. Marshall is also Chief Executive Officer and Director of Brookshiretm and Company Ltd., the parent company of Brookshire, since it commenced operations in October, 2002. In addition, Mr. Marshall is a senior officer and director of Brookshiretm Capital

Corporation and Brookshiretm Management Inc., all of which are affiliated companies of Brookshire. Mr. Marshall has over 20 years’ experience in the fields of technology, management consulting, corporate finance, commodities trading, human resources and entrepreneurial businesses in Canada, U.S., Europe and Asia. Mr. Marshall is a director of the Limited Market Dealers Association of Canada. Prior to establishing Brookshire and Company Ltd., Brookshire and the Managing Owner, Mr. Marshall founded and was both CEO and CTO of JCI Corporation, a network technology company in June, 1997. Mr. Marshall has been a featured speaker at various technology symposiums and conferences including INTEROP, NAB, Digital Hollywood, SMPTE, and ITS conferences. Mr. Marshall has also operated and sold businesses in the service, distribution, commodity trading, technology, and hospitality industries.

Clyde C. Harrison is the President of the Managing Owner. Since June of 2005, Mr. Harrison has been a principal with Brookshire and has devoted most of his time to the development of several indices owned, operated and maintained by Brookshire. Since March 1998, Mr. Harrison has served as a registered representative of Oakbrook Investment Brokers, Inc., a U.S. registered broker-dealer. From September of 1997 until June of 2004, Mr. Harrison served as the founder and managing member of Beeland Management Company, L.L.C., the manager and commodity pool operator of the Rogers International Raw Materials Fund, L.P. From February of 2002 until February of 2005, Mr. Harrison was an associated person with The Price Futures Group Inc., a placement agent to the Rogers International Raw Materials Fund, L.P. Prior to 2000, Mr. Harrison served as a pension fund consultant and in the institutional stock execution business with Nutmeg Securities, Inc., and later, in a similar capacity with a division of a New York-based broker-dealer. In addition, prior to 1992, Mr. Harrison served as a consultant to Commerzbank Futures where he developed risk control systems for applications to futures clearing merchant registration to the U.S. Federal Reserve Bank. Mr. Harrison has been a Member of the Managed Futures Committee of the Chicago Mercantile Exchange. In the course of his over 35 year career, Mr. Harrison has served as a member of the Chicago Board Options Exchange, Inc., as a member of the International Monetary Market, and as an advisor of a number of private investment and trading funds.

Stephen Z. Adams, C.A. serves as the Chief Financial Officer of the Managing Owner since its incorporation in October 2005. Mr. Adams is also Chief Financial Officer and Director of Brookshire since its incorporation in March 2005. Mr. Adams is also Chief Financial Officer of Brookshiretm and Company Ltd., the parent company of Brookshire, since it commenced operations in October, 2002. In addition, Mr. Adams is a senior officer and director of Brookshiretm Capital Corporation and Brookshiretm Management Inc., all of which are affiliated companies of Brookshire. He has over 25 years of professional experience serving in a variety of entrepreneurial positions such as Co-Founder and Chief Financial Officer, Business Development Officer, Director of Strategic Projects and as a Canadian Chartered Accountant in public practice. His industry experience includes corporate finance, technology, manufacturing, hospitality, real estate development, service, telecommunications and financial management. From 1999 until he joined Brookshire, Mr. Adams was CFO of JCI Corporation, a network technology company. Mr. Adams is a licensed Chartered Accountant in the province of Ontario.

Gary M. Sugar, LL.B., M.B.A. serves as Vice-President of the Managing Owner since its incorporation in October 2005. Mr. Sugar is also Senior Vice-President, Product Development, Corporate Secretary and General Counsel of Brookshire since its incorporation in March 2005. Mr. Sugar is also Senior Vice-President, Corporate Secretary and General Counsel of Brookshiretm and Company Ltd., the parent company of Brookshire, since it commenced operations in October, 2002. In addition, Mr. Sugar is a senior officer and director of Brookshiretm Capital Corporation and Brookshiretm Management Inc., all of which are affiliated companies of Brookshire and is a corporate/securities lawyer practicing in Ontario. For the past 18 years as a corporate/securities lawyer, Mr. Sugar has counseled clients through private and public fundraisings, regulatory compliance matters, and corporate/commercial transactions. Mr. Sugar has worked with local and international clients in a wide variety of industries, including natural resources, technology, telecommunications, biotech, manufacturing and service industries. Mr. Sugar is a graduate of the Combined LL.B./M.B.A. Program at York University/Osgoode Hall Law School and has an undergraduate degree in Computer Science.

Legal Actions

On September 18, 2006 Tannenbaum, Helpern, Syracuse and Hirschtritt LLP, a New York City law firm, (“Tannenbaum”) filed an action in the New York State Supreme Court against Brookshire Raw Materials Group Inc., Brookshire & Company LTD, Brookshire Raw Materials Management, LLC, Brookshire Raw Materials Group Trust and Brookshire Raw Materials (U.S.) Trust (the “Brookshire Entities”) alleging non-payment of legal fees owed by the Brookshire Entities to Tannenbaum in an aggregate amount of $243,023.89, plus costs and legal fees. The Brookshire Entities intend to vigorously defend this action. No assurance can be given as to the outcome of this litigation and what amounts, if any, of a final judgment, the Trust or the Funds will be required to pay.

DUTIES OF THE MANAGING OWNER

Management of the Trust

The Managing Owner will manage each Fund’s business and affairs and will direct the trading activities for each Fund. In addition, the Managing Owner selected the Trustee and is responsible for determining whether to retain or replace the Trustee.

The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other Federal or state agencies or self-regulatory organizations, and calculating the net asset value of each Fund and all fees and expenses, if any, to be paid by each Fund. The Managing Owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each Fund. The Managing Owner is responsible for selecting the FCMs for the Trust and for each Fund.

Retention of Affiliates

The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust or any Fund so long as the Managing Owner has made a good faith determination that:

•	the affiliate that it proposes to engage is qualified to perform such services;

•	the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

•	the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon 60 days’ prior written notice by the Trust.

The fees of any such affiliates will be paid by the Managing Owner or an affiliate.

Fiduciary Responsibilities

Accountability.  Pursuant to the Trust Act the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust and each Fund. However, it has neither a duty to supervise or monitor the Managing Owner’s performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Trust Act and to accepting service of process on behalf of the Trust in the State of Delaware. The Trustee owes no other duties to the Trust or to any Fund. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Trust Act, if, in law or equity, the Trustee or the Managing Owner has duties (including fiduciary duties), to the Trust or to the Limited Owners, and liabilities relating to those duties, (i) the Trustee and the Managing Owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee’s and the Managing Owner’s duties and liabilities, other than its fiduciary obligations, may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

Legal Proceedings.  If you believe that the Managing Owner has violated its fiduciary duty to the Limited Owners of a Fund, you may seek legal relief for yourself or, subject to the satisfaction of certain conditions, may seek on behalf of that Fund to recover damages from, or require an accounting by, the Managing Owner. You may have the right to institute legal action on behalf of yourself and all other similarly situated Limited Owners of that Fund (a class action), to recover damages from the Managing Owner for violations of fiduciary duties. See “MATERIAL AGREEMENTS — Trust Agreement — Indemnification.” Potential defenses, among others, to any claim by you or another Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited Owners of a Fund may have the right, subject to procedural and jurisdictional requirements, to bring a class action against a Fund in Federal court to enforce their rights under the Federal securities and/or commodities laws; and (ii) Limited Owners of a Fund who have suffered losses in connection with the purchase or sale of their Units in that Fund may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the Federal securities and commodities laws.

Reparations and Arbitration Proceedings.  Limited Owners of a Fund also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner, a registered CPO and CTA, or the Custodian, a registered FCM, under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis for Liability.  Potential investors should be aware, however, that certain provisions in the Administration Agreement, Custodian Agreement and the Trust Agreement generally make it more difficult to establish a basis for liability against the Administrator, Custodian and the Managing Owner than it would be absent such provisions, including the exculpatory and indemnity provisions included therein. See “SUMMARY OF MATERIAL AGREEMENTS — Administration Agreement, Custodian Agreement and Trust Agreement.” Payment of any indemnity to any such person by the Trust or any Fund pursuant to such provisions would reduce the assets of the Fund affected. The Managing Owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

Because the foregoing summary involves developing areas of the law, Limited Owners that believe that the Trustee, the Managing Owner or the Custodian may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.

Managing Owner’s Net Worth Commitment

The Managing Owner’s net worth is set forth in its consolidated statement of financial condition on page F-6 and is in excess of the minimum net worth requirements under the North American Securities Administrators Association Guidelines for Registration of Commodity Pool Programs, or the NASAA Guidelines. The Managing Owner has agreed that so long as the Managing Owner remains the managing owner of the Trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner’s net worth below any regulation-required amounts.

OTHER PRIVATE ACCOUNTS AND POOLS

Private Account

Since March, 2006, the Managing Owner has also been serving as the CTA of a privately held commodities fund, or the Private Account. The Managing Owner does not operate the Private Account but only provides commodity trading advice as the CTA. The Private Account consists only of commodity futures and forward contracts and does not include any fixed income securities.

The Private Account utilizes the same trading methods to be utilized by the Core Fund; provided, however the Private Account is leveraged at 300%.

The Managing Owner performs similar administrative duties for the Private Fund as it intends to perform for the Trust.

The Private Account has traded for less than one year and its trading program, which should be considered long-term, has not had sufficient time in which to take full effect.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Private Fund

As of the date of this Prospectus, the Managing Owner was also serving as the pool operator of Brookshiretm Raw Materials Group Trust, or the Private Fund, a Delaware statutory trust formed in December 2005. The Private Fund recently commenced operations in September, 2006.

The Managing Owner serves as the managing owner, CPO and CTA for the Private Fund and utilizes the same trading methods to be utilized in the Trust, and each Fund’s, proposed trading program. As with each Fund, the Private Fund’s trading is designed to replicate the positions that comprise the corresponding indices from time to time. The Managing Owner will attempt to replicate the composition of each of the indices by purchasing commodity futures and forward contracts in the same types and quantities as such indices. These indices consist of a basket of raw materials employed within the world economy and traded in seasoned markets, as futures and forward contracts. There are no “short” positions within the Private Fund.

The Private Fund is structured for large, institutional investors, with minimum subscriptions of approximately $500,000.

The Private Fund has a different fee structure than that of the Trust. Investors in the Private Fund are not required to pay a subscription fee, whereas Limited Owners in the Trust pay a 0.5% to 3% subscription fee. In addition, investors in the Funds have different management fees. Limited Owners in the Trust will pay a 1% management fee per year and a 1.0% trailing fee, whereas investors in the Private Fund pay a 1.0% management fee per year.

CAPSULE PERFORMANCE OF THE PRIVATE FUND CURRENTLY OPERATED OR
MANAGED BY MANAGING OWNER FOR THE PERIOD SEPTEMBER 6, 2006
(INCEPTION OF TRADING) THROUGH OCTOBER 31, 2006.

Net Asset Value	US$	CAD$	US$	CAD$	CAD$
Description	BIRMIUSD	BIRMICAD	BRMAGUSD	BRMAGCAD	BRMMECAD

31-Oct-06	$9.3297	$9.3187	$9.9601	$10.6753	$9.8448
30-Sep-06	$9.3128	$9.3279	Started Oct 16 @$10.00	$9.9253	$9.4255

6-Sep-06	$9.8749	$9.8769	N/A	$9.8769	$9.8769
Date of Inception of Trading	6-Sep-06	6-Sep-06	16-Oct-06	6-Sep-06	6-Sep-06
Total Contributions (1)	$4,100,000	$220,880	$550,000	$960,270	$276,100
Current Net Asset Value (2)	$9.3297	$9.3187	$9.9601	$10.6753	$9.8448
Largest Peak-to-Valley Drawdown (3) (4)	(5.69%)	(5.65%)	(5.69%)	N/A	(4.57%)
Timing	Sept 6-30	Sept 6-Oct 31 ongoing	Oct 16-30 ongoing	N/A	Sept 6-30
Largest Monthly Drawdown (5)	(5.69%)	(5.56%)	(5.69%)	N/A	(4.57%)
Timing	Sept 2006	Sept 2006	Oct 2006	N/A	Sept 2006
Annualized Rate of Return (6)	(36.640%)	(37.506%)	(9.102%)	53.645%	(2.157%)

(1)	Total Contributions as of Oct 31, 2006.

(2)	“Net asset value” is defined by applicable CFTC regulations to mean total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

(3)	“Drawdown” is defined by applicable CFTC regulations to mean losses experienced by a pool over a specified period of time.

(4)	“Largest Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(5)	“Largest Monthly Drawdown” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such drawdown.

(6)	Annualized Rate of Return is the compounded annual average rate of return for the period from September 6, 2006 through October 31, 2006 projected out to December 31, 2006 based on actual contributions received for each fund.

Past performance is not necessarily indicative of future results.

Other Pools Previously Operated by Principals of the Managing Owner

Mr. Clyde Harrison, a principal of the managing owner, is the founder and former Managing Member of Beeland Management Company, which served as CPO for Rogers International Raw Materials Fund from inception of August 1998 until January 2003. The fund began operations with $5,600,000 in assets and grew to $182,429,500 in assets by January 2003. Returns of Rogers International Raw Materials Fund for the years in which Mr. Harrison was associated with Beeland Management Company were as follows:

Year	Return
1998	(11.78%	)
1999	(35.50%	)
2000	25.16%
2001	(19.76%	)
2002	30.94%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Canadian Public Fund

As of the date of this Prospectus, the parent company of the Managing Owner was serving as the pool operator of the Brookshiretm Raw Materials (Canada) fund, or the Canadian Public Fund, an open-end trust established in the Province of Ontario, Canada. The Canadian Public Fund commenced operations in November, 2006.

The parent company of the Managing Owner, or the Canadian Manager, serves as the manager for the Canadian Public Fund and utilizes the same trading methods to be utilized in each Fund’s, proposed trading program. As with each Fund, the Canadian Public Fund’s trading is designed to replicate the positions that comprise the corresponding indices from time to time.

The Canadian Public Fund is structured for retail Canadian investors; with minimum subscriptions of CND$2,000 and units of the Canadian Public Fund may be sold in all provinces and territories of Canada except Quebec. These Canadian Public Fund units have not been registered under the Securities Act or securities laws of any State of the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Funds’ application of these policies involves judgments and actual results may differ from the estimates used.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun trading activities. Once a Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to commodities futures contracts trading. The balance of each Fund’s net asset value will be held in cash or investment grade fixed income securities, which will be used as margin for the Fund’s trading in commodities futures contracts. The percentage that U.S. Treasury bills will bear to the total net assets will vary from period to period as the market values of the exchange futures contracts change. The balance of the net assets will be held in each Fund’s commodity trading account. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect a Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Fund from promptly liquidating unfavorable positions and subject the Partnership to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, a Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

Trading in forward or other over-the-counter contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person. However, the Managing Owner intends that any commodity futures and forward contract traded by a Fund will be exchange-traded, except when the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable.

Other than these limitations on liquidity, which are inherent in a Fund’s trading operations, and the limitations on liquidity discussed below, each of the Fund’s assets are expected to be highly liquid.

Market risk

Trading in futures contracts will involve each of the Funds entering into contractual commitments to purchase or sell futures contracts on each of the applicable indices at a specified date and price. The market risk to be associated with the each Fund’s commitment to purchase commodities futures contracts will be limited to the gross or face amount of the contracts held. However, should a Fund enter into a contractual commitment to sell the commodities contract, it would be required to make delivery of the underlying commodities at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the commodities futures contracts can rise is unlimited, entering into commitments to sell such commodities will expose a Fund to theoretically unlimited risk.

Each Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of a Fund’s speculative trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit risk

When a Fund enters into futures contracts, a Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring a Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While the exposure under such indemnification provisions of each Fund cannot be estimated, these general business indemnifications are not expected to have a material impact on the financial position of any Fund.

The contractual obligations of each Fund are with the Managing Owner and the commodity brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Fund’s net asset value. Commission payments to the future commission merchants are on a contract-by-contract, or round-turn, basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

THE CUSTODIAN AND FUTURES COMMISSIONS MERCHANTS

The Custodian

HSBC TRUST, U.S.A., having an office at 452 Fifth Avenue, New York, New York 10018, is the Custodian for the Trust and each Fund. The Managing Owner, in its sole and absolute discretion, may appoint additional or substitute Custodians for the Trust. Pursuant to the Custody Agreement between the Trust and each Fund and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement, and each Fund has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets and liabilities of each Fund.

See “FEES AND EXPENSES” for a description of the fees payable to the Custodian pursuant to the Custodian Agreement.

Futures Commissions Merchants

A variety of executing and clearing brokers referred to as futures commission merchants, or FCMs, will execute futures transactions on behalf of the Trust. Each Fund will pay to such FCMs all brokerage fees, including applicable exchange fees, NFA fees, give-up fees (if any), pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Managing Owner does not expect brokerage commissions and fees to exceed 0.75% of the NNAV of the Trust in any year, although the actual amount of brokerage commissions and fees in any year may be greater. The Managing Owner decision to retain the services of a certain FCMs may be based on reasons other than a FCM ability to execute trades.

See “FEES AND EXPENSES” for a description of the fees payable to the FCMs.

THE ADMINISTRATOR

The Managing Owner has appointed Mintz Fund Services Inc. as the administrator of the Trust and each Fund. The Administrator serves pursuant to an Administration Agreement with the each Fund. The address of the Administrator is 1 Concorde Gate, Suite 200, Toronto, Ontario M3C 4G4 Canada. The telephone number of the Administrator is (416) 644-4450. The facsimile number of the Administrator is (416) 644-4455.

The Administrator is an entity that specializes in providing administration and related services to alternative investments.

The Administrator will assist the Trust in performing certain day-to-day tasks on behalf of the Trust, including: (i) communicating with others relating to the Trust, (ii) processing subscriptions, exchanges and redemptions, (iii) maintaining each Fund’s register of Limited Owners, and (iv) disbursing distributions with respect to the Units.

The Administrator receives, as negotiated from time to time, an administrator fee consistent with its customary charges for providing its services to each of the Funds and is also entitled to be reimbursed for actual out-of-pocket expenses incurred in the performance of its duties. The Trust shall pay to the Administrator an Administration Fee of $4,000 per month or up to 0.15% of net asset value of the Trust per annum, whichever is greater, to be prorated across the Funds in proportion to the NNAV of each Fund.

Either party may terminate the applicable Administration Agreement at any time provided that at least one year written notice has been given to the other party. The termination of any Administration Agreement applicable to any Fund will not automatically cause the termination of any other Administration Agreement with another Fund.

The Administrator will not, in the absence of gross negligence, willful default or fraud on its part or on the part of its directors, officers, employees or delegates, be liable to any Fund or any Limited Owner thereof for any act or omission in the course of, or in connection with, the services rendered by it under the related Administration Agreement or for any loss or damage which the Fund may sustain or suffer as the result of, or in the course of, the discharge by the Administrator or its directors, officers, employees or delegates of its duties under or pursuant to the Administration Agreement.

Each Fund will indemnify the Administrator and its directors, officers, employees and delegates from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever (other than those resulting from the gross negligence, willful default or fraud on the part of the Administrator or its directors, officers, employees or delegates) which may be imposed on, incurred by, or asserted against the Administrator or its directors, officers, employees or delegates in performing its obligations or duties under the Administration Agreement pertaining to such Fund.

See “FEES AND EXPENSES” for a description of the fees payable to the Administrator pursuant to the Administration Agreement.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of the Trust, including the Managing Owner, have other relationships that may create disincentives to act in the best interests of the Trust and its Limited Owners. The Managing Owner may have conflicts of interest in relation to its duties to the Trust. However, the Managing Owner shall, at all times, pay regard to its obligations to act in the best interests of the Trust and the Managing Owner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of Limited Owners.

In evaluating these conflicts of interest, you should be aware that the Managing Owner has a responsibility to Limited Owners to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a manager to investors is a developing area of the law and if you have questions concerning the duties of the Managing Owner, you should consult with your counsel. See “FIDUCIARY RESPONSIBILITIES” above.

Brookshiretm Raw Materials Management, LLC is the Managing Owner and promoter of each of the Funds. The Managing Owner is an affiliate of the owner of the indices, Brookshiretm Raw Materials Group, Inc.

Management Fees

There has been no arms’ length negotiation of the management fees payable to the Managing Owner.

Other Activities

Because the Managing Owner may engage, from time to time, in other activities in the normal course of business, including acting as managing owner or manager to other similar statutory trusts, the Managing Owner’s and its officers’ and employees’ full efforts will not be devoted to the activities of the Trust. For example, the Managing Owner is, among other things, currently the commodity trading advisor of the Private Fund. See “OTHER PRIVATE ACCOUNTS AND POOLS.” This may create a conflict of interest with respect to the Managing Owner’s and its principals’ and employees’ commitment to the Trust (or any individual Fund) of its resources. The Managing Owner, however, intends to devote sufficient time to the activities of the Trust and each Fund to properly manage them consistent with its fiduciary duties.

Trading for Own Account, the Accounts of Others

The officers, directors and employees of the Managing Owner may, from time to time, trade in commodities for their own accounts, or for those of customers, agents or correspondents (or employees of such agents or correspondents). These transactions might be effected when similar Fund trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a Fund in bidding or offering on purchases or sales of contracts without knowing that the Fund also is so bidding or offering. Although Limited Owners will not be permitted to inspect such persons’ trading records in light of their confidential nature, the Managing Owner will have access to many of these records.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Trust. In view of the Trust’s objective, the Managing Owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Owner if the Trust’s assets are not reduced by distributions to the Limited Owners.

Selling Agents

The Selling Agents will receive a Subscription Fee with respect to Units sold by them. Therefore, they may have a conflict of interest in advising investors whether to purchase Units.

Exchange Committees and Industry Associations

Officers, directors and employees of the Managing Owner and the Custodian, and their respective affiliates, may serve from time to time on various committees and boards of U.S. futures exchanges and the NFA, and assist in making rules and policies of those exchanges and the NFA. In such capacity, they have a fiduciary duty to the exchanges on which they serve and the NFA, and are required to act in the best interests of such organizations, even if such action may be adverse to the interests of the Trust or any Fund thereof.

No Separate Counsel

In connection with this offering, the Trust and the Managing Owner have been represented by the same counsel. To the extent that this offering could benefit by further independent review, potential investors shall be responsible for obtaining such review on an independent basis.

Receipt of Soft Dollars

The Managing Owner may, from time to time, receive services or products provided by a FCM, a practice known as receiving “soft dollars.” Such services or products may be used to provide appropriate assistance to the Managing Owner in making investment decisions for its clients, which may include research reports or analysis about particular commodities, publications, database software and services, quotation equipment and other products or services that may enhance such Managing Owner’s investment decision making. As a result, the Managing Owner has a conflict of interest because it receives valuable benefits from a FCM, and the transaction compensation charged by the broker might not be the lowest available. Although the Managing Owner does not intend to utilize soft dollar arrangements the Managing Owner may do so at any time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Brookshire will receive a license fee for the non-exclusive use of the indices in the amount equal to the greater of: (i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned between the Funds in proportion to their respective net asset values. Brookshire is the parent of the Managing Owner, and certain beneficial owners, officers and directors of Brookshire or its subsidiaries or affiliates may purchase Units in this or subsequent offerings.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Units of each Fund are used by such Funds to engage in the trading of exchange-traded commodity futures and forward contracts with a view to reflecting the performance of such Fund’s corresponding index over time, less the fees and expenses of such Fund. Each Fund’s portfolio also will include investment grade fixed income securities, cash and cash equivalents of the same currency denomination as that of the Unit Class, to the extent reasonably possible.

To the extent that a Fund trades in futures contracts on United States exchanges, the assets deposited by a Fund with its Custodian or FCM as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments, principally U.S. government obligations.

To the extent that a Fund trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Managing Owner estimates That approximately 10% of the NNAV of the Trust will be placed in a segregated account with an FCM or FCMs, in the form of cash, cash equivalents, or fixed income securities to margin positions of all commodities contracts combined, and the balance of the NNAV will be maintained in segregated accounts in the name of each Fund with the Custodian.

After trading commences in a Fund, during the Initial Offering Period, such Fund’s assets will be deposited with the Custodian. During the term of each Fund, the Managing Owner, a registered CPO and CTA, will be responsible for the cash management activities of each Fund, including the Fixed Income Portfolio.

Each Fund or receives 100% of the interest income earned on its fixed income assets.

FEES AND EXPENSES

Each Fund or Limited Owner, as applicable, will be subject to the following fees and expenses, which are described in more detail below.

Summary of Fees and Expenses

Entity Paid	Form of Compensation	Amount of Compensation

Managing Owner	Management Fee	1% per annum of the NNAV.
	Redemption Fee	2% of the NAV of such Units if redeemed within 90 days of subscription.
	Organizational costs and expenses	$806,000

Selling Agent	Subscription Fee	0.5% to 3% of the gross offering proceeds of the sale of Units of such Fund, at the time of such sale. Selling Agent and customer negotiate the fee; not to exceed 3% of the purchase price of the Units.
	Trailing Fee	1.0% of the NAV per year.

Custodian	Custodian Fee	(i) .05% per annum of the first $25,000,000 of the Trust’s NAV and (ii) 0.025% per annum on the balance of the NNAV, to be prorated across the Funds in proportion to the NNAV of each Fund.

Administrator	Administration Fee	the greater of (i) $4,000 and (ii) the following percentage of NNAV of such Fund:
(a) .0833% of 0.15% on the first $150,000,000;
(b) .0833% of 0.10% on the next $150,000,000;
(c) .0833% of 0.05% on the next $200,000,000;
(d) .0833% of 0.02% thereafter;
Futures Commission Merchants, Exchanges, Clearinghouses and NFA fees	Brokerage commissions and transactions fees, including delivery, insurance, storage and other charges incidental to trading and exchange fees, and exchange, clearing costs and NFA Fees	Estimated not to exceed 0.75% per annum of the NNAV of the Fund.

Entity Paid	Form of Compensation	Amount of Compensation

Brookshire	License Fee	(i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be prorated across the Funds in proportion to the NNAV of each Fund.
Operating Expenses	Payment of ordinary legal and accounting fees, administrative and accounting charges and other operating expenses.	Such expenses are not expected to exceed $300,000 per year for the Trust, to be prorated across the Funds based on the NNAV of each Fund.
Extraordinary Fees and Expenses	Possible unanticipated and extraordinary expenses.	Unable to estimate.

Management Fees

The Managing Owner is entitled to receive a Management Fee that is equal to 1% per annum of the NNAV of each Fund. The Management Fee will be calculated daily and paid monthly by each Fund.

The Managing Owner may in its sole discretion, waive all or a part of the Management Fee by rebate or otherwise, with respect to Units of any Limited Owner in any Fund, including without limitation, certain employees and affiliates of the Managing Owner.

For purposes of calculating the Management Fee, the NNAV of a Fund will be determined before reduction for any Management Fees accrued or extraordinary fees and expenses accrued as of such month-end, and before giving effect to any distributions or redemptions accrued during or as of such month-end. In the event that a Limited Owner redeems some or all of its Units or exchanges some or all of its Units for Units of another Fund or the Trust is dissolved or terminated as of any date other than the last day of a calendar month, the Management Fee for such month shall be paid on a pro-rated basis based on the ratio that the number of days in the calendar month through the date of such event bears to the total number of days in the calendar month.

Redemption Fee

A Redemption Fee of 2% of the NAV of any Units redeemed by any Limited Owner if it redeems such Units during a 90 day period beginning on the effective date of issuance of such Units. The Managing Owner may, in its sole discretion, waive such Redemption Fee, in whole or in part.

Subscription Fee

A Subscription Fee of 0.5% to 3% of the gross offering proceeds will be paid to the Selling Agents. Each Selling Agent and its customer subscribing for units may negotiate the subscription fee to be charged to such customer; provided that such fee is between 0.5% and 3%.

Trailing Fee

Each Fund will pay monthly trailing fees to the applicable Selling Agents equal to 1% per annum of such Fund’s NAV calculated daily and paid monthly. Trailing Fees are paid to Selling Agents for on-going services on annual basis which may include, without limitation, advising Limited Owners of the NAV of the Trust, of the relevant Fund of the Trust and of their Units in such Fund, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners. The Placement Agent

Agreement requires that such services be performed by selling Agents in order for such trailing commission to be earned.

Custodian Fee

A custodian fee, or Custodian Fee, in the amount of (i) .05% of the first $25,000,000 of the Trust’s NNAV and (ii) 0.025% on the balance of the net asset value, to be prorated across the Funds in proportion to the NNAV of each Fund.

Administration Fee

Each Fund will pay a monthly (in arrears) Administration Fee, equal to:

•	the greater of (i) $4,000 and (ii) the following percentage of NNAV of such Fund:

(a) .0833% of 0.15% on the first $150,000,000;

(b) .0833% of 0.10% on the next $150,000,000;

(c) .0833% of 0.05% on the next $200,000,000;

(d) .0833% of 0.02% thereafter;

•	A registrar and transfer agent fee of $0.15 will be paid for each transaction — a new purchase, sale or transfer.

•	annual maintenance fee per Limited Owner of $10.00.

Futures Commission Merchants, Exchanges, Clearinghouse and NFA Fees

The Trust and each Fund may not limit itself to the services of a single FCM. Subject to the reasonable opinion of the Managing Owner, each Fund will employ such FCMs as the Managing Owners deems necessary. Each Fund has designated FIMAT USA, LLC as an initial FCM. The FCM will receive brokerage commissions in return for its services. The brokerage commissions payable by each Fund to the FCM are subject to change.

The Managing Owner will not effect any transactions in commodity futures or forward contracts with any FCMs affiliated directly or indirectly with the Managing Owner, unless such transactions are effected at competitive rates. In no event will a Fund enter into any exclusive brokerage contract.

The Managing Owner estimates that the annual brokerage commissions payable by each Fund will not exceed 0.75% of each Fund’s NNAV in the applicable year. In any event, brokerage commissions to be charged will not exceed applicable guidelines of the North American Securities Administrators Association.

Each of the Funds will pay or reimburse its FCM for any delivery, insurance, storage and other charges incidental to trading and exchange fees. These charges are not included in the figure set forth in the preceding paragraph. The Managing Owner does not anticipate significant charges of this nature.

License Fee

The Trust will pay the following License Fee to Brookshire for the non-exclusive use of the indices: (i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be prorated across the Funds in proportion to their respective NNAV.

Operating Expenses

All of the routine operational, administrative and other ordinary expenses,, including, but not limited to, computer services, its pro rata share of the fees and expenses of the Trust and Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs are paid by the Trust. Such routine expenses are not expected to exceed $300,000 per year for the Trust, although the actual amounts of the routine operational, administrative and other ordinary expenses may be greater. Fees and expenses that are identifiable with a particular Fund are charged against that Fund. All general expenses of the Trust will be allocated pro rata among all Funds according to their respective NAV.

Extraordinary Fees and Expenses

The Trust shall pay all extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses and will be paid by the Managing Owner. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or the Trust, not by the Managing Owner.

Organizational Costs

Expenses incurred in connection with organizing the Trust and each Fund and the initial offering of the Units will be paid by the Managing Owner, subject to reimbursement by each Fund, on a pro rata basis based on the proportionate NAVs thereof, without interest, in 24 monthly payments during each of the first 24 months after commencement of the Trust and the Core Fund’s trading operations. Expenses incurred in connection with the Continuous Offering Period also will be paid by the Managing Owner, subject to reimbursement by the applicable Fund, without interest, in 24 monthly payments during each of the 24 months following the month in which such expenses were paid by the Managing Owner. If the Trust terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any un-reimbursed portion of such expenses outstanding as of the termination date, to the extent of each Fund’s pro rata obligations for such expenses.

Organization and offering expenses relating to both the Trust and each Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Units and in offering, distributing and processing the Units under applicable Federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and each Fund or the initial and continuous offering of the Units, including, but not limited to, expenses such as:

(i) initial and ongoing registration fees, filing fees, escrow fees and taxes;

(ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period;

(iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period;

(iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period;

(v) accounting, auditing and legal fees (including disbursements related thereto), incurred in connection therewith; and

(vi) any extraordinary expenses related thereto including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

The Managing Owner will not allocate to the Trust or any of the Funds the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $806,000, although the actual amounts of the organization and offering expenses may be greater. Subscription and trailing fees are not included in the organization and offering expenses.

THE OFFERING

Initial Offering

The Units will be offered for sale, pursuant to Rule 415 of Regulation C promulgated under the Securities Act, through the Selling Agents. Initially, the Units for each Fund will be offered for a period of up to 60 days after start of the offering (unless extended one or more times for up to an additional 180 days in the sole discretion of the Managing Owner). This period may be shorter for any Fund if that Fund’s subscription minimum is reached before that date. Each Fund may commence operations at any time following the sale of its subscription minimum to Limited Owners. See “WHO MAY SUBSCRIBE.”

The subscription minimum for each Fund is the following:

(a) Core Fund:

•	not less than 500,000 Units (USD Class and CDN Class Units combined) must be outstanding.

(b) Agriculture Fund, Metals Fund, Energy Fund, and Accelerated Core Fund:

•	The Core Fund must commence trading and 100 Units (USD Class and CDN Class Units combined) of such other Fund must be outstanding.

The Managing Owner, the Trustee, and any of their respective stockholders, directors, officers, employees and affiliates may subscribe for Units as Limited Owners, and any such Units will be counted for purposes of determining whether a Fund’s subscription minimum is sold during the Initial Offering Period, however none of these parties have entered into any agreements that would obligate them to purchase Units in the event that the Funds subscription minimum has not been satisfied by the End of the Initial Offering Period.

The maximum number of Units in each Fund that can be offered during the Initial Offering Period and the Continuous Offering Period is:

Name of Fund	Maximum Number of Units

Core Fund	25,000,000
Agriculture Fund	6,250,000
Metals Fund	6,250,000
Energy Fund	6,250,000
Accelerated Core Fund	6,250,000

Determination of the subscription maximum in each Fund will be made after taking into account the Units purchased by the Managing Owner or any affiliate thereof, if any.

Units are being offered for a minimum initial subscription of $2,000 per Limited Owner per Fund; however, any investment made on behalf of an IRA or a Benefit Plan Investor has no minimum initial subscription. A subscriber may purchase Units in any one or more Funds. The Units are being sold initially at $10.00 per USD Class Unit and $10.00 per CDN Class Unit. These prices per Unit were determined arbitrarily. The Managing Owner believes that this price is consistent with industry practice for other start-up commodity pools. If you are a resident of Texas (including if you are a Benefit Plan Investor), your minimum initial subscription requirement is $5,000.

Escrow of Funds

During the Initial Offering Period, within two Business Days of receipt by the Managing Owner of accepted final subscription documents, funds in the full amount of a subscription must be received by check or via wire transfer and deposited in an escrow account in the applicable Fund’s name or names at the Escrow Agent, where such funds will be held during the Initial Offering Period until the funds are turned over to such Funds for trading purposes or until the offering of such Fund is terminated, in which event the subscription amounts will be refunded directly to investors via first class U.S. mail, without interest and without deduction for expenses. If a subscriber provides payment to a Selling Agent, such Selling Agent will transmit the subscriber’s funds directly to the Escrow Agent by noon of the next Business Day after receipt of the funds by such Selling Agent. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow only in U.S. Treasury Obligations or any other investment specified by the Managing Owner that is consistent with the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, thereby increasing the NAV of such Funds.

If the subscription minimum for any Fund is not sold during the Initial Offering Period, then promptly, but in no event later than 10 Business Days thereafter, the purchase price paid by a subscriber for that Fund will be returned, without interest, to the payor of such funds. In the event that the return of subscription funds cannot be distributed within the prescribed 10 Business Days time period, it will be paid as soon thereafter as possible.

Continuous Offering Period

Following the close of the Initial Offering Period, after trading commences in a Fund, Units in such Fund will be offered each Business Day at the then-current NAV per Unit of such Fund and will continue to be offered until the maximum number of such Fund’s Units which are registered are outstanding, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time.

WHO MAY SUBSCRIBE

Investor Suitability

The Selling Agents selling Units are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. See “RISK FACTORS-RISKS RELATED TO TAX AND ERISA.” If losses accrue to a Fund, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See “FEDERAL INCOME TAX CONSEQUENCES.”

By accepting subscriptions on behalf of Benefit Plan Investors, neither the Trust, the Managing Owner nor any other party is representing that this investment meets any or all of the relevant legal requirements for investments by any particular Benefit Plan Investor or that this investment is appropriate for any particular Benefit Plan Investor. The person with investment discretion over a Benefit Plan Investor should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular Benefit Plan Investor’s circumstances and current tax law.

Subscriptions for the purchase of the Units are subject to the following conditions:

Minimum Purchase

• Minimum Initial Subscription:	$2,000 per Fund; no minimum for Benefit Plan Investors (including IRAs); the initial subscription for Units may be in any one or more Funds.†

• Additional Purchases:	$500 increments; no minimum for Benefit Plan Investors (including IRAs).

†	If you are a resident of Texas (including if you are a Benefit Plan Investor), your minimum initial subscription requirement is $5,000.

Net Worth and Income Requirements

The following net worth and/or net asset requirements may be higher under the securities laws of the State of the subscriber’s residency. The requirements of each State are set forth under the caption “State Suitability Requirements” below.

The Managing Owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum subscription amounts.

Subscriber Category Requirements

Subscribers (other than Benefit Plan Investors, which generally include “Individual Retirement Funds,” “Non- ERISA Plans” and “ERISA Plans,” all as defined below) must:

•	Have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000; or

•	Have a net worth (similarly calculated) of $45,000 and an annual gross income of $45,000; and

•	Invest no more than 10% of subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any Fund or in all Funds combined.

State Suitability Requirements

Listed below are additional suitability requirements that are applicable if you are a resident of a state listed in the chart below. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “net worth” means net worth exclusive of home, home furnishings, and automobiles; “annual income” means annual gross income; and “taxable income” means annual taxable income for federal income tax purposes.)

State	Income Requirements	Net Worth Requirements

Alabama, Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, North Carolina, Oregon and South Carolina	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000 or Minimum of $60,000 (with minimum annual gross income of $60,000)
Iowa and Texas	Minimum annual taxable income of $60,000 if net worth is less than $225,000	Minimum of $225,000 or Minimum of $60,000 (with minimum taxable income of $60,000)
Maine	Minimum annual gross income of $50,000 if net worth is less than $200,000.	Minimum of $200,000 or Minimum of $50,000 (with minimum annual gross income of $50,000)
Pennsylvania	Minimum annual taxable income of $50,000 if net worth is less than $175,000. In addition, the investment cannot exceed 10% of investor’s net worth.	Minimum of $175,000 or Minimum of $100,000 (with minimum annual taxable income of $50,000). In addition, the investment cannot exceed 10% of investor’s net worth.
Ohio		Investment may not exceed 10% of the investor’s liquid net worth

Subscribers that are “Individual Retirement Funds” (IRAs or Keogh plans covering no common law employees) or “Non-ERISA Plans” (employee benefit plans not subject to ERISA, such as government plans) and their participants must:

•	Have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000; or

•	Have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000; and

•	Have an aggregate investment in any Fund or in all Funds combined that does not exceed 10% of its assets at the time of investment.

Subscribers that are “ERISA Plans” (employee benefit plans subject to ERISA — qualified pension, profit sharing plans, and Keogh plans and welfare benefit plans, such as group insurance plans, or other fringe benefit plans, not including IRAs or Keogh plans which cover no common law employees) must:

•	Have net assets of at least $150,000; and

•	Have an aggregate investment in any Fund or in all Funds combined that does not exceed 10% of its assets.

In the case of sale to fiduciary accounts, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

The fiduciary of an ERISA Plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust’s Fund.

Fundamental Knowledge

Each subscriber should make sure that it understands, among other things: (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the Fund in which it will invest; (iii) that transferability and assignability of the Units is restricted; (iv) that the Managing Owner will manage and control each Fund’s and the Trust’s business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a Limited Owner; (vii) the redemption and exchange rights that apply; and (viii) the Trust’s structure, including each Fund’s fees and expenses. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

Units may not be purchased with the assets of an ERISA Plan if the Trustee, the Managing Owner or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA Plan, or (b) has investment discretion over the investment of the assets of the ERISA Plan. An investment in any Fund of the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts. See “TAX AND ERISA RISKS — BENEFIT PLAN INVESTOR CONSIDERATIONS.”

Employment Retirement Income Security Act Considerations

Section 404(a)(1) of ERISA and the regulations promulgated thereunder by the DOL, provide as a general rule that a fiduciary of an ERISA Plan must discharge his duties with respect to such ERISA Plan in a prudent manner and must consider several factors in determining whether to enter into an investment or engage in an investment course of action. If a fiduciary of any ERISA Plan acts imprudently in selecting an investment or an investment course of action for ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such imprudence. Among the factors that should be considered are (i) the diversification and liquidity of the ERISA Plan’s portfolio; (ii) the potential return on the proposed investment and the effect on that return if any portion of a Fund’s income constitutes “unrelated business taxable income” (see “FEDERAL INCOME TAX CONSEQUENCES — Tax Exempt Limited Owners”); and (iii) the place the proposed investment would occupy in the ERISA Plan’s portfolio taken as a whole.

The acceptance of a subscription by the Managing Owner from a Benefit Plan Investor (which includes Individual Retirement Funds, Non-ERISA Plans and ERISA Plans, all as defined above and any entity which is deemed to hold plan assets under the Regulation, as defined below) does not constitute a representation or judgment by the Managing Owner that an investment in any Fund of the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to that entity.

Generally, under Title I of ERISA, the ERISA Plan trustees or duly authorized “investment managers” (within the meaning of Section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of the ERISA Plan. ERISA also prohibits a fiduciary from causing an ERISA Plan to enter into transactions involving ERISA Plan assets with various “parties in interest” (within the meaning of Section 3(14) of ERISA) to the ERISA Plan. If such a “prohibited transaction” is entered into, certain excise taxes may be payable, and the ERISA Plan fiduciaries may be liable to the ERISA Plan for any losses incurred.

If the assets of any Fund of the Trust are deemed to be “Plan Assets” (as defined under ERISA) of its investing ERISA Plans or Individual Retirement Funds, the Managing Owner of such Fund will be deemed to be fiduciaries of each ERISA Plan and Individual Retirement Fund investing in that Fund (and possibly any other Fund that does not constitute a publicly-offered security, as defined below), and the general prudence and fiduciary responsibility provisions of ERISA will be applicable to the Managing Owner, possibly prohibiting certain transactions entered into by that Fund. Under a regulation of the DOL identifying “Plan Assets,” or the Regulation, the Fund, as the issuer of the security, will not be deemed to hold Plan Assets if the following criteria are met:

(a) If Benefit Plan Investors own, in the aggregate, less than 25% of the value of the Fund, excluding any interests in the Fund owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Fund, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person, or the Not Significant Participation exception, or

(b) If the Units in the Fund constitute a “publicly-offered security.”

Any reference to a Fund is intended also to refer to each separate sub-class within such Fund.

While the Trust believes that the foregoing and within discussion of how the plan asset rules will affect the investment of ERISA Plans or Individual Retirement Funds in various Funds (including separate Sub-Classes) in the Trust is based on a reasonable interpretation of the Regulations, including the DOL’s preamble when issuing the Regulation, very little authority exists in this regard. It is possible that the DOL would disagree and take the position that even the Units in a Fund which otherwise constitute a publicly offered security must meet the Not Significant Participation Exception, in order for none of the Trust’s assets to constitute plan assets with respect to various investing ERISA Plans and Individual Retirement Funds. Once a Fund constitutes a publicly offered security within the meaning of the Regulation, the Trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the not significant participation exception is met. Accordingly, there can be no assurance that the Trust will not be deemed to hold plan assets to the extent that ERISA Plans or Individual Retirement Funds have invested in one or more Fund.

Not Significant Participation Exception

Under the Regulation, when an ERISA Plan or Individual Retirement Fund acquires an equity interest in an entity such as the Trust, the underlying assets of the entity will not include plan assets if, immediately following the acquisition of any equity interest in the entity, Benefit Plan Investors own, in the aggregate, less than 25% of the value of each class of equity interest in the entity, excluding any such interest owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person. The Trust intends to restrict investment in and transfer of each Fund (including each separate Sub-Class) which does not constitute a publicly offered security (described below) so that the value of interests held by Benefit Plan Investors does not equal or exceed the 25% threshold and the assets of the Fund will therefore not constitute “plan assets” under the DOL regulation. Accordingly, no

Benefit Plan Investor may be admitted to a Fund, and no other transfer (including an Exchange or Redemption) of Units in the Fund by a non-Benefit Plan Investor shall be permitted, if after giving effect thereto, the assets of the Fund would include assets of any ERISA Plan for the purposes of ERISA or the prohibited transaction provisions contained in Section 4975 of the Code. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of Units held by Benefit Plan Investors) may also be imposed.

Publicly Offered Security Exception

For the Units in a Fund (including a separate sub-class) to be considered publicly offered, they must be “widely held,” “freely transferable” and must satisfy certain registration requirements under Federal securities laws. Under the Regulation, a class of securities is considered “widely held” if it is owned by 100 or more Limited Owners who are independent of the issuer and of one another. To assure satisfaction of this condition, investments by Benefit Plan Investors, including investments made by exchange of Units in one Fund for Units in another Fund, will be limited to meet the Not Significant Participation Exception described above, until such time as more than 150 investors acquire Units in such Fund. Whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for Federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under Section 7704 of the Code (which did not exist when the Regulation was adopted) for Federal income tax purposes. It is the Trust’s view that the assets of an investing Benefit Plan Investor will include its investment in a Fund; those assets will not, however, solely by reason of such investment, include any of the other underlying assets of the Fund. This view is based on the assumption that the 100 investor rule discussed above will be satisfied, that the Fund’s Units will be registered under the Securities Act within 120 days after the end of the Trust’s fiscal year during which the offering of the Units occurred (or such later time as may be allowed by the SEC) and that the Managing Owner will not impose transfer restrictions that would violate the “freely transferable” requirement. See “SUMMARY OF AGREEMENTS — Trust Agreement.”

Restrictions Affecting Benefit Plan Investors

In the event that, for any reason, the assets of any Fund are deemed to be Plan Assets, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to mandatorily redeem out any Limited Owner which is a Benefit Plan Investor. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.”

Certain ERISA Plan and Individual Retirement Fund investors may currently maintain relationships with one of the Custodian and its affiliates whereby such Custodian or such affiliates provides brokerage services or other services to such ERISA Plan or Individual Retirement Fund. These relationships may cause such Custodian and/or its affiliates to be deemed to be fiduciaries of those ERISA Plan or Individual Retirement Fund Investors. The DOL has issued a regulation defining the term “fiduciary” which provides that a registered broker will not be deemed a fiduciary of an ERISA Plan or Individual Retirement Fund solely because the broker, in the ordinary course of its business as a broker, executes transactions for the purchase and sale of securities on behalf of the ERISA Plan or Individual Retirement Fund pursuant to specific instructions within narrowly drawn parameters. Each Selling Agent will, however, be deemed a party-in-interest with respect to such ERISA Plan or Individual Retirement Fund. The regulation further provides that where a broker either (i) has discretionary control over assets of an ERISA Plan or an Individual Retirement Fund or (ii) renders advice concerning investments on a regular basis for a fee (which includes commissions) pursuant to an understanding that such advice will serve as a primary basis for the ERISA Plan or Individual Retirement

Fund’s investment decisions, and the broker renders individualized investment advice to the ERISA Plan or Individual Retirement Fund based on the needs of that ERISA Plan or Individual Retirement Fund, that broker will be deemed a fiduciary (but only with respect to that portion of the ERISA Plan’s or Individual Retirement Fund’s assets with respect to which the broker has such discretionary control or renders such advice, as the case may be).

Under ERISA, investment in a Fund by an ERISA Plan or Individual Retirement Fund investor with such a pre-existing relationship could possibly be interpreted to constitute a prohibited use of ERISA Plan’s or Individual Retirement Fund’s assets because it has the effect of directly or indirectly benefiting one or more parties-in-interest. The Managing Owner has determined that, for any ERISA Plan or Individual Retirement Fund assets with respect to which it believes it is a fiduciary, neither the Managing Owner, the Selling Agents nor any affiliate will recommend an investment in the Units of a Fund, nor will it or any affiliate allocate to a Fund any ERISA Plan or Individual Retirement Fund assets over which they have discretionary control. The Managing Owner believes, however, that with respect to the assets of an ERISA Plan or Individual Retirement Fund with which it has a non-fiduciary, party-in- interest brokerage relationship, any investment in a Fund that is undertaken on behalf of such a ERISA Plan or Individual Retirement Fund by an independent fiduciary who possesses the requisite experience and acumen to understand the operation of the Trust and the Fund, who determines that the investment is appropriate and in the best interests of the ERISA Plan or Individual Retirement Fund investor and who makes such a decision under arm’s-length conditions should not be viewed as a prohibited transaction. Benefit Plan Investors should pay particular attention to the section of this Prospectus entitled “FEDERAL INCOME TAX CONSEQUENCES — Tax Exempt Limited Owners.”

FIDUCIARIES OF ERISA PLANS AND INDIVIDUAL RETIREMENT FUNDS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN ANY FUND, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW.

Discretionary Accounts

In compliance with NASD Conduct Rules, the Trust will not sell Units to discretionary accounts without the prior specific written approval of the customer.

Compliance with Anti-Money Laundering Laws

To satisfy the Trust’s, the Managing Owner’s and the Selling Agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the Subscription Agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The Managing Owner and the Selling Agents reserve the right to request additional information from subscribers as either of the Managing Owner or Selling Agents, in their sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for Units in the Trust, each subscriber agrees to provide this information upon request.

General

To subscribe for Units, a subscriber must:

•	submit to your Selling Agent, a duly completed Subscription Agreement, if you are subscribing for Units of a Fund, or an Exchange Request, if you are exchanging Units in one Fund for Units of another Class of such Fund or for Units of one or more, as applicable, other Funds; and

•	meet established suitability criteria.

Subscriptions, redemptions and exchanges may be made on-line in the future. Prospective investors desiring information on such on-line subscription, redemption or exchange methods should contact the Managing Owner.

Ways to Subscribe

•	Individual or Joint Tenant: individual accounts are owned by one person. Joint accounts can have two or more owners.

•	Gifts or transfers to a minor — UGMA or UTMA: an individual can gift up to $10,000 per year per person without paying Federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

•	Trust: the subscribing trust must be established before an account can be opened.

•	Business or Organization: corporations, partnerships, associations or other groups.

•	Benefit Plans: Individual Retirement Funds, Non- ERISA Plans or ERISA Plans.

When a Subscription Becomes Effective

A subscription for Units becomes effective on the date, or the Transaction Date, when both your duly completed Subscription Agreement is received by the Administrator before 4:00 P.M. New York Time and the Administrator is notified that cleared funds with respect to such subscription have been received by the Custodian. If your Subscription Agreement is received by the Administrator or the Administrator is notified that cleared funds have been received with respect to such subscription after 4:00 P.M. New York time, the Transaction Date shall be the next Business Day. The price per Unit in each Fund during the Initial Offering Period is U.S.$10.00 per USD Class Unit and CDN$10.00 per CDN Class Unit. Following the Initial Offering Period Subscriptions will be determined based on the NAV per Unit of the applicable Fund as at 6:00 P.M. New York time, or the Valuation Point, on the Transaction Date of such subscription. Settlement of Subscription Orders will be settled as at 6:00 P.M. New York time on the third Business Day following the Transaction Date. The Managing Owner in its sole and absolute discretion may change such procedural and notice requirements upon written notice to you.

THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART AT ANY TIME BEFORE SETTLEMENT. Proceeds for subscriptions which have been rejected by the Managing Owner or the Administrator will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. All subscriptions will be irrevocable by the subscriber. A subscriber will not be able to revoke a subscription prior to the time that such subscription becomes effective. If a subscription is rejected by the Managing Owner or the Administrator, in whole or in part, the subscription funds, or applicable portion thereof, will be returned promptly to the payor of such funds. The Managing Owner may reject subscriptions for Units of a Fund at its discretion for reasons that include but are not limited to: (i) lack of suitability of a prospective investor; (ii) hostile market conditions; (iii) inability of the Managing Owner to calculate NAV for the applicable Units of the Fund; and (iv) the maximum offering of the registered Units for the applicable Fund has been reached. Any interest earned thereon will be retained by the Trust for the benefit of all investors in such Fund. All accepted subscribers will receive written confirmation of the purchase of Units in the applicable Fund.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in the Trust, you must make representations and warranties in the Subscription Agreement and power of attorney. The representations and warranties enable the Managing Owner to determine whether you are qualified to invest in the Trust. The representations and warranties relate to:

•	your eligibility to invest in the Trust, including legal age, net worth, annual income, investment objective and investment experience;

•	your representative capacity;

•	information provided by you;

•	information received by you;

•	investments made on behalf of employee benefit plans; and

•	your compliance with applicable anti-money laundering laws.

In the Subscription Agreement, you are also required to represent that you received the Prospectus 5 Business Days prior to the date of your Subscription Agreement. We are prohibited from selling Units to you until 5 Business Days after you receive the Prospectus. If you did not receive the Prospectus 5 Business Days in advance, you have the right to withdraw your subscription.

TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS

The following is a summary of the conditions that must be met in order to transfer Units, redeem Units or exchange Units. You should read the Trust Agreement, a copy of which can be obtained by contacting the Administrator at (416) 644-4450, for the complete details of the conditions that must be satisfied to transfer, redeem or exchange your Units.

Transfer of Units

The Trust Agreement restricts the transferability and assignability of the Units of each Fund. There is not now, nor is there expected to be, a primary or secondary trading market for the Units in any Fund. No direct or indirect transfers, assignments or hypothecations of the Units may be made other than with the consent of the Managing Owner, which consent may be withheld in the sole and absolute discretion of the Managing Owner. Any transfer, assignment or hypothecation in violation of the foregoing shall be null and void.

Redemption of Units

Units you own in a Fund may be redeemed, in whole or part, on any Business Day by notice in writing delivered to the Administrator. Redemption orders received, in writing, by the Administrator by 4:00 P.M. New York time on any Business Day will be effective on that date, or the Redemption Date. If the Administrator receives such a request after 4:00 P.M. New York time on any Business Day, the Redemption Date shall be the next the Business Day. Redemptions are calculated at the applicable Fund’s net asset value per Unit at the Valuation Point on the Redemption Date. Settlement of redemption orders will be completed as at 6:00 P.M. New York time on the third Business Day following the Redemption Date.

If you redeem all or a portion of your Units on or before the 90 day period following the effective date of your purchase of such Units, you may be charged a Redemption Fee of 2% of the net asset value at which your Units are redeemed. Such Redemption Fee will be payable to the Managing Owner. The Managing Owner may, in its sole discretion, waive all or part of the Redemption Fee.

The Fund shall pay an amount equal to the withdrawing Limited Owner’s interest in the net asset value of the Units redeemed, less any management, trailing and redemption fees as may be applicable, but without further deduction. Payment will be made by wire transfer to the redeeming Limited Owner, less applicable wire transfer fees. Alternative arrangements for payment and delivery of the redemption proceeds may be made with the Administrator at the withdrawing Limited Owner’s cost. Payment of the redemption proceeds will be made as soon as possible and normally within ten (10) Business Days following the Redemption Date. Redemptions will be paid in the currency corresponding to the Class being redeemed. If the Fund is unable to liquidate its investments, if the value of the assets and liabilities of the Fund cannot be determined with reasonable accuracy, or for any other reason, the Fund may take longer than ten (10) Business Days to settle a redemption order.

The Managing Owner may require the compulsory redemption of your interest in a Fund, in whole or in part, for any or no reason. Each of the Funds will settle redemptions in cash. In addition, the Managing Owner may withhold a portion of any redemption if necessary to comply with any regulatory requirements. Furthermore, the Managing Owner may suspend or limit redemptions, as discussed herein and in the Trust Agreement.

The Managing Owner or its affiliate may make redemptions without notice to the Limited Owners.

Limited Owners bear the risk of any decline in net asset value from the date notice of intent to redeem is given until the Valuation Point.

The net asset value per Unit upon redemption also will reflect all accrued expenses for which the applicable Fund is responsible, and will be reduced by such Unit’s pro rata portion of any expenses or losses incurred by the Fund resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Fund’s business, as well as the Limited Owner’s liabilities for certain Fund taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within three Business Days following the Redemption Date whether or not their Units shall be redeemed, unless settlement for the redeemed Units is made within that three Business Day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, payment normally shall be made within three Business Days following the Redemption Date. You may revoke your intention to redeem at any time before the settlement date of your redemption order by written instruction to the Administrator.

All timely redemption orders in proper form will be honored and the applicable Fund’s commodity positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any and all redemptions if the effect of such redemptions, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would advantage one Limited Owner over another Limited Owner). The Managing Owner anticipates suspending redemptions only under extreme circumstances, such as in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions would last up to 30 days, although the actual number of Business Days may be greater. The right to obtain redemption also is contingent upon the applicable Fund having property sufficient to discharge its liabilities on the date of redemption. Each Fund is required to honor all redemption requests made by its Limited Owners. In the event such Fund has insufficient cash on hand to effect all redemption requests, such Fund will liquidate sufficient assets to pay all redemption requests. In the event that a Fund has insufficient assets net of liabilities to satisfy all redemption orders will be processed in a “First-In, First-Out” order. Redemption orders of Limited Owners affiliated with the Trust, the Managing Owner or their respective affiliates will not receive favorable treatment over non-affiliated Limited Owners. It is also contingent upon timely receipt by the Managing Owner of a redemption order (or any other form approved by the Managing Owner). The proper form for redemption orders can be obtained from the Administrator by contacting the Administrator at (416) 644-4450. Redemption orders may be mailed or otherwise delivered to the Administrator.

The Trust Agreement provides that the Managing Owner also has the right mandatorily to redeem, without notice, Units of any Limited Owner if (a) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Limited Owner to be deemed to be managing “Plan Assets” under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the Trust Agreement; or (c) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption).

The Managing Owner in its sole and absolute discretion may change such procedural and notice requirements in connection with redemptions upon written notice to you.

Exchange of Units

You may exchange, without any charge, your Units in one Fund for Units of another Class in such Fund or for Units in another Fund by notice in writing delivered to the Administrator. Exchanges may take place on the last Wednesday of each month, or the Exchange Date, unless that day or the following day is not a Business Day, in which case the Exchange Date is two Business Days prior to the last Wednesday of the month. The Administrator must receive a Limited Owner’s written request to exchange Units, or an Exchange Request, by 4:00 PM New York time on the Exchange Date. Exchanges are calculated at the applicable Fund’s net asset value per Unit at the Valuation Point on the Exchange Date, and settlement of Exchange Requests will be completed at that time. Exchanges between Classes shall be completed using the currency exchange rate at the Valuation Point on the Exchange Date then available to the Trust by its bankers.

An exchange will be treated for tax purposes as redemption of Units in one Fund and an immediate purchase of Units in another Fund. Each Unit purchased in an exchange will be issued and sold at a price per Unit equal to one hundred percent (100%) of the net asset value of a Unit of the new Fund at the Valuation Point on the Exchange Date. An exchanging Limited Owner may realize a taxable gain or loss in connection with the exchange. The exchange of Units will be treated as a redemption of Units in one Fund (with the related tax consequences) and the immediate purchase of Units in the Fund into which you exchange. See “FEDERAL INCOME TAX CONSEQUENCES.”

Each exchange is subject to satisfaction of the conditions governing redemption on the applicable day, as well as the requirement that the Fund being exchanged into is then offering registered Units. See “Redemption of Units” under this heading.

The net asset value of Units to be exchanged, as well as the Units to be acquired, on the applicable valuation point may be higher or lower than it is on the date that the request for Exchange is submitted due to the potential fluctuation in the net asset value per Unit of each Fund. In addition, see “Redemption of Units” under this heading.

The Managing Owner, in its sole and absolute discretion, may reject any Exchange Requests in the event the maximum number of registered Units of a Fund have been sold and are outstanding. The Managing Owner, in its sole and absolute discretion, may change any of the procedural and notice requirements applicable to exchanges upon written notice to you.

SEGREGATED ACCOUNTS

All of the proceeds of this offering will be received in the name of each Fund and will be deposited and maintained in cash in segregated accounts maintained for each Fund at the Custodian. Following the commencement of trading for any Fund, except for that portion of any Funds’ assets that is deposited as margin to maintain futures and forward contract positions and that portion of each Fund’s assets maintained at the Trust level for cash management, each Fund’s assets will be maintained in accordance with requirements of the CE Act and the regulations thereunder. Assets will be maintained either on deposit with the Custodian segregated by Fund, or by the FCMs, in a single segregated account for the Trust. Neither the Custodian nor the Managing Owner will commingle the property of any Fund with the property of another person, nor will the Trust commingle the assets of one Fund with the assets of any other Fund except for the portion of each Fund’s assets maintained at the Trust level for cash management.

Commodity futures and forward contracts, fixed income securities and cash equivalents may be purchased globally by the Managing Owner on behalf of the Trust as well as other trusts or funds managed by the Managing Owner, and such contracts will be held by the Custodian and FCM (or other financial institution), as applicable, on behalf of their respective interests.

Commodity futures and forward contracts will be purchased globally by the Managing Owner on behalf of the Funds within the Trust, and the FCM will maintain these contracts and other Trust assets held by it in a single segregated account. The Managing Owner will instruct the FCM to buy and sell commodity futures and forward contracts within the Trust in accordance with the investment methodology of each Fund, See “Risk Factors — Obligations incurred by a broker on behalf of the Fund which the broker is incapable of satisfying from the assets of the Fund may result in liability to the Fund, and failing that, liability to the Limited Owner.”

The Trust will not invest in or loan funds to any other person or entity, nor will assets from one Fund be loaned to or allocated to another Fund. The liabilities of each Fund will separately valued from the other Funds.

SUMMARY OF MATERIAL AGREEMENTS

This Prospectus summarizes certain material agreements pursuant to which the Trust and Funds will operate. The summaries contained herein are not complete. These agreements are available in their entirety from the Administrator by contacting the Administrator at 416-644 4450. Investors are urged to consult these agreements in their entirety.

License Agreement

Brookshire will enter into a License Agreement with the Managing Owner and each Fund granting the Managing Owner a non-exclusive, non-transferable right to use the indices, in the U.S., and their methodology consisting of certain trading methodologies which constitute proprietary information, trade secrets and confidential information of Brookshire.

With respect to each Fund, the term of the License Agreement will end on the earlier of (i) the date of the termination of a Fund and (ii) the date on which the Managing Owner is removed or resigns as the Managing Owner from any Fund. The License Agreement will include provisions for Brookshire to terminate the License Agreement if the Managing Owner or a Fund has filed an assignment in bankruptcy, or if the Managing Owner or a Fund is either bankrupt or insolvent or after any adjudication that applications for the reorganization, readjustment, or rearrangement of the business of the Managing Owner or a Fund under any law or governmental regulation relating to bankruptcy or insolvency, or on or after the appointment of a receiver for all or substantially all of the property or assets of the Managing or a Fund, or on or after the making by the Managing Owner or a Fund of any assignment or attempted assignment for the benefit of creditors, or on or after the institution by the Managing Owner or a Fund of any proceedings for the winding-up of its business. In any event, Brookshire must provide the Managing and each Fund with 15 days written notice of the exercise of its right of termination.

The parties to the License Agreement shall acknowledge that the Limited Owners are only liable for a Fund’s liabilities, as applicable, or a Fund’s losses, as applicable, to the extent of the amount a Limited Owner has contributed or agreed to contribute to such Fund’s capital and the Limited Owner’s interest in such Fund’s assets. For greater certainty, no Limited Owner shall be subject to any personal liability whatsoever, in tort, contract or otherwise to any Fund in connection with property and assets of the Funds or the obligations or the affairs of the Funds and Brookshire shall look solely to the assets of the Funds for satisfaction of claims of any nature arising out of or in connection therewith and the assets of the Funds only shall be subject to levy or execution.

The Trust will pay the following License Fee to Brookshire for the non-exclusive use of the indices: (i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be prorated across the Funds in proportion to their respective NNAVs.

Administration Agreement

The Managing Owner has appointed Mintz Fund Services Inc. as the administrator of the Trust and each Fund. The Administrator serves pursuant to an Administration Agreement with the each Fund. The address of the Administrator is 1 Concorde Gate, Suite 200, Toronto, Ontario M3C 4G4 Canada. The telephone number of the Administrator is (416) 644-4450.

The Administrator is an entity that specializes in providing administration and related services to alternative investments.

The Administrator will assist each Fund in performing certain day-to-day tasks on behalf of the Fund, including: (i) communicating with others relating to the Fund, (ii) processing subscriptions, exchanges and redemptions, (iii) maintaining each Fund’s register of Limited Owners, and (iv) disbursing distributions with respect to the Units.

The Administrator receives, as negotiated from time to time, an administrator fee consistent with its customary charges for providing accounting, Limited Owner record keeping and administrative services to each of the Funds and is also entitled to be reimbursed for actual out-of-pocket expenses incurred in the performance of its duties. The fees to be received by the Administrator for providing administrative services are based on the net assets of such Fund, subject to an annual minimum.

Either party may terminate the applicable Administration Agreement at any time provided that at least one year written notice has been given to the other party. The termination of any Administration Agreement applicable to any Fund will not automatically cause the termination of any other Administration Agreement with another Fund.

The Administrator will not, in the absence of gross negligence, willful default or fraud on its part or on the part of its directors, officers, employees or delegates, be liable to any Fund or any Limited Owner thereof for any act or omission in the course of, or in connection with, the services rendered by it under the related Administration Agreement or for any loss or damage which the Fund may sustain or suffer as the result of, or in the course of, the discharge by the Administrator or its directors, officers, employees or delegates of its duties under or pursuant to the various Administration Agreements.

Each Fund will indemnify the Administrator and its directors, officers, employees and delegates from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever (other than those resulting from the gross negligence, willful default or fraud on the part of the Administrator or its directors, officers, employees or delegates) which may be imposed on, incurred by, or asserted against the Administrator or its directors, officers, employees or delegates in performing its obligations or duties under the Administration Agreement pertaining to such Fund.

See “FEES AND EXPENSES” for a description of the fees payable to the Administrator pursuant to the Administration Agreement.

Custodian Agreement

HSBC Trust, USA will serve as each Fund’s custodian, or Custodian. Pursuant to the Custody Agreement between each Fund and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian shall maintain books and records segregating the assets of each Fund.

Either party may terminate the Custody Agreement, with respect to each Fund, by giving to the other party a notice in writing specifying the date of such termination. Upon termination thereof, the applicable Fund shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian shall follow such reasonable written instructions concerning the transfer of custody of records, securities and other items as each Fund gives; provided, that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled to under the Custody Agreement. If any securities or cash remain in any account, Custodian may deliver to the applicable Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other under the Custody Agreement shall cease upon termination of the Custody Agreement.

The Custodian is indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against a Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian.

The Custodian shall have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian shall take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to each Fund shall be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event shall the Custodian be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

Each Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of a Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian shall, or shall instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of each Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

Each Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any Fund; provided however, that such Fund shall not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Placement Agent Agreement

Oakbrook Investment Brokers, Inc., or Oakbrook, will enter into a Selling Agent Agreement with the Trust and the Managing Owner. As a result, FWG will act as a selling agent for the Trust on a “best efforts” basis.

Oakbrook, in recommending to any person the purchase or sale of Units, will use commercially reasonable efforts to determine, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by Oakbrook through the review of its offeree questionnaire completed by such prospective purchaser and maintain in Oakbrook’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser.

Pursuant to the Placement Agent Agreement, Oakbrook has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, FWG has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. Oakbrook has agreed that it will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

The Placement Agent Agreement will have an initial term of [          ] years commencing on [          ], renewable for further three year periods with the consent of Oakbrook and the Managing Owner, and ending at the conclusion of the continuous offering period. The Placement Agent Agreement may be terminated by Oakbrook, at Oakbrook’s option, by giving 30 days’ advance written notice to the Trust and the Managing Owner, in the event (i) there is, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which, in the judgment of Oakbrook, renders it inadvisable to proceed with the offer and sale of the Units; (ii) the Registration Statement and/or the Prospectus is not amended promptly after written request by Oakbrook for it to be so amended because an event has occurred which, in the opinion of securities counsel for Oakbrook, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading; (iii) any of the conditions specified in Section [          ] of the Selling Agent Agreement are not fulfilled when and as required by the Placement Agent Agreement to be fulfilled; (iv) there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by Oakbrook, in its reasonable discretion, that such limitations would materially impede the Trust’s trading activities or make the offering or delivery of the Units impossible or impractical; (v) there is a declaration of a banking moratorium by Federal, New York or Delaware authorities. In addition, the Placement Agent Agreement may be terminated with respect to a Fund by written agreement among the parties to the Placement Agent Agreement.

The Placement Agent Agreement may be terminated by the Trust, at the Managing Owner’s option, by giving 30 days’ advance written notice to Oakbrook.

Oakbrook shall not be liable to the Trust, the Trustee or the Managing Owner for any act or failure to act of Oakbrook in connection with the performance of services under the Placement Agent Agreement, if such act or failure to act on the part of the Selling Agent or its principals or affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of Oakbrook contained in the Placement Agent Agreement.

The Managing Owner and the Trust will indemnify and hold harmless FWG and its principals and affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement, or losses, to which Oakbrook or its principals and affiliates may become subject arising out of or in connection with the Placement Agent Agreement, the transactions contemplated thereby or the fact that Oakbrook is or was a selling agent of the Trust arising out of or based upon (i) any untrue statement of material fact contained in the Placement Agent Agreement, this Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof, or the Documents, (ii) any omission from the Documents of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in the Placement Agent Agreement, except to the extent that any such losses arise out of, relate to, or are based upon Oakbrook’s failure to meet the standard of liability applicable to it under the Placement Agent Agreement.

Oakbrook agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the principals and affiliates of the Trustee and the Managing Owner from and against all losses incurred by any of them arising out of or based upon Oakbrook’s failure to meet the standard of liability set forth in the Placement Agent Agreement.

Trust Agreement

The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Delaware Statutory Trust Act and by the Amended and Restated Declaration of Trust and Trust Agreement, a copy of which can requested by contacting the Administrator at (416) 644-4450. The key features of the Trust Agreement which are not discussed elsewhere in the Prospectus are outlined below, but reference is made to the Trust Agreement for complete details of all of its terms and conditions.

Trustee.  CSC Trust Company of Delaware is the Trustee of the Trust and serves as the Trust’s sole trustee in the State of Delaware. The Trustee is permitted to resign upon sixty (60) days’ advance written notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by the Managing Owner or its affiliates (other than the Trust), and the Trustee will be indemnified by the Managing Owner against any expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the U.S. Federal securities laws for the information contained in this Prospectus and under U.S. Federal and state law with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee’s liability in connection with the issuance and sale of the Units, and with respect to the Trust’s obligations under the Units, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See “DESCRIPTION OF TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES — The Trustee.”

Management Responsibilities of the Managing Owner.  Under the Trust Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the “tax matters partner” for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Trust Agreement. See “Termination” “Election or Removal of Managing Owner,” “Exercise of Rights by Limited Owners” and “Amendments and Meetings” under this heading. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

Termination.  Unless earlier dissolved, the term of the Trust and each Fund in the Trust shall expire on August 1, 2050. The Trust or, as the case may be, any Fund shall also be dissolved upon the occurrence of any of the following events:

(a) The filing of a certificate of dissolution or the revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication of bankruptcy or insolvency of the Managing Owner, each of the foregoing, an Event of Withdrawal, unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Trust or (ii) within ninety (90) days of an Event of Withdrawal, all the remaining Managing Owners and Limited Owners in each Fund agree in writing to continue the business of the Trust and to select, effective as of the date of such event of withdrawal, one or more successor managing owners. Within one hundred twenty (120) days of any Event of Withdrawal, if action is not taken pursuant to (i) or (ii) and the Trust and each Fund are dissolved, Limited Owners of each Fund holding Units representing at least 75% of the net asset value of the Fund (without regard for Units held by the Managing Owner or its affiliates) may elect to continue the business of the Trust and each Fund by forming a new statutory trust, or the Reconstituted Trust, on the same terms and provisions set forth in the Trust Agreement. Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such election is made, all Limited Owners will be bound thereby and continue as Limited Owners of the Reconstituted Trust;

(b) The occurrence of any event that makes the continued existence of the Trust or any Fund in the Trust unlawful, as the case may be;

(c) With respect to a Fund, the failure to sell the subscription minimum of such Fund to Limited Owners during the Initial Offering Period;

(d) The suspension, revocation or termination of the Managing Owner’s registration as a CPO under the CE Act, as amended, or membership as a CPO with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated;

(e) The Trust or, as the case may be, any Fund becomes insolvent or bankrupt;

(f) The Limited Owners holding Units representing at least 80% of the net asset value of a Fund (which excludes the Units of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than 90 Business Days prior to the effective date of such Fund’s termination;

A Fund may also dissolve, in the sole discretion of the Managing Owner, upon the determination of the Managing Owner that the Fund’s aggregate net asset value in relation to the operating expenses of the Fund makes it unreasonable or imprudent to continue the business of the Fund. The Managing Owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any Fund in the Trust.

Upon dissolution of the Trust or all the Funds, the Trust’s affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Limited Owners. To the extent the Trust or any Fund has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all the Funds are terminated, the Trust will terminate.

The Trust Agreement provides that the death, legal disability, bankruptcy or withdrawal of a Limited Owner will not terminate or dissolve the Trust or any Fund in which the Limited Owner is invested (unless such Limited Owner is the sole Limited Owner of the Trust) and that the legal representatives of such Limited Owner will have no right to withdraw or value his, her or its Units except by redemption of Units pursuant to the Trust Agreement.

Net Asset Value.  The NAV of each Fund is equal to total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value. Each Fund and each Class within the Fund will have its respective net asset value determined in accordance with the foregoing and based upon the assets and liabilities attributable to the Fund and Class. The Managing Owner, will calculate the net asset value each Business Day.

Nominal Net Asset Value.  The NNAV of a Fund is equal to the net asset value of a Fund, plus in the case of the Accelerated Core Fund, any notional funding or value utilized by the Fund.

Reports and Accounting.  The Trust maintains its books on the accrual basis. The financial statements of each Fund in the Trust will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by independent certified public accountants designated by the Managing Owner, in its sole discretion. The Managing Owner shall submit any information, including but not limited to reports and statements required to be distributed to Limited Owners, required to be filed with any official or agency of a state in which Units of the Trust are registered to such official or agency. Each Limited Owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require. Following the inception of trading, current monthly and annual reports accompany this Prospectus to all new Limited Owners after trading in a Fund commences. The CFTC requires that an annual report be provided not later than 120 days after the end of each fiscal year of the Trust or the permanent cessation of trading as defined in the CE Act, whichever is earlier and set forth, among other matters:

(a) the NAV of the Fund and the NAV per Unit per Fund or the total value of your interest in the Trust, in either case, as of the end of the fiscal year in question and the preceding fiscal year;

(b) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

(c) Statements of Income (Loss) and Changes in Limited Owners’ Capital during the fiscal year and, to the extent applicable, the previous two fiscal years; and

(d) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within 30 days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in NAV.

The Statement of Income (Loss) must set forth, among other matters:

(a) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

(b) the change in unrealized net gain or loss on commodity interest positions during the month;

(c) the total amount of net gain or loss from all other transactions in which a Fund is engaged; and

(d) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

The Statement of Changes in NAV must itemize the following:

(a) the NAV of each Fund as of the beginning and end of the month;

(b) the total amount representing redemptions of Units during the month;

(c) the total net income or loss of each Fund during the month; and

(d) the NAV per Unit or the total value of your interest in the Trust as of the end of the month.

The monthly report also is required to describe any other material business dealings between the Trust, the Managing Owner, the Custodian, the Selling Agents or any affiliate of any of the foregoing.

Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

NAV is calculated on each Business Day as required. Upon request, the Managing Owner will make available to any Limited Owner the net asset value per Unit for each Fund. Each Limited Owner will be notified of any decline in the NAV per Unit of a Fund to less than fifty percent (50%) of the NAV per Unit as of the last Valuation Point. Included in such notification will be a description of the Limited Owners’ voting and redemption rights. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units,” above.

In addition, the Managing Owner will furnish you with tax information in a form which may be utilized in the preparation of your U.S. Federal income tax returns which is anticipated to be distributed no later than March 15.

The books and records maintained by the Trust and each Fund will be kept for eight fiscal years at its principal office. The Limited Owners have the right to obtain information about all matters affecting the Trust, provided that such information is for a purpose reasonably related to the Limited Owner’s interest in the Trust, and to have access at all times during normal business hours to the Trust’s books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The Managing Owner will maintain (at the Managing Owner’s principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, all Limited Owners; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s U.S. Federal, state and local income tax returns and reports, if any; and copies of any effective written Trust Agreements, subscription agreements and any financial statements of the Trust for the six most recent fiscal years. Such information will be made available at reasonable times for inspection and copying (upon payment of reasonable reproduction costs) by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust during ordinary business hours. The Managing Owner will furnish a copy of the list of Limited Owners to you or your representative within ten days of a request therefor for any purpose reasonably related to your interest as a Limited Owner in the Trust (including, without limitation, matters relating to your voting rights under the Trust Agreement or the exercise of your rights under Federal proxy laws) upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that if you are requesting such list, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the Managing Owner at least 10 Business Days’ prior written notice for such inspection or copying by you or your authorized attorney or agent. Each Limited Owner will be notified of any material change in the advisory agreements or in the compensation of any party within seven Business Days thereof and will be provided with a description of any material effect on the Units such changes may have.

Summary of Critical Accounting Policies.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires the Managing Owner to adopt accounting policies and make estimates and assumptions that affect amounts reported in the Trust’s financial statements. The Managing Owner believes that once the Trust commences operations, the Trust’s critical accounting policies and related estimates and judgments underlying the financial statements will be as identified below.

Investment Transactions and Valuation — the Trust will record investment transactions on trade date and all investments will be recorded at fair value in its financial statements, with changes in fair value reported as a component of Trading Profits (Losses) in the Statements of Income (Loss). Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price.

In applying these policies, the Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain.

Distributions.  The Managing Owner does not anticipate making distributions to the Limited Owners as all earnings of a Fund are normally reinvested in the Fund. Distributions may be in cash or in kind in the sole discretion of the Managing Owner and has sole discretion in determining the amount and frequency of distributions. However, you have the right to redeem a portion or all of your Units in accordance with the redemption procedures contained in the Trust Agreement. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units,” above. In the event any type of distribution is declared, each Limited Owner will receive an amount of such distribution in proportion to the interest in the Fund held by such Limited Owner, as of the record date of distribution. Any distribution shall become a liability of the Fund for purposes of calculating net asset value as of the date of its declaration until it is paid. See “FEDERAL INCOME TAX CONSEQUENCES — CASH DISTRIBUTIONS, REDEMPTIONS AND EXCHANGES OF UNITS” for the income tax effect of such distributions.

Sharing of Profits and Losses.  Each Limited Owner in a Fund has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units in the Fund. For the purposes of a Limited Owner’s book capital account, at the end of each Business Day, the amount of any increase or decrease in the net asset value per Unit from the preceding Business Day is credited to or charged against the book capital account of each Limited Owner for that Fund.

For purposes of a Limited Owner’s tax capital account, all items of income, gain, loss and deduction of each Fund will be allocated among holders of the Units in such Fund at the end of each fiscal year of the Trust. The allocation will be made as follows: First, all items that arise other than from a disposition of Fund assets will be allocated among the Limited Owners based on their respective book capital accounts as of the days on which such items arose. Second, each Fund’s aggregate recognized gain, if any, shall be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units. Third, each Fund’s remaining aggregate recognized gain, if any, shall be allocated among the Limited Owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all Limited Owners in proportion to their respective book capital account balances. Each Fund’s aggregate recognized loss, if any, shall then be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Fund’s aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all Limited Owners who were Limited Owners in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a Unit (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Unit would cause the book capital account balance of such Unit to be reduced below zero.

Liabilities.

Liability of the Funds

The Trust is formed in a manner and with the intention that each Fund will be liable only for obligations attributable to such Fund and Limited Owners will not be subject to the losses or liabilities of any Fund in which they have not invested. In the event that any creditor or Limited Owner of Units in any particular Fund asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Limited Owner would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, claims and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against any other Fund or the Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in a Fund. This limitation on liability is referred to as the “Inter-Fund Limitation on Liability.” The Inter-Fund Limitation on Liability is expressly provided for under Section 3804(a) of the Delaware Statutory Trust Act (Trust Act), which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Fund will be enforceable only against the assets of such Fund and not against the trust generally.

In furtherance of the Inter-Fund Limitation on Liability, every party, including the Limited Owners, the Trustee and all parties providing goods or services to the Trust, any Fund or the Managing Owner on behalf of the Trust or any Fund, will consent in writing, to: (i) the Inter-Fund Limitation on Liability with respect to such party’s claims or Units; (ii) voluntarily reduce the priority of its claims against any Units in the Trust or any Fund or their respective assets, such that its claims and Units are junior in right of repayment to all other parties’ claims against and Units in the Trust or any Fund or their respective assets, except that (a) Units in the particular Fund that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) claims against the Trust where recourse for the payment of such claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Limited Owners that dealt with such Fund and (iii) a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency claim (i.e. , the difference, if any, between the amount of the claim and the value of the collateral) treated as an unsecured claim against the Trust generally or any other Fund.

Limited Owner Liability

Your capital contribution is subject to the risks of each Fund’s trading and business. The Trust Act provides that, except to the extent otherwise provided in the Trust Agreement, you shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. No similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that you or the Trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability. To guard against this risk, the Trust Agreement (i) provides for indemnification to the extent of the Fund’s assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust; and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable Fund provided that the omission of such disclaimer is not intended to create personal liability for any Limited Owner. Thus, subject to the exceptions set forth in the Trust Agreement and described below, your risk of incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable Fund itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust’s assets as if it were the general partner of a limited partnership.

In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust’s profits, the Trust Agreement provides that you may incur liability: (i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Limited Owner’s allocable share of Trust income, in which case such Limited Owner shall be liable for the repayment of such amounts; (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of your obligations or liabilities unrelated to the Trust’s business; (iii) to indemnify the Trust and each Limited Owner against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your Unit in violation of the Trust Agreement; and (iv) if the Subscription Agreement you delivered in connection with your purchase of Units contains misstatements.

Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against you with respect to amounts distributed to you or amounts received by you upon redemption of Units unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Trust Agreement, each Unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust’s assets will be the obligation of the Managing Owner.

Election or Removal of Managing Owner.  The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding Units representing at least eighty percent (80%) of the net asset value of each Fund (not including Units held by the Managing Owner). The Trust Agreement provides that the Managing Owner may voluntarily withdraw as managing owner of each Fund provided that it gives the Limited Owners one hundred twenty (120) days prior written notice and its withdrawal as Managing Owner is approved by Limited Owners holding Units representing at least eighty percent (80%) of the net asset value of each Fund (not including Units held by the Managing Owner). The Trust Agreement provides that if the Managing Owner elects to withdraw as Managing Owner of each Fund and it is the sole Managing Owner, Limited Owners holding Units representing at least a majority (over fifty percent (50%)) of the net asset value of each Fund (not including Units held by the Managing Owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the Managing Owner withdraws as managing owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Trust Agreement further provides that in the event of the withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its Units in each Fund of the Trust at their net asset value as of the next permissible redemption date. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units,” above.

Alternatively, the Trust Agreement provides that if the Trust is dissolved as a result of an Event of Withdrawal of a Managing Owner, then within 120 days of such event of withdrawal, Limited Owners holding Units representing a majority (over 50%) of the net asset value of each Fund (not including Units held by the managing Owner) may elect to form a new statutory trust on the same terms as set forth in the Trust Agreement and continue the business of the Trust and elect a new managing owner.

In the event that the Managing Owner withdraws or is removed the License Agreement will terminate. See “SUMMARY OF AGREEMENTS — License Agreement.”

Exercise of Rights by Limited Owners.  Limited Owners holding Units representing in excess of 50% of the net asset value of each Fund (excluding Units held by the Managing Owner and its affiliates) may vote to adopt amendments to the Trust Agreement proposed by the Managing Owner or by Limited Owners holding Units representing in excess of 80% of the net asset value of each Fund. See “Amendments and Meetings” below. Limited Owners holding Units representing at least 75% of the net asset value of each Fund (excluding Units held by the Managing Owner and its Affiliates) may vote to terminate and dissolve the Fund upon 90 days’ prior notice to the Managing Owner. Additionally, Limited Owners holding Units representing at least 80% of the net asset value of each Fund (excluding Units held by the Managing Owner and its Affiliates) may vote to terminate and dissolve the Fund upon 90 days’ prior notice to the Managing Owner: (i) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (ii) elect one or more additional Managing Owners, (iii) approve the voluntary withdrawal of the Managing Owner and elect a successor managing owner in the event the Managing Owner is the sole managing owner of the Trust, (iv) approve the termination of any agreement between the Trust and the Managing Owner or its affiliates for any reason, without penalty, and (v) approve a material change in the trading policies of the Trust or a Fund, and, in the case of (ii) and (iv) on 60 days’ prior written notice.

Indemnification.  The Trust Agreement provides that with respect to any action in which the Managing Owner or any of its affiliates is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each Fund of the Trust, provided that (1) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of the Trust Agreement on the part of the Managing Owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each Fund of the Trust. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. The Trust Agreement further provides that any such indemnification of the Managing Owner or any of its affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Trust Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by each Fund (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner or an affiliate on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Owner undertakes to repay the advanced funds to each Fund (on a pro rata basis, as the case may be) with the appropriate legal rate of interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the Managing Owner or its affiliates is permitted for liabilities or expenses arising under Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to the Managing Owner or its affiliates, the Managing Owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

In any claim for indemnification in actions involving alleged Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Trust Agreement also provides that with respect to any action taken by the Managing Owner as “tax matters partner,” including consenting to an audit, the Trust shall indemnify and hold harmless the Managing Owner.

Meetings.  The Funds are not required to hold annual meetings. The Managing Owner may call a meeting of Limited Owners and shall, upon written request of Limited Owners holding not less than 50% of the outstanding Units of each Fund, call a meeting of Limited Owners.

Amendments.  Notwithstanding the foregoing, the Managing Owner is entitled, without the consent of, or notice to, Limited Owners, to make certain amendments to the Trust Agreement to: (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement which will not be inconsistent with the provisions of the Trust Agreement, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to the restrictions contained within the Trust Agreement.

Any such amendment will be disclosed in the next regularly scheduled report to the Limited Owners.

Notwithstanding the above, no amendment or change may be made to the Trust Agreement, any material contract relating to the Funds or any matter relating to the management or administration of the Funds which, in the opinion of the counsel to the Funds, may jeopardize or adversely affect in any manner whatsoever, the limited liability of the Limited Owners of the Fund and no Limited Owner of the Funds shall be permitted to effect, consent to or approve, in any manner whatsoever, such amendment or change, whether or not such amendment or change is required by law or the policies of applicable securities regulatory authorities in effect from time to time.

The Funds, subject to obtaining all necessary regulatory approvals and to applicable law, does not intend to hold annual meetings of Limited Owners.

Fiscal Year.  The Trust’s fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on August 16, 2006, the date the Trust Certificate was filed, and (ii) the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.

FEDERAL INCOME TAX CONSEQUENCES

The following constitutes the opinion of Buchanan Ingersoll & Rooney PC and summarizes the material Federal income tax consequences of the purchase, ownership and disposition of Units in the Trust.

This discussion is based on the Internal Revenue Code of 1986, as amended (the Code), the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below. The discussion is not intended as a complete analysis of all potential Federal income tax considerations relating to your purchase, ownership and disposition of Units, and does not address all aspects of taxation that may be relevant to you in light of your individual circumstances (including the effect of any foreign, state or local tax laws). Unless otherwise expressly indicated, this discussion is addressed and applies only to Limited Owners who are individuals who are citizens or residents of the U.S. and is not addressed to corporate Limited Owners or to certain other types of Limited Owners subject to special treatment under Federal income tax laws (such as persons that are not citizens or residents of the U.S., tax-exempt entities, partnerships or other pass-through entities, or dealers in commodities).

We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

U.S. Treasury Circular 230 Notice

The tax discussion contained in this Prospectus was not intended or written to be used, and cannot be used, for the purpose of avoiding Federal tax penalties. This discussion was written to support the promotion or marketing of the transactions or matters addressed in this Prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

The Trust’s Tax Status

Under current law and assuming full compliance with the terms of the Trust Declaration, in the opinion of Buchanan Ingersoll & Rooney PC, counsel to the Trust and the Managing Owner, the Trust will not be treated as a separate entity for Federal income tax purposes. Instead, each Fund of the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least ninety percent (90%) of the gross income of each Fund will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, such Fund will not be a publicly traded partnership treated as a corporation, and therefore will not be liable for federal income tax on its income. In addition, in the opinion of Buchanan Ingersoll & Rooney PC, the discussion set forth in this Prospectus under the heading “FEDERAL INCOME TAX CONSEQUENCES” fairly and accurately summarizes the material Federal income tax consequences as of the date of this Prospectus to potential Limited Owners of the purchase, ownership and disposition of Units in the Trust.

You should be aware, however, that the opinion of Buchanan Ingersoll & Rooney PC is subject to the qualifications and assumptions set forth in the opinion and in this Prospectus, is based on facts described in this Prospectus, relies on certain certifications of the Managing Owner and is based upon current legislative, judicial and administrative interpretations of existing Federal income tax law. In addition, the opinion represents counsel’s legal judgment and is not binding on the IRS or the courts. There is no assurance that the IRS will not assert that any Fund or the Trust itself should be treated as an association taxable as a corporation or as a “publicly traded partnership” taxable as a corporation.

The following discussion assumes that each Fund will be treated as a partnership for federal income tax purposes. However, the law as to whether, for federal income tax purposes, each series (such as each Fund) in a series trust, such as the Trust, is a separate entity or the trust as a whole is a single entity is not clear. In the view of Buchanan Ingersoll & Rooney PC, if the Trust is treated as a separate entity for Federal income tax purposes, it would be treated as a partnership, and not a corporation, for those purposes. If the Trust is treated as a single partnership and each Fund as merely a division of that partnership with no separate federal income tax status, the Trust would not be liable for Federal income tax on its income but it is possible that Limited Owners may face somewhat different, and possibly less favorable, income tax consequences from those described below. For example, if each Fund is not treated as a separate partnership, it is possible that you would not be entitled to deduct any loss with respect to your investment in any such Fund upon a complete redemption of your interest in that Fund if you retained any Units in any of the other Funds.

Taxation of the Trust’s Profits and Losses

You must pay tax on your distributable share of each Fund’s income and gains for each year even if the Fund does not make any cash distributions to you.

The Trust generally will allocate the income, gains and losses of each Fund on a daily basis among Limited Owners who hold Units in a Fund as described above. If you redeem any Units in a Fund or exchange Units in one Fund for Units in another Fund, however, you will be allocated a disproportionate amount of the Fund’s gains and losses if necessary to increase or decrease, as the case may be, your adjusted tax basis in the redeemed or exchanged Units to the value of those Units. This will have the effect of causing you to recognize immediately before any such redemption or exchange a tax gain or tax loss equal to the appreciation or depreciation in the redeemed or exchanged Units. Therefore, it is unlikely that you will realize any gain or loss on the actual redemption or exchange of your Units. Your adjusted tax basis in your Units generally equals the amount that you paid for the Units increased by income or gains allocated to you with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the Units.

Character of the Trust’s Income, Gains and Losses

Interest.  Interest earned by each Fund, as well as interest earned on subscription funds on deposit with the Custodian during the Initial Offering Period, will be ordinary income.

Bonds and Other Securities.  Gains and losses from dispositions and short sales of bonds and other securities by each Fund generally will be capital gains and losses. Such capital gains or losses will be long term if a Fund has a holding period in the bonds or other securities of more than one year and short term if the Fund has a holding period in such bonds or securities of one year or less. Based on the Managing Owner’s stated policy that the bonds and other fixed income securities that each Fund will invest in will be short-term securities, it is likely that most gains and losses from disposition of bonds and fixed income securities will be short-term capital gains and losses.

Options and Futures Contracts.  Certain options and futures contracts, known as “Section 1256 contracts,” are subject to special tax rules. Section 1256 contracts include certain futures contracts, options, and foreign currency contracts. Section 1256 contracts that remain open on the last business day of a tax year are marked to market and gain or loss is recognized for tax purposes as if the contracts had been sold on that day at fair market value. Capital gain or loss attributable to Section 1256 contracts is generally treated as forty percent (40%) short-term capital gain or loss and sixty percent (60%) long-term capital gain or loss, regardless of how long they were held. However, gain or loss with respect to dealer securities futures contracts, which are securities futures contracts entered into by dealers and traded on a qualified board or exchange, allocable to limited partners is treated entirely as short-term capital gain or loss, even though such contracts are Section 1256 contracts. The IRS has ruled that specific categories of market makers that satisfy quotation-related criteria will be treated as dealers in securities futures contracts for purposes of this exception to the general rule of Section 1256. To the extent that any Fund is treated as a dealer and recognizes gain or loss with respect to dealer securities futures contracts, such gain or loss would be treated as short-term capital gain or loss to the Limited Owners of Units in the Fund. In the view of the Managing Owner’s intention that, whenever practicable, each Fund will invest in exchange traded commodities futures and forward contracts, it is likely that most of the Funds’ investments will be Section 1256 contracts.

Gain or loss is not recognized with respect to a futures contract that is not a Section 1256 contract until the option is exercised, the sale is made pursuant to the futures contract, or the option or futures contract is sold, exchanged, lapses, or is terminated. Gain or loss attributable to non-Section 1256 contracts will generally be short-term capital gain or loss because each Fund generally will hold such contracts for less than one year.

Taxation of Foreign Currency Transactions

Certain trading activities of the Funds may be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instruments if the amount paid or received is denominated in a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies, including the Canadian dollar. In general foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts that are Section 1256 Contracts is characterized as capital gain or loss. See “Options and Futures Contracts” above. Various tax elections relating to the characterization of gains or losses attributable to such transactions may be available to any Fund that enters into a Section 988 transaction.

Income Tax Rates

Short-term capital gains and ordinary income of the Trust that are allocated to you (such as interest, net gain on capital assets held one year or less, and forty percent (40%) of the gain on Section 1256 contracts) will be taxed at a maximum federal income tax rate of thirty-five percent (35%). Long-term capital gains of the Trust that are allocated to you (such as net gain on capital assets held more than one year and sixty percent (60%) of the gain on Section 1256 contracts) generally will be taxed at a maximum federal income tax rate of fifteen percent (15%) for sales that occur before January 1, 2011 and, under the tax rates that are currently scheduled to apply, twenty percent (20%) for sales occurring thereafter.

Deductibility of Losses

Your ability to deduct losses allocated to you by a Fund is limited by several rules. You may deduct Fund losses only to the extent of your adjusted tax basis in your Units. A Limited Owner that is an individual, estate, trust or closely-held corporation may deduct losses only to the extent of your “at-risk” amount, which is calculated in a manner that is similar to the calculation of his or its adjusted tax basis, except that the “at risk” amount does not include any amount borrowed on a nonrecourse basis by a Fund or from someone with an interest in such Fund.

You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus three thousand dollars ($3,000) (one thousand five hundred dollars ($1,500) if you are married and you and your spouse file separate returns). You may thus not be able to deduct all of the losses that a Fund allocates to you in the year in which those losses are allocated. You may also be required in any year to pay taxes on your share of a Fund’s interest income even though the Fund allocated losses to you in excess of that interest income.

You generally may not carry back capital losses to offset gains in prior years. You may, however, generally elect to carry back losses realized from trading in Section 1256 contracts, including your distributive share of a Fund’s losses from trading in Section 1256 contracts, to each of the three (3) preceding years as an offset against Section 1256 contract gains in those years.

Capital losses that you cannot deduct in any year are carried over indefinitely to future years.

Passive-Activity Loss Rules and Their Effect on the Treatment of Income and Loss

The Trust’s trading activities will not be a “passive activity” for purposes of the passive activity rules of section 469 of the Code. Therefore, your ability to deduct your distributive share of a Fund’s losses attributable to its trading activities will not be limited by the passive activity rules (but such losses may be subject to other deductibility limitations described in this summary, such as the limitation on deductibility of capital losses discussed above). Similarly, your share of a Fund’s gains from trading activities will not constitute passive income and may not be offset by your losses from passive activities.

Organizational and Syndication Expenses

The Managing Owner will pay, without reimbursement, all costs related to the organization of the Trust and the offering of Units, except for the initial service fee, if any. Therefore, no deductions for organizational expenses will pass through to you. The IRS may take the position that certain expenses that a Fund allocates to you as deductible expenses are non-deductible syndication expenses. Syndication expenses (i.e., expenses related to the issuance or marketing of Units) are not deductible and may not be amortized, even though such expenses will reduce net asset value if paid by a Fund.

Cash Distributions, Redemptions and Exchanges of Units

You will not be taxed on any cash distributions or partial redemption payments from a Fund until the aggregate amount you receive exceeds your adjusted tax basis in all of your Units in such a Fund. In light of the Managing Owner’s stated intent to reinvest all earnings of a Fund and the disproportionate allocation of a Fund’s gain or loss to Units that are redeemed or exchanged during the year so as to equalize the adjusted tax basis and value of such Units immediately before such redemption or exchange, it is likely that the amount of cash distributed on a redemption or deemed to be distributed on an exchange is likely to equal your adjusted tax basis and, therefore, such distribution will not result in any gain or loss. In the unlikely event that you receive distributions or redemption payments in excess of your adjusted tax basis, you will recognize gain equal to the excess. So long as you are not a dealer with respect to such Units and have held them more than one year, such gain should be long term capital gain.

Tax rules do not permit recognition of a loss upon a partial redemption of your Units in a Fund. If you receive a cash payment in complete redemption of all of your Units in a Fund, you will recognize gain or loss for Federal income tax purposes equal to the difference, if any, between the amount of cash you receive and your adjusted tax basis in your Units. However, the law is not clear as to whether each Fund should be treated as a separate partnership for income tax purposes or whether the Trust is a single partnership. It is therefore possible that, if all of your Units in a given Fund were redeemed but you held Units in another Fund after such redemption, the IRS could treat such redemption as a partial redemption and disallow any loss on such redemption. Any gain or loss that is recognized on a redemption of your Units will be characterized as long-term or short-term capital gain or loss depending on whether you held the Units for more than one (1) year.

Exchanges of Units in one Fund for Units in another Fund will be treated as redemptions of the Units surrendered followed by the purchase of Units in the new Fund for Federal income tax purposes, with the fair market value of the Units received in the exchange treated as the amount of the redemption payment. Therefore, in the unlikely event that the fair market value of the Units received in such an exchange exceed the adjusted basis of the Units surrendered in the exchange, you will recognize taxable gain for federal income tax purposes to the extent of the difference. So long as you are not a dealer with respect to the Units surrendered and have held them more than one year, such gain should be long term capital gain.

Limitation on Deductibility of Investment Advisory Expenses

You are subject to certain limitations on your ability to deduct investment advisory expenses because those expenses are characterized for Federal tax purposes as miscellaneous itemized deductions. The Trust intends to treat management and advisory fees and certain other Trust expenses as fully deductible business expenses for Federal income tax purposes. The IRS may, however, characterize such expenses as investment advisory expenses or, alternatively, assert that such expenses should be capitalized.

Limitation on Deductibility of Investment Interest

You may deduct investment interest expense (including your share of a Fund’s investment interest) only to the extent of your net investment income. Investment interest expense includes interest on indebtedness allocable to property held for investment, which would generally include your distributive share of the interest expenses incurred by a Fund and any interest expense on any borrowing that you incurred to purchase or carry your Units. Net investment income includes gross income from property held for investment, dividends and interest (reduced by deductible expenses other than interest expense directly connected with the production of income), but does not include net long-term capital gain unless you elect to treat that gain as ordinary income rather than capital gain. Investment interest expense that cannot be deducted because of this limitation may be carried over to the following taxable year.

Limitation on Miscellaneous Itemized Deductions

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a Limited Owner that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such person. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are not deductible in determining the alternative minimum tax liability of Limited Owner. Each Fund will report such expenses on a pro rata basis to the Limited Owners, and each Limited Owner must determine separately to what extent such expenses are deductible on the Limited Owner’s tax return. A Limited Owner’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such person with respect to the Trust that exceeds the amount of cash actually distributed to such person for the year. It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions.

Fund Audit Procedures

Any IRS audit of Fund-related items will occur at the Fund level rather than at the Limited Owner level. The Managing Owner acts as “tax matters partner” with the authority to determine each Fund’s responses to an audit, including the authority to extend the statute of limitations relating to your federal income tax liability with respect to Fund items. As the “tax matters partner,” the Managing Owner has the right to settle or contest any issues arising in such an audit. The decision in any proceeding initiated by the Managing Owner will be binding on you. If an audit results in an adjustment, you may be required to pay additional taxes, interest and penalties.

Tax Shelter Regulations

Regulations applicable to tax shelters may require the Trust to maintain a list of the names and taxpayer identification numbers of Limited Owners who are U.S. persons, which may be subject to disclosure to the IRS upon its request. In addition, the regulations may require each such Limited Owner to make certain annual disclosures to the IRS with respect to its investment in a Fund. Published guidance on these regulations indicates that the tax shelter disclosure requirements should not apply with respect to a loss transaction where the loss arises from certain “mark-to-market” provisions of the Code. The Managing Owner expects that some or all of the investments made by each Fund will satisfy this exception, but there can be no assurance that the tax shelter regulations are not otherwise applicable to you. Significant penalties may be imposed for failure to make the required disclosures of investment in tax shelters to the IRS.

Tax-Exempt Limited Owners

Tax-exempt organizations are generally not to federal income tax, other than on their “unrelated business taxable income” (UBIT). UBIT includes income from (i) business activities that are not related to the organization’s tax-exempt purpose that such an organization conducts directly or through a partnership in which it is a member and (ii) property with respect to which there is “acquisition indebtedness” at any time during the taxable year and gains from the disposition of property with respect to which there is acquisition indebtedness at any time during the 12-month period ending with the disposition. Acquisition indebtedness includes debt incurred by a partnership to acquire income-producing property.

Based on the expected income and activities of the Core Fund, the Agriculture Fund, the Metals Fund and the Energy Fund, a tax-exempt U.S. Limited Owner generally should not be required to pay tax on its share of income or gains of such Funds so long as it is not treated as using borrowed funds in connection with its purchase of Units in those Funds.

It is likely, but somewhat less certain, that a tax-exempt U.S. Limited Owner should not be required to pay tax on its share of income or gains of the Accelerated Core Fund. Tax-exempt Limited Owners are subject to tax on their “unrelated business taxable income” (UBTI), which includes income from property with respect to which there is “acquisition indebtedness” at any time during the taxable year and gains from the disposition of property with respect to which there is acquisition indebtedness at any time during the 12-month period ending with the disposition. Acquisition indebtedness includes debt incurred by a partnership to acquire income-producing property. Although it is anticipated that approximately 50% of the value of the Accelerated Core Fund’s Commodities Portfolio will be leveraged, it is likely that such leverage would not be considered acquisition indebtedness. The IRS has stated in private rulings (which are binding only as to the specifically identified taxpayers to whom they are addressed) that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute “debt-financed property.” However, there is no IRS published authority for this view that can be relied upon by taxpayers in general and private rulings have no value as precedent. Since the Accelerated Core Fund will not seek a ruling from the IRS on this issue, there is a risk that a portion of the Fund’s income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income. If a Fund were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. We have been advised that the Accelerated Core Fund does not intend to engage in such leveraged purchases of physical commodities.

To the extent that the Accelerated Core Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of its disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Accelerated Core Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI.

Foreign Limited Owners

Assuming that the activities of each Fund are as described in this Prospectus, non-resident alien individual who is not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely as a result of the purchase of Units in a Fund. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations promulgated thereunder, a partnership which trades commodities or derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that (i) the U.S. business activities of the partnership consist solely of trading in commodities or derivatives, (ii) the partnership is not a dealer in commodities and does not regularly offer to enter into, assume, offset, assign or otherwise terminate positions in derivatives with customers and (iii) the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the commodity transactions are of a kind customarily consummated on an organized commodity exchange. Based on a review of the contracts that the Funds expect to trade, those contracts should satisfy the safe harbor. If the contracts traded by any Fund in the future were not covered by the safe harbor, there is a risk that such Fund would be treated as engaged in a trade or business within the United States. In the event that a Fund were found to be engaged in a United States trade or business, a foreign Limited Owner would be required to file a United States federal income tax return for such year and pay tax at full United States rates and, in the case of a foreign Limited Owner which is a foreign corporation, an additional 30% branch profits tax might be imposed. In addition, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a Limited Owner under Section 1446 of the Code.

Capital gains by a Fund and allocated to a foreign Limited Owner for a given year will, as a general rule, not be subject to Federal income or withholding tax, provided the foreign Limited Owner is present in the United States less than 183 days during the year or satisfies applicable certification requirements. Interest earned by a Fund and allocated to a foreign Limited Partner will not, as a general rule, be subject to federal income tax or withholding tax, provided that such Limited Owner satisfies certain applicable certification requirements. However, capital gains and interest earned by a Fund may be subject to tax in other jurisdictions in which the foreign Limited Owner is subject to taxation. Certain interest income that the Trust might earn may be subject to a thirty percent (30%) (or lower treaty rate) Federal withholding tax.

Foreign Limited Owners that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of a Master Fund) will be considered United States situs property. Accordingly, foreign Limited Owners may be subject to U.S. federal estate tax on all or part of the value of the Units owned at the time of their death.

Foreign Limited Owners are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Units.

LEGAL MATTERS

Buchanan Ingersoll & Rooney PC, One Chase Manhattan Plaza, 35th Floor, New York, New York 10005, has advised the Trust and the Managing Owner on the offering of the Units. The statements under the heading “FEDERAL INCOME TAX CONSEQUENCES” have been reviewed by Buchanan Ingersoll & Rooney PC. Buchanan Ingersoll & Rooney PC does not represent the limited owners or potential Limited Owners, Limited Owners should consult their own legal counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SF Partnership, LLP has been appointed by the Trust and the Managing Owner as the Trust’s independent registered public accounting firm.

ADDITIONAL INFORMATION

The Trust has filed with the SEC in Washington, D.C. a registration statement covering all Units of the Funds on Form S-1, as amended, or the Registration Statement, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the Registration Statement (e.g., the Selling Agent Agreement). A copy of the Registration Statement has also been provided to the National Futures Association, Chicago, Illinois. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. Reference is made to the Registration Statement, including the exhibits attached thereto, for further information with respect to the Trust and each Fund’s securities. You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room be calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

EXPERTS

A Form of Statement of Financial Condition of the Trust has been filed herewith and the audited Statement of Financial Condition of the Trust will be furnished by amendment.

A Form of Statement of Financial Condition of the Managing Owner will be furnished by amendment.

PREVENTION OF MONEY LAUNDERING AND
PRIVACY POLICY OF THE MANAGING OWNER

Prevention of Money Laundering.  The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), signed into law on and effective as of October 26, 2001, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities. The USA PATRIOT Act requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject pooled investment vehicles such as the index Fund to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require the Managing Owner or other service providers to the Trust or the Funds, in connection with the establishment of anti-money laundering procedures, to share information with governmental authorities with respect to Limited Owners of the Fund. Such legislation and/or regulations could require the Managing Owner to implement additional restrictions on the transfer of Units in a Fund. the Managing Owner reserves the right to request such information as necessary to verify the identity of a Limited Owner and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN, the U.S. Securities and Exchange Commission or the U.S. Commodity Futures Trading Commission. In the event of delay or failure by the applicant to produce any information required for verification purposes, an application for or transfer of Units and the subscription monies relating thereto may be refused.

Privacy Policy.  The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

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Report of Independent Registered Public Accounting Firm*

The Limited Owner
Brookshire Raw Materials (U.S.) Trust

* To be furnished by amendment.

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST
Form of Statement of Financial Condition*
             , 2006
_ _

* To be furnished by amendment.

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST
Notes to Statement of Financial Condition*
             , 2006
_ _

* To be furnished by amendment.

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*

Brookshire Raw Materials Management, LLC

* To be furnished by amendment.

BROOKSHIREtm RAW MATERIALS MANAGEMENT, LLC
Form of Statement of Financial Condition*
             , 2006
_ _

* To be furnished by amendment.

BROOKSHIREtm RAW MATERIALS MANAGEMENT, LLC
Notes to Statement of Financial Condition*
             , 2006
_ _

* To be furnished by amendment.

PART II

STATEMENT OF ADDITIONAL INFORMATION
THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2005 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Funds will be for speculative rather than for hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks Factors — The net asset value calculation of the funds may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CE Act, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CE Act and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEA ct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The CE Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Funds themselves are not registered with the CFTC in any capacity.

The CE Act requires all “futures commission merchants,” such as a commodity broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CE Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Limited Owners are afforded certain rights for reparations under the CE Act. Limited Owners may also be able to maintain a private right of action for certain violations of the CE Act. The CFTC has adopted rules implementing the reparation provisions of the CE Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CE Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CE Act, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. Each commodity broker and the Managing Owner are members of the NFA (the Funds themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out a Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not a Fund or its Limited Owners personally, will be subject to margin calls.

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST
The date of this Part II is August 17, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the offering are as follows:

Description	Amount

Securities and Exchange Commission filing fee	$53,500.00
NASD filing fee	*
Printing	*
Legal fees and expenses	*
Accounting fees	*
Blue Sky registration fees and expenses	*
Miscellaneous	*
Total

Item 14.	Indemnification of Directors and Officers.

Reference is made to Section 4.6 of Article IV at pages 30 to 31 of the Registrant’s Amended and Restated Declaration of Trust and Trust Agreement dated September   , 2006 filed as an exhibit to this Registration Statement, which provides for indemnification of the Managing Owner and Affiliates of the Managing Owner under certain circumstances.

Item 15.	Recent Sales of Unregistered Securities.

(a) Securities Sold.

The Trust is recently formed and, accordingly, has no prior sales.

The Managing Owner, as discussed on pages 50 through 53 has also recently begun to market interests in the Private Fund. The Private Fund commenced trading in September, 2006.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Form of Placement Agent Agreement among the Registrant, Brookshiretm Raw Materials Management, LLC and the Selling Agent*
4.1	Form of Declaration of Trust and Amended and Restated Trust Agreement of the Registrant
4.2	Form of Subscription Agreement*
4.3	Form of Administration Agreement
4.4	Form of Custodian Agreement
4.5	Form of License Agreement
5.1	Form of Opinion of Buchanan Ingersoll & Rooney, P.C. as to legality and inter-Series liability
8.1	Form of Opinion of Buchanan Ingersoll & Rooney, P.C. as to income tax matters

*	To be filed by amendment

(b) The following financial statements are included in the Prospectus:

1. Brookshire Raw Materials (U.S.) Trust

(i) Report of Independent Accountants.*

(ii) Form of Audited Statements of Financial Condition as of          , 2006.*

(iii) Form of Notes to Audited Statements of Financial Condition.*

2. Brookshiretm Raw Materials Management, LLC*

(i) Report of Independent Accountants.*

(ii) Form of Audited Statement of Financial Condition as of          , 2006.*

(iii) Form of Notes to Statement of Financial Condition.*

All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 12th day of December, 2006.

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC
Managing Owner

By:
/s/  John M. Marshall

John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as directors or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Director	December 12, 2006

/s/ Clyde Harrison Clyde Harrison	President and Director	December 12, 2006

/s/ Stephen Z. Adams Stephen Adams	Chief Financial Officer, Chief Accounting Officer and Director	December 12, 2006

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Directors of Brookshiretm Raw Materials Management, LLC)

EXHIBIT INDEX

1.1	Form of Placement Agent Agreement by and among the Registrant, Brookshiretm Raw Materials Management, LLC and the Selling Agent*
4.1	Form of Declaration of Trust and Amended and Restated Trust Agreement of the Registrant
4.2	Form of Subscription Agreement*
4.3	Form of Administration Agreement
4.4	Form of Custodian Agreement
4.5	Form of License Agreement
5.1	Form of Opinion of Buchanan Ingersoll & Rooney, P.C. as to legality and inter-Series liability
8.1	Form of Opinion of Buchanan Ingersoll & Rooney, P.C. as to income tax matters

*	To be filed by amendment